Filed Pursuant to Rule 424(b)(3)

Registration No. 333-149137

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated August 29, 2008)

KAR HOLDINGS, INC.

$150,000,000 Floating Rate Senior Notes Due 2014

$450,000,000 8 3/4% Senior Notes Due 2014

$425,000,000 10% Senior Subordinated Notes Due 2015

Attached hereto and incorporated by reference herein is our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission on November 13, 2008. You should read this Prospectus Supplement No. 2 in connection with the prospectus, dated August 29, 2008, including the prospectus supplement, dated October 15, 2008. This Prospectus Supplement No. 2 is qualified by reference to the prospectus, including the prospectus supplement dated October 15, 2008, except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained therein.

SEE “RISK FACTORS” BEGINNING ON PAGE 16 OF THE PROSPECTUS AND UNDER ITEM 1A IN THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2008 INCLUDED AS PART OF THIS PROSPECTUS SUPPLEMENT NO. 2 FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Goldman, Sachs & Co. may act as principal or agent in these transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

GOLDMAN, SACHS & CO.

November 13, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 333-148847

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 923-3725

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒    Smaller reporting company  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of October 31, 2008, 10,685,366 shares of the registrant’s common stock, par value $0.01 per share, were outstanding.

KAR Holdings, Inc.

The financial statements referred to below include the financial statements of KAR Holdings, Inc. as of and for the three and nine months ended September 30, 2008 and 2007. KAR Holdings, Inc. had no operations until the consummation of the merger of ADESA, Inc. (together with its subsidiaries, “ADESA”) and combination of Insurance Auto Auctions, Inc. (together with its subsidiaries, “IAAI”) on April 20, 2007, after which ADESA and IAAI became wholly owned subsidiaries of KAR Holdings, Inc. As such, the historical financial statements of ADESA and IAAI are presented for the period prior to April 20, 2007, as noted below.

PART I

FINANCIAL INFORMATION

Item 1.	Financial Statements

KAR Holdings, Inc.

Consolidated Statements of Operations

(Operations Commenced April 20, 2007)

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating revenues
ADESA Auction Services	$286.4	$241.4	$862.7	$432.3
IAAI Salvage Services	135.4	117.7	426.0	208.4
AFC	22.8	35.2	86.5	63.7

Total operating revenues	444.6	394.3	1,375.2	704.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	261.4	221.8	792.9	391.1
Selling, general and administrative	92.7	82.5	285.2	146.3
Depreciation and amortization	45.0	39.6	137.3	66.8
Goodwill and other intangibles impairment	164.4	—	164.4	—

Total operating expenses	563.5	343.9	1,379.8	604.2

Operating profit (loss)	(118.9)	50.4	(4.6)	100.2
Interest expense	52.1	59.0	161.5	104.4
Other (income) expense, net	4.1	(3.7)	4.9	(6.7)

Income (loss) before income taxes	(175.1)	(4.9)	(171.0)	2.5
Income taxes	(5.2)	3.7	(4.1)	6.5

Net loss	($169.9)	($8.6)	($166.9)	($4.0)

See accompanying Notes to Consolidated Financial Statements

KAR Holdings, Inc.

Consolidated Balance Sheets

(In millions)

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$201.2	$204.1
Restricted cash	10.6	16.9
Trade receivables, net of allowances of $9.7 and $6.3	352.8	278.3
Finance receivables, net of allowances of $7.8 and $7.5	198.7	246.9
Retained interests in finance receivables sold	60.8	71.5
Deferred income tax assets	33.0	29.3
Other current assets	46.7	54.8

Total current assets	903.8	901.8

Other assets
Goodwill	1,517.3	1,617.6
Customer relationships, net of accumulated amortization of $95.7 and $44.9	838.7	844.4
Other intangible assets, net of accumulated amortization of $32.8 and $15.7	254.9	251.4
Unamortized debt issuance costs	72.6	81.6
Other assets	56.8	60.8

Total other assets	2,740.3	2,855.8

Property and equipment, net of accumulated depreciation of $132.7 and $65.8	700.9	773.2

Total assets	$4,345.0	$4,530.8

See accompanying Notes to Consolidated Financial Statements

KAR Holdings, Inc.

Consolidated Balance Sheets

(In millions, except share and par value data)

	September 30, 2008	December 31, 2007
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$366.5	$292.8
Accrued employee benefits and compensation expenses	49.9	54.8
Accrued interest	35.7	16.4
Other accrued expenses	85.4	80.1
Current maturities of long-term debt	—	15.6

Total current liabilities	537.5	459.7

Non-current liabilities
Long-term debt	2,561.0	2,601.1
Deferred income tax liabilities	353.8	378.1
Other liabilities	59.3	78.3

Total non-current liabilities	2,974.1	3,057.5

Commitments and contingencies (Note 14)	—	—

Stockholders’ equity
Preferred stock, $0.01 par value:
Authorized shares: 5,000,000
Issued shares: none	—	—
Common stock, $0.01 par value:
Authorized shares: 20,000,000
Issued shares: 10,685,366 in 2008
10,686,316 in 2007	0.1	0.1
Additional paid-in capital	1,029.4	1,027.9
Retained deficit	(208.4)	(41.5)
Accumulated other comprehensive income	12.3	27.1

Total stockholders’ equity	833.4	1,013.6

Total liabilities and stockholders’ equity	$4,345.0	$4,530.8

See accompanying Notes to Consolidated Financial Statements

KAR Holdings, Inc.

Consolidated Statement of Stockholders’ Equity

(In millions)

(Unaudited)

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance at December 31, 2007	10.7	$0.1	$1,027.9	($41.5)	$27.1	$1,013.6

Comprehensive loss:
Net loss		—	—	(166.9)	—	(166.9)
Other comprehensive income (loss), net of tax:
Unrealized gain on interest rate swap		—	—	—	3.9	3.9
Foreign currency translation		—	—	—	(18.7)	(18.7)

Comprehensive loss		—	—	(166.9)	(14.8)	(181.7)
Stock-based compensation expense		—	1.6	—	—	1.6
Repurchase of common stock		—	(0.1)	—	—	(0.1)

Balance at September 30, 2008	10.7	$0.1	$1,029.4	($208.4)	$12.3	$833.4

See accompanying Notes to Consolidated Financial Statements

KAR Holdings, Inc.

Consolidated Statements of Cash Flows

(Operations Commenced April 20, 2007)

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating activities
Net loss	($166.9)	($4.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	137.3	66.8
Provision for credit losses	7.1	1.9
Deferred income taxes	(27.8)	—
Amortization of debt issuance costs	10.2	5.8
Stock-based compensation	(4.2)	0.7
Loss (gain) on disposal of fixed assets	5.6	(0.2)
Goodwill and other intangibles impairment	164.4	—
Other non-cash, net	6.2	0.9
Changes in operating assets and liabilities, net of acquisitions:
Finance receivables held for sale	33.9	(22.6)
Retained interests in finance receivables sold	10.7	(1.6)
Trade receivables and other assets	(43.9)	61.1
Accounts payable and accrued expenses	74.9	(19.0)

Net cash provided by operating activities	207.5	89.8

Investing activities
Net (increase) decrease in finance receivables held for investment	8.8	6.1
Acquisition of businesses, net of cash acquired	(155.8)	(23.3)
Purchases of property, equipment and computer software	(85.7)	(31.1)
Purchase of other intangibles	—	(0.1)
Proceeds from sale of property and equipment	73.4	0.1
Decrease in restricted cash	6.3	9.2

Net cash used by investing activities	(153.0)	(39.1)

Financing activities
Net increase in book overdrafts	2.5	63.5
Payments for debt issuance costs	(1.2)	(1.0)
Payments on long-term debt	(55.7)	(3.9)
Payments on capital leases	(0.3)	(0.2)
Contributed capital	—	3.0
Repurchase of common stock	(0.1)	—

Net cash (used by) provided by financing activities	(54.8)	61.4

Effect of exchange rate changes on cash	(2.6)	(0.4)

Net increase (decrease) in cash and cash equivalents	(2.9)	111.7
Cash and cash equivalents at beginning of period	204.1	232.7

Cash and cash equivalents at end of period	$201.2	$344.4

See accompanying Notes to Consolidated Financial Statements

KAR Holdings, Inc.

Notes to Consolidated Financial Statements

September 30, 2008 (Unaudited)

Note 1—Organization, Basis of Presentation and Nature of Operations

KAR Holdings, Inc. was organized in the State of Delaware on November 9, 2006. The Company is a holding company organized for the purpose of consummating a merger with ADESA, Inc. and combining Insurance Auto Auctions, Inc. with ADESA. The Company had no operations prior to the merger transactions on April 20, 2007.

Defined Terms

Unless otherwise indicated, the following terms used herein shall have the following meanings:

•

the “Equity Sponsors” refers, collectively, to Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. and Parthenon Investors II, L.P., which own through their respective affiliates substantially all of KAR Holdings equity;

•	“KAR Holdings” or the “Company” refers to KAR Holdings, Inc., a Delaware corporation that is a wholly owned subsidiary of KAR LLC. KAR Holdings is the parent company of ADESA and IAAI;

•	“KAR LLC” refers to KAR Holdings II, LLC, which is owned by affiliates of the Equity Sponsors and management of the Company;

•	“ADESA” refers to ADESA, Inc. and its subsidiaries;

•	“ADESA Auctions” refers to the subsidiaries of ADESA, Inc. that provide wholesale vehicle auctions and related vehicle redistribution services for the automotive industry;

•	“AFC” refers to ADESA Dealer Services, LLC, an Indiana limited liability corporation, and its subsidiaries including Automotive Finance Corporation; and

•	“IAAI” refers to Insurance Auto Auctions, Inc. and its subsidiaries.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements. Operating results for interim periods are not necessarily indicative of results that may be expected for the year as a whole. In the opinion of management, the consolidated financial statements reflect all adjustments necessary, consisting of normal recurring accruals, except as otherwise noted, for a fair statement of the Company’s financial results for the periods presented. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from these estimates. A listing of the Company’s critical accounting estimates is described in the “Critical Accounting Estimates” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Form 10-Q and elsewhere in the Notes to the Consolidated Financial Statements included in the Special Financial Report pursuant to Rule 15d-2 for the year ended December 31, 2007, which includes audited financial statements, and was filed with the Securities and Exchange Commission (“SEC”) on March 27, 2008.

These consolidated financial statements and condensed notes to consolidated financial statements are unaudited and should be read in conjunction with the audited consolidated financial statements and notes thereto

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

for the year ended December 31, 2007 included in the Company’s Special Financial Report pursuant to Rule 15d-2 for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 27, 2008. The 2007 year-end consolidated balance sheet data included in this Form 10-Q was derived from the audited financial statements referenced above, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Nature of operations

As of September 30, 2008, the network of 62 ADESA whole car auctions and 149 IAAI salvage vehicle auctions facilitates the sale of used and salvage vehicles through physical, online or hybrid auctions, which permit Internet buyers to participate in physical auctions. ADESA Auctions and IAAI are leading, national providers of wholesale and salvage vehicle auctions and related vehicle redistribution services for the automotive industry in North America. Redistribution services include a variety of activities designed to transfer used and salvage vehicles between sellers and buyers throughout the vehicle life cycle. ADESA Auctions and IAAI facilitate the exchange of these vehicles through an auction marketplace, which aligns sellers and buyers. As an agent for customers, the companies generally do not take title to or ownership of the vehicles sold at the auctions. Generally fees are earned from the seller and buyer on each successful auction transaction in addition to fees earned for ancillary services.

ADESA has the second largest used vehicle auction network in North America, based upon the number of used vehicles sold through auctions annually, and also provides services such as inbound and outbound logistics, reconditioning, vehicle inspection and certification, titling, administrative and salvage recovery services. ADESA is able to serve the diverse and multi-faceted needs of its customers through the wide range of services offered at its facilities.

IAAI is a leading provider of salvage vehicle auctions and related services in North America. The salvage auctions facilitate the redistribution of damaged vehicles that are designated as total losses by insurance companies, recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made and older model vehicles donated to charity or sold by dealers in salvage auctions. The salvage auction business specializes in providing services such as inbound and outbound logistics, inspections, evaluations, titling and settlement administrative services.

AFC is a leading provider of floorplan financing to independent used vehicle dealers and this financing is provided through 88 loan production offices located throughout North America. Floorplan financing supports independent used vehicle dealers in North America who purchase vehicles from ADESA auctions, IAAI auctions, independent auctions, auctions affiliated with other auction networks and non-auction purchases.

Note 2—Merger Transactions

Merger Transactions and Corporate Structure

On December 22, 2006, KAR LLC entered into a definitive merger agreement to acquire ADESA. The merger occurred on April 20, 2007 and as part of the agreement, Insurance Auto Auctions, Inc., a leading provider of automotive salvage auction and claims processing services in the United States, was contributed to KAR LLC. Both ADESA and IAAI became wholly owned subsidiaries of KAR Holdings which is owned by KAR LLC. KAR Holdings is the accounting acquirer, and the assets and liabilities of both ADESA and IAAI were recorded at fair value as of April 20, 2007. See “—Fair Value of Assets Acquired and Liabilities Assumed” below for a further discussion.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Fair Value of Assets Acquired and Liabilities Assumed

The merger was recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The estimates of the fair value of assets and liabilities are based on valuations, and management believes the valuations and estimates are a reasonable basis for the allocation of the purchase price. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed (in millions):

Current assets	$1,060.5
Property, plant and equipment	757.3
Goodwill	1,590.0
Customer relationships	864.9
Other intangible assets	259.8
Other assets	46.5

Total assets	$4,579.0

Current liabilities	$563.3
Long-term debt	685.7
Deferred income tax liabilities	418.7
Other liabilities	72.3

Total liabilities	$1,740.0

Net assets acquired	$2,839.0

Note 3—New Accounting Standards

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, establishes a fair value hierarchy based on the observability of inputs used to measure fair value and requires expanded disclosures about fair value measurements. This standard, as issued, is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13, which states that SFAS 157 will not apply to fair value measurements for purposes of lease classification or measurement under SFAS 13. FSP FAS 157-1 does not apply to assets acquired and liabilities assumed in a business combination that are required to be measured at fair value under SFAS 141 or SFAS 141(R), regardless of whether those assets and liabilities are related to leases. In February 2008, the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, which delays the effective date by one year for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. The Company’s adoption of the provisions of SFAS 157 on January 1, 2008, with respect to financial assets and liabilities measured at fair value, did not have a material impact on the fair value measurements or the consolidated financial statements for the three and nine months ended September 30, 2008. See Note 12 for additional information. In accordance with FSP FAS 157-2, the Company is currently evaluating the potential impact of applying the provisions of SFAS 157 to nonfinancial assets and nonfinancial liabilities beginning in 2009, including (but not limited to) the valuation of the Company’s reporting units for the purpose of assessing goodwill impairment, the valuation of property and equipment when assessing long-lived asset impairment and the valuation of assets acquired and liabilities assumed in business combinations. In October 2008, the FASB

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, which became effective upon issuance, including periods for which financial statements have not been issued. FSP FAS 157-3 clarifies the application of SFAS 157, which the Company adopted as of January 1, 2008, in a market that is not active. The Company’s adoption of the provisions of FSP FAS 157-3 in its determination of fair values as of September 30, 2008 did not have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which provides companies with an option to report selected financial assets and liabilities at fair value and to recognize related unrealized gains and losses in earnings. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 does not eliminate disclosure requirements of other accounting standards, including fair value measurement disclosures in SFAS 157. This standard is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company adopted SFAS 159 on January 1, 2008 and elected not to apply the fair value option to any existing financial assets or liabilities.

In December 2007, the FASB issued SFAS 141(R), Business Combinations. The statement establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed and any noncontrolling interest in an acquisition, at their fair value as of the acquisition date. This standard is effective for annual reporting periods beginning after December 15, 2008. The Company is currently evaluating the impact the adoption of SFAS 141(R) will have on any acquisitions after January 1, 2009.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51. The statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This standard is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of SFAS 160 will have on the consolidated financial statements.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. These enhanced disclosures include information about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and (c) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. This standard is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. As SFAS 161 only applies to financial statement disclosures, it will not have a material impact on the consolidated financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. The statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This standard is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect the adoption of SFAS 162 to have a material impact on the consolidated financial statements.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Note 4—Acquisitions

In January 2008, IAAI completed the purchase of assets of B&E Auto Auction in Henderson, Nevada which services the Southern Nevada region, including Las Vegas. The site expands IAAI’s national service coverage and provides additional geographic support to clients who already utilize existing IAAI facilities in the surrounding Western states. The purchase agreement included contingent payments related to the volume of certain vehicles sold subsequent to the purchase date. The purchased assets of the auction included accounts receivable, operating equipment and customer relationships related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2023. Initial annual lease payments for the facility are approximately $1.2 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In February 2008, IAAI purchased the stock of Salvage Disposal Company of Georgia, Verastar, LLC, Auto Disposal of Nashville, Inc., Auto Disposal of Chattanooga, Inc., Auto Disposal of Memphis, Inc., Auto Disposal of Paducah, Inc. and Auto Disposal of Bowling Green, Inc., 11 independently owned salvage auctions in Georgia, North Carolina, Tennessee, Alabama and Kentucky (collectively referred to as “Verastar”). These site acquisitions expand IAAI’s national service coverage and provide additional geographic support to clients who already utilize existing IAAI facilities in the surrounding Southern states. The purchase agreement included contingent payments related to the volume of certain vehicles sold subsequent to the purchase date. The assets of the auction included accounts receivable, operating equipment and customer relationships related to the auction. In addition, the Company entered into operating lease obligations related to certain facilities through 2023. Initial annual lease payments for the facilities are approximately $2.6 million per year. Financial results for these acquisitions have been included in the Company’s consolidated financial statements from the date of acquisition.

In February 2008, ADESA completed the purchase of certain assets of Pennsylvania Auto Dealer Exchange (“PADE”), PADE Financial Services (“PFS”) and Conewago Partners, LP, an independent used vehicle auction in York, Pennsylvania. This acquisition complements the Company’s geographic presence in the northeast. The auction is comprised of approximately 146 acres and includes 11 auction lanes and full-service reconditioning shops providing detail, mechanical and body shop services. The purchased assets of the auction included land, buildings, accounts receivable, operating equipment and customer relationships related to the auction. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In February 2008, IAAI completed the purchase of certain assets of Southern A&S (formerly Southern Auto Storage Pool) in Memphis, Tennessee. During the third quarter of 2008, IAAI combined the Southern A&S business with the Memphis operation it acquired in the Verastar deal. The combined auctions were relocated to a new site, which are shared with ADESA Memphis. The purchase agreement included contingent payments related to the volume of certain vehicles sold subsequent to the purchase date. The purchased assets of the auction included accounts receivable and customer relationships related to the auction. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In May 2008, IAAI completed the purchase of certain assets of Joe Horisk’s Salvage Pool in Newcastle, Delaware. The site expands IAAI’s national service coverage and provides additional geographic support to clients who already utilize existing IAAI facilities in the surrounding states. The purchased assets of the auction included accounts receivable and customer relationships related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2013. Initial annual lease payments for the facility are approximately $0.1 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

In July 2008, ADESA completed the purchase of Live Global Bid, Inc. (“LGB”), a leading provider of Internet-based auction software and services. The LGB technology allows auction houses to broadcast their auctions through simultaneous audio and visual feeds to all participating Internet users from any location. The acquisition is expected to enhance and expand ADESA’s e-business product line. ADESA has used LGB’s bidding product under the name “LiveBlock” since 2004 and has owned approximately 18 percent of LGB on a fully diluted basis since 2005. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In August 2008, ADESA completed the purchase of certain assets of ABC Minneapolis. This acquisition expands ADESA’s presence in the Midwest and complements existing auctions at ADESA Fargo and ADESA Sioux Falls. The auction is comprised of approximately 82 acres and includes 6 auction lanes and full-service reconditioning shops providing detail, mechanical and body shop services. The purchased assets of the auction included accounts receivable, operating equipment and customer relationships related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2026. Initial annual lease payments for the facility are approximately $0.7 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In August 2008, ADESA completed the purchase of certain assets of ABC Nashville. This acquisition expands ADESA’s presence in the South and complements existing auctions at ADESA Memphis and ADESA Knoxville. The auction is comprised of approximately 57 acres and includes 6 auction lanes and full-service reconditioning shops providing detail, mechanical and body shop services. The purchase agreement included contingent payments related to Adjusted EBITDA targets subsequent to the purchase date. The purchased assets of the auction included accounts receivable and operating equipment related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2026. Initial annual lease payments for the facility are approximately $1.3 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

The aggregate purchase price for the 18 businesses acquired in the first nine months of 2008 was approximately $152.9 million. A preliminary purchase price allocation has been recorded for each acquisition and the purchase price of the acquisitions was allocated to the acquired assets and liabilities based upon fair values, including $63.4 million to other intangible assets, representing the fair value of acquired customer relationships, technology and noncompete agreements which will be amortized over their expected useful lives. The preliminary purchase price allocations resulted in aggregate goodwill of $59.6 million. The goodwill was assigned to both the ADESA Auctions reporting segment and the IAAI reporting segment and is expected to be fully deductible for tax purposes. Pro forma financial results reflecting these acquisitions were not materially different from those reported.

Note 5—Stock-Based Compensation Plans

The Company’s stock-based compensation expense includes expense associated with KAR Holdings, Inc. service option awards, KAR LLC operating unit awards and Axle LLC operating unit awards. The Company has classified the service options as equity awards and the KAR LLC and Axle LLC operating units as liability awards. The main difference between a liability-classified award and an equity-classified award is that liability-classified awards are remeasured each reporting period at fair value.

The compensation cost that was charged against income for service options was $0.5 million and $1.6 million for the three and nine months ended September 30, 2008, respectively, and the total income tax benefit recognized in the Consolidated Statement of Operations for service options was approximately $0.2 million and

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

$0.6 million for the three and nine months ended September 30, 2008. The Company recognized a reduction in compensation expense for operating units of approximately $7.3 million for the three months ended September 30, 2008 to reduce expense previously recorded in 2007 and 2008. The $7.3 million discussed above was offset by $1.5 million of compensation expense for operating units recorded in the first six months of 2008, resulting in a net reduction in compensation expense for operating units of approximately $5.8 million for the nine months ended September 30, 2008. The reduction in operating unit compensation expense for the three and nine months ended September 30, 2008 resulted from marking the operating units to fair value. The Company did not capitalize any stock-based compensation cost in the nine months ended September 30, 2008.

The compensation cost that was charged against income for all stock-based compensation plans was $0.7 million for the three months ended September 30, 2007 and for the period April 20, 2007 through September 30, 2007. The total income tax benefit recognized in the Consolidated Statement of Operations for stock-based compensation agreements was approximately $0.2 million for the three months ended September 30, 2007 and for the period April 20, 2007 through September 30, 2007. The Company did not capitalize any stock-based compensation cost in the nine months ended September 30, 2007.

Note 6—Finance Receivables

AFC sells the majority of its U.S. dollar denominated finance receivables on a revolving basis and without recourse to a wholly owned, bankruptcy remote, consolidated, special purpose subsidiary (“AFC Funding Corporation”), established for the purpose of purchasing AFC’s finance receivables. A securitization agreement allows for the revolving sale by AFC Funding Corporation to a bank conduit facility of up to a maximum of $750 million in undivided interests in certain eligible finance receivables subject to committed liquidity. The agreement expires on April 20, 2012. AFC Funding Corporation had committed liquidity of $600 million at September 30, 2008. Receivables that AFC Funding sells to the bank conduit facility qualify for sales accounting for financial reporting purposes pursuant to SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and as a result are not reported on the Company’s Consolidated Balance Sheet.

At September 30, 2008, AFC managed total finance receivables of $700.3 million, of which $600.5 million had been sold without recourse to AFC Funding Corporation. At December 31, 2007, AFC managed total finance receivables of $847.9 million, of which $746.1 million had been sold without recourse to AFC Funding Corporation. Undivided interests in finance receivables were sold by AFC Funding Corporation to the bank conduit facility with recourse totaling $433.0 million and $522.0 million at September 30, 2008 and December 31, 2007, respectively. Finance receivables include $27.3 million and $29.4 million classified as held for sale and $179.2 million and $225.0 million classified as held for investment at September 30, 2008 and December 31, 2007, respectively. Finance receivables classified as held for investment include $59.2 million and $91.0 million related to receivables that were sold to the bank conduit facility that were repurchased by AFC at fair value when they became ineligible under the terms of the collateral agreement with the bank conduit facility at September 30, 2008 and December 31, 2007, respectively. The face amount of these receivables was $69.7 million and $99.3 million at September 30, 2008 and December 31, 2007, respectively.

AFC’s allowance for losses of $7.8 million and $7.5 million at September 30, 2008 and December 31, 2007, respectively, includes an estimate of losses for finance receivables held for investment. Additionally, accrued liabilities of $4.7 million and $4.3 million for the estimated losses for loans sold by the special purpose subsidiary were recorded at September 30, 2008 and December 31, 2007, respectively. These loans were sold to a bank conduit facility with recourse to the special purpose subsidiary and will come back on the balance sheet of the special purpose subsidiary at fair market value if they become ineligible under the terms of the collateral arrangement with the bank conduit facility.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

The outstanding receivables sold, the retained interests in finance receivables sold and a cash reserve of 1 or 3 percent of total sold receivables serve as security for the receivables that have been sold to the bank conduit facility. The amount of the cash reserve depends on circumstances which are set forth in the securitization agreement. After the occurrence of a termination event, as defined in the securitization agreement, the bank conduit facility may, and could, cause the stock of AFC Funding Corporation to be transferred to the bank conduit facility, though as a practical matter the bank conduit facility would look to the liquidation of the receivables under the transaction documents as their primary remedy.

Proceeds from the revolving sale of receivables to the bank conduit facility are used to fund new loans to customers. AFC and AFC Funding Corporation must maintain certain financial covenants including, among others, limits on the amount of debt AFC can incur, minimum levels of tangible net worth, and other covenants tied to the performance of the finance receivables portfolio. The securitization agreement also incorporates the financial covenants of the Company’s credit facility. At September 30, 2008, the Company was in compliance with the covenants in the securitization agreement.

The following illustration presents quantitative information about delinquencies, credit losses less recoveries (“net credit losses”) and components of securitized financial assets and other related assets managed. For purposes of this illustration, delinquent receivables are defined as receivables 31 days or more past due.

	September 30, 2008		Net Credit Losses Three Months Ended September 30, 2008	Net Credit Losses Nine Months Ended September 30, 2008
	Principal Amount of:
(in millions)	Receivables	Receivables Delinquent
Floorplan receivables	$192.6	$8.1	$0.3	$1.3
Special purpose loans	13.9	1.5	—	—

Finance receivables held	$206.5	$9.6	$0.3	$1.3

Receivables sold	433.0

Retained interests in finance receivables sold	60.8

Total receivables managed	$700.3

The net credit losses for receivables sold approximated $9.7 million and $23.9 million for the three and nine months ended September 30, 2008.

	December 31, 2007		Net Credit Losses Three Months Ended September 30, 2007	Net Credit Losses From April 20 – September 30, 2007
	Principal Amount of:
(in millions)	Receivables	Receivables Delinquent
Floorplan receivables	$234.3	$10.2	$0.1	$0.2
Special purpose loans	20.1	—	—	—

Finance receivables held	$254.4	$10.2	$0.1	$0.2

Receivables sold	522.0
Retained interests in finance receivables sold	71.5

Total receivables managed	$847.9

The net credit losses for receivables sold approximated $5.0 million and $7.8 million for the three months ended September 30, 2007 and for the period April 20, 2007 through September 30, 2007.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

The following table summarizes certain cash flows received from and paid to the special purpose subsidiaries:

(in millions)	Nine Months Ended September 30, 2008	For the Period April 20 – September 30, 2007
Proceeds from sales of finance receivables	$3,481.6	$2,291.5
Servicing fees received	$12.1	$7.5
Proceeds received on retained interests in finance receivables sold	$81.1	$53.2

The Company’s retained interests in finance receivables sold, including a nominal interest only strip, amounted to $60.8 million and $71.5 million at September 30, 2008 and December 31, 2007, respectively. Sensitivities associated with the Company’s retained interests were insignificant at all periods presented due to the short-term nature of the asset.

Note 7—Goodwill and Other Intangibles

Goodwill consisted of the following at September 30, 2008 (in millions):

	ADESA Auctions	IAAI	AFC	Total
Balance at January 1, 2008	$806.7	$452.4	$358.5	$1,617.6
Increase for 2008 acquisitions	16.1	43.5	—	59.6
Impairment	—	—	(161.5)	(161.5)
Other	0.6	0.7	0.3	1.6

Balance at September 30, 2008	$823.4	$496.6	$197.3	$1,517.3

Goodwill represents the excess cost over fair value of identifiable net assets of businesses acquired. The Company tests goodwill and tradenames for impairment at the reporting unit level annually in the second quarter, or more frequently as impairment indicators arise. In light of the overall economy and in particular the automotive finance industries which continue to face severe pressures, AFC and its customer dealer base have been negatively impacted. In addition, AFC has been negatively impacted by reduced interest rate spreads. As a result of reduced interest rate spreads and increased risk associated with lending in the automotive industry, AFC has tightened credit policies and experienced a decline in its portfolio of finance receivables. These factors contributed to lower operating profits and cash flows at AFC throughout 2008 as compared to 2007. Based on this trend, the forecasted performance has been revised. In the third quarter of 2008, a preliminary noncash goodwill impairment charge of approximately $161.5 million was recorded in the AFC reporting unit. The fair value of that reporting unit was estimated using the expected present value of future cash flows. In addition, in the third quarter of 2008, a preliminary noncash tradename charge of approximately $2.9 million was recorded in the AFC reporting unit, reducing its carrying value of $11.6 million to its fair value of $8.7 million. The fair value of the tradename was estimated using the royalty savings method, a form of the income approach. The Company expects to finalize the impairment analyses during the fourth quarter. There could be adjustments to the preliminary charges once the analyses are completed. Any adjustments, which are not expected to be significant, will be recorded during the quarter ended December 31, 2008.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Note 8—Long-Term Debt

Long-term debt consisted of the following (in millions):

	Interest Rate	Maturity	September 30, 2008	December 31, 2007
Term Loan B	LIBOR + 2.25%	October 19, 2013	$1,501.5	$1,557.2
$300 million revolving credit facility	LIBOR + 2.25%	April 19, 2013	—	—
Floating rate senior notes	LIBOR + 4.00%	May 01, 2014	150.0	150.0
Senior notes	8.75%	May 01, 2014	450.0	450.0
Senior subordinated notes	10%	May 01, 2015	425.0	425.0
Capital lease obligation	5.0%	December 01, 2013	34.5	34.5
Canadian line of credit	Prime + 0.5% or BA + 2%	August 31, 2009	—	—

Total debt			2,561.0	2,616.7
Less current portion of long-term debt			—	15.6

Long-term debt			$2,561.0	$2,601.1

Credit Facilities

As part of the merger transactions, the Company entered into new senior secured credit facilities, comprised of a $300.0 million revolving credit facility and a $1,565.0 million term loan. Letters of credit reducing the available line of credit were $19.5 million at September 30, 2008. In accordance with the terms in the Credit Agreement, the Company prepaid approximately $11.3 million of the term loan in August 2008 with proceeds received from a securitization sale of certain U.S. dollar denominated receivables and related assets. In addition, the Company prepaid approximately $36.6 million of the term loan in September 2008 with proceeds received from the sale-leaseback transaction, as described in Note 10. The prepayments were credited to prepay in direct order of maturity the unpaid amounts due on the next eight scheduled quarterly installments of the term loan, and thereafter to the remaining scheduled quarterly installments of the term loan on a pro rata basis. As such, there are no scheduled quarterly installments due on the term loan until March 31, 2011.

In addition, commencing with the fiscal year ending December 31, 2008, the Company is subject to a potential prepayment on the term loan as described in the following sentence. If there is any excess cash flow, as defined in the loan documents for the Company’s senior secured credit facility, the Company shall prepay the term loan in an amount equal to 50% of the excess cash flow on or before the 105th day following the end of the fiscal year. The senior secured credit facilities are guaranteed by KAR Holdings, LLC and each of the Company’s direct and indirect present and future material domestic subsidiaries, subject to certain exceptions (excluding among others, AFC Funding Corporation). The senior secured credit facilities are secured by a perfected first priority security interest in, and mortgages on, all present and future tangible and intangible assets of the Company and the guarantors, and the capital stock of the Company and each of its direct and indirect material domestic subsidiaries and 65% of the capital stock of certain foreign subsidiaries.

The Credit Agreement includes covenants that, among other things, limit or restrict the Company’s and its subsidiaries’ abilities to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, including the senior notes, pay dividends, create liens, make equity or debt investments, make acquisitions, modify the terms of the indenture, engage in mergers, make capital expenditures and engage

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

in certain transactions with affiliates. In addition, the senior secured credit facilities are subject to a senior secured leverage ratio test, provided there are revolving commitments outstanding. There were no revolving commitments outstanding at September 30, 2008. The Company was in compliance with the covenants in the credit facility at September 30, 2008.

Note 9—Derivatives

The Credit Agreement of KAR Holdings requires that at least 50% of the aggregate principal amount of the notes and the term loans be fixed by means of interest rate protection for an initial period of not less than 2 years. As such, the Company uses an interest rate swap agreement to manage its exposure to interest rate movements. In July 2007, the Company entered into an interest rate swap agreement with a notional amount of $800 million to manage its exposure to interest rate movements on its variable rate Term Loan B credit facility. The interest rate swap agreement matures on June 30, 2009 and effectively results in a fixed LIBOR interest rate of 5.345% on $800 million of the Term Loan B credit facility.

The Company has designated its interest rate swap agreement as a cash flow hedge. The fair value of the interest rate swap agreement is estimated using pricing models widely used in financial markets and represents the estimated amount the Company would receive or pay to terminate the agreement at the reporting date. At September 30, 2008, the fair value of the interest rate swap agreement was an $11.7 million unrealized loss recorded in “Other accrued expenses” on the Consolidated Balance Sheet. At December 31, 2007, the fair value of the interest rate swap agreement was a $17.9 million unrealized loss recorded in “Other liabilities” on the Consolidated Balance Sheet. Changes in the fair value of interest rate swap agreements designated as cash flow hedges are recorded in “Other comprehensive income”. Unrealized gains or losses on the interest rate swap agreement are included as a component of “Accumulated other comprehensive income”. At September 30, 2008, there was a net unrealized loss totaling $7.4 million, net of tax benefits of $4.3 million. At December 31, 2007, there was a net unrealized loss totaling $11.3 million, net of tax benefits of $6.6 million.

Note 10—Sale-Leaseback Agreement

On September 4, 2008, the following subsidiaries of KAR Holdings, Inc., ADESA California, LLC, ADESA San Diego, LLC, ADESA Texas, Inc., ADESA Florida, LLC, ADESA Washington, LLC and ADESA Atlanta, LLC (collectively the “ADESA Entities”), entered into a transaction with subsidiaries of First Industrial Realty Trust, Inc. (“First Industrial”) to sell and simultaneously lease back to the ADESA Entities the interest of the ADESA Entities in the land (and improvements on a portion of the San Diego site) at eight vehicle auction sites. The closing of the sale-leaseback of seven of the eight locations occurred on September 4, 2008, and the remaining site, a ground leasehold interest in Fairburn, Georgia, closed on October 3, 2008. The portfolio is comprised of four sites in California (Tracy, San Diego, Mira Loma and Sacramento), and single sites in Fairburn, Georgia, Houston, Texas, Auburn, Washington and Bradenton, Florida. The properties continue to house ADESA’s used vehicle auctions.

The aggregate sales price for the ADESA Entities’ interest in the subject properties was $81.9 million. The Company received net cash proceeds of approximately $73.1 million from the closing of the sale-leaseback of the first seven locations on September 4, 2008, resulting in a net loss of $5.3 million which has been recorded in “Selling, general and administrative” expenses on the Consolidated Statement of Operations. In addition, the Company received net cash proceeds of approximately $7.4 million from the closing of the sale-leaseback in Fairburn, Georgia on October 3, 2008. The Company utilized 50% of the net proceeds to prepay the term loan in accordance with terms of its Credit Agreement.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

The initial lease term of each lease is 20 years for each property, together with additional renewal options to extend the term of each lease by up to an additional 20 years. Additionally, each lease contains a “cross default” provision pursuant to which a default under any other lease in the portfolio or any of the Guaranties (as defined below) shall be deemed a default under such lease; provided, however, the “cross default” provision shall remain in effect with respect to each lease only for such time as the lease is a part of the subject portfolio of leases and is held by First Industrial and its affiliates or a third party and its affiliates.

The Company entered into guaranties (the “Guaranties”) to guarantee the obligations of the ADESA Entities with respect to the leases. Under the Guaranties, the Company agreed to guarantee the payment of all rent, sums and charges of every type and nature payable by the applicable tenant under its lease, and the performance of all covenants, terms, conditions, obligations and agreements to be performed by the applicable tenant under its lease.

Note 11—Comprehensive Income (Loss)

The components of comprehensive income (loss) are as follows (in millions):

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	For the Period April 20 – September 30, 2007
Net loss	($169.9)	($8.6)	($166.9)	($4.0)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	(11.0)	19.1	(18.7)	34.2
Unrealized gain (loss) on interest rate swap	4.0	(6.7)	3.9	(6.7)

Comprehensive income (loss)	($176.9)	$3.8	($181.7)	$23.5

The composition of “Accumulated other comprehensive income” at September 30, 2008 consisted of the net unrealized loss on the interest rate swap of $7.4 million, a $0.2 million unrealized gain on postretirement benefit obligation and foreign currency translation gains of $19.5 million. The composition of “Accumulated other comprehensive income” at December 31, 2007 consisted of the net unrealized loss on the interest rate swap of $11.3 million, a $0.2 million unrealized gain on postretirement benefit obligation and foreign currency translation gains of $38.2 million.

Note 12—Fair Value Measurements

As discussed in Note 3, on January 1, 2008, the Company adopted SFAS 157, Fair Value Measurements, for financial assets and liabilities. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The standard establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities, such as models or other valuation methodologies.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

•

Level 3—Unobservable inputs that are based on the Company’s assumptions, are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include instruments for which the determination of fair value requires significant management judgment or estimation.

The following table summarizes the Company’s financial assets and liabilities measured at fair value on a recurring basis in accordance with SFAS 157 as of September 30, 2008 (in millions):

Description	September 30, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Retained interest	$60.8	$—	$—	$60.8

Liabilities:
Interest rate swap	$11.7	$—	$11.7	$—

Retained Interest—representative of the retained interests in finance receivables sold. The fair value of the retained interests is based upon the Company’s estimates of future cash flows, using assumptions that market participants would use to value such investments, including estimates of anticipated credit losses over the life of the finance receivables sold. The cash flows were discounted using a market discount rate. The recorded fair value, however, requires significant management judgment or estimation and may not necessarily represent what the Company would receive in an actual sale of the receivables.

Interest Rate Swap—under the interest rate swap agreement, the Company pays a fixed LIBOR rate on a portion of the Term Loan B credit facility and receives a variable LIBOR rate. The fair value of the interest rate swap is based on quoted market prices for similar instruments from a commercial bank.

Note 13—Segment Information

SFAS 131, Disclosures about Segments of an Enterprise and Related Information, requires reporting of segment information that is consistent with the manner in which the chief operating decision maker operates and views the Company. KAR Holdings has three reportable business segments: ADESA Auctions, IAAI and AFC. These reportable segments offer different services and are managed separately based on the fundamental differences in their operations.

The holding company is maintained separately from the three reportable segments and includes expenses associated with the corporate office, such as salaries, benefits, and travel costs for the corporate management team, certain human resources, information technology and accounting costs, and incremental insurance, treasury, legal and risk management costs. Holding company interest includes the interest incurred on the corporate debt structure. Costs incurred at the holding company are not allocated to the three business segments.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Financial information regarding the KAR Holdings’ reportable segments is set forth below for the three months ended September 30, 2008 (in millions):

	ADESA Auctions	IAAI	AFC	Holding Company	Consolidated
Operating revenues	$286.4	$135.4	$22.8	$—	$444.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	162.1	90.0	9.3	—	261.4
Selling, general and administrative	63.9	18.3	3.7	6.8	92.7
Depreciation and amortization	23.0	15.4	6.2	0.4	45.0
Goodwill and other intangibles impairment	—	—	164.4	—	164.4

Total operating expenses	249.0	123.7	183.6	7.2	563.5

Operating profit (loss)	37.4	11.7	(160.8)	(7.2)	(118.9)
Interest expense	0.1	0.2	—	51.8	52.1
Other (income) expense, net	(0.8)	(0.1)	—	5.0	4.1
Intercompany	11.1	10.0	(0.5)	(20.6)	—

Income (loss) before income taxes	27.0	1.6	(160.3)	(43.4)	(175.1)
Income taxes	12.3	0.2	0.9	(18.6)	(5.2)

Net income (loss)	$14.7	$1.4	($161.2)	($24.8)	($169.9)

Assets	$2,254.0	$1,162.6	$711.4	$217.0	$4,345.0

Financial information regarding the KAR Holdings’ reportable segments is set forth below for the three months ended September 30, 2007 (in millions):

	ADESA Auctions	IAAI	AFC	Holding Company	Consolidated
Operating revenues	$241.4	$117.7	$35.2	$—	$394.3

Operating expenses
Cost of services (exclusive of depreciation and amortization)	135.2	78.7	7.9	—	221.8
Selling, general and administrative	50.3	15.0	2.9	14.3	82.5
Depreciation and amortization	18.5	13.9	7.0	0.2	39.6

Total operating expenses	204.0	107.6	17.8	14.5	343.9

Operating profit (loss)	37.4	10.1	17.4	(14.5)	50.4
Interest expense (income)	0.5	(0.1)	—	58.6	59.0
Other (income) expense, net	(1.4)	(0.1)	—	(2.2)	(3.7)
Intercompany	(3.1)	—	0.4	2.7	—

Income (loss) before income taxes	41.4	10.3	17.0	(73.6)	(4.9)
Income taxes	16.2	3.6	6.5	(22.6)	3.7

Net income (loss)	$25.2	$6.7	$10.5	($51.0)	($8.6)

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Financial information regarding the KAR Holdings’ reportable segments is set forth below for the nine months ended September 30, 2008 (in millions):

	ADESA Auctions	IAAI	AFC	Holding Company	Consolidated
Operating revenues	$862.7	$426.0	$86.5	$—	$1,375.2

Operating expenses
Cost of services (exclusive of depreciation and amortization)	492.2	273.5	27.2	—	792.9
Selling, general and administrative	181.1	52.7	12.6	38.8	285.2
Depreciation and amortization	69.1	46.6	19.2	2.4	137.3
Goodwill and other intangibles impairment	—	—	164.4	—	164.4

Total operating expenses	742.4	372.8	223.4	41.2	1,379.8

Operating profit (loss)	120.3	53.2	(136.9)	(41.2)	(4.6)
Interest expense	1.1	0.1	—	160.3	161.5
Other (income) expense, net	(2.5)	(0.5)	—	7.9	4.9
Intercompany	30.5	28.3	0.2	(59.0)	—

Income (loss) before income taxes	91.2	25.3	(137.1)	(150.4)	(171.0)
Income taxes	37.1	9.9	9.8	(60.9)	(4.1)

Net income (loss)	$54.1	$15.4	($146.9)	($89.5)	($166.9)

Financial information regarding the KAR Holdings’ reportable segments is set forth below for the period April 20, 2007 through September 30, 2007 (in millions):

	ADESA Auctions	IAAI	AFC	Holding Company	Consolidated
Operating revenues	$432.3	$208.4	$63.7	$—	$704.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	239.4	137.7	14.0	—	391.1
Selling, general and administrative	88.8	26.7	6.3	24.5	146.3
Depreciation and amortization	31.0	23.1	11.7	1.0	66.8

Total operating expenses	359.2	187.5	32.0	25.5	604.2

Operating profit (loss)	73.1	20.9	31.7	(25.5)	100.2
Interest expense (income)	0.9	(0.2)	—	103.7	104.4
Other (income) expense, net	(3.0)	(0.4)	—	(3.3)	(6.7)
Intercompany	(4.9)	0.1	0.8	4.0	—

Income (loss) before income taxes	80.1	21.4	30.9	(129.9)	2.5
Income taxes	31.0	7.9	11.9	(44.3)	6.5

Net income (loss)	$49.1	$13.5	$19.0	($85.6)	($4.0)

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Note 14—Commitments and Contingencies

The Company is involved in litigation and disputes arising in the ordinary course of business, such as actions related to injuries; property damage; handling, storage or disposal of vehicles; environmental laws and regulations; and other litigation incidental to the business such as employment matters and dealer disputes. Management considers the likelihood of loss or the incurrence of a liability, as well as the ability to reasonably estimate the amount of loss, in determining loss contingencies. The Company accrues an estimated loss contingency when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management regularly evaluates current information available to determine whether accrual amounts should be adjusted. Accruals for contingencies including litigation and environmental matters are included in “Other accrued expenses” and “Other liabilities” at undiscounted amounts and generally exclude claims for recoveries from insurance or other third parties. These accruals are adjusted periodically as assessment and remediation efforts progress, or as additional technical or legal information become available. If the amount of an actual loss is greater than the amount accrued, this could have an adverse impact on the Company’s operating results in that period. Legal fees are expensed as incurred.

The Company has accrued, as appropriate, for environmental remediation costs anticipated to be incurred at certain of its auction facilities. Liabilities for environmental matters included in “Other accrued expenses” and “Other liabilities” were $1.3 million and $1.9 million at September 30, 2008 and December 31, 2007, respectively. No amounts have been accrued as receivables for potential reimbursement or recoveries to offset this liability.

The Company stores a significant number of vehicles owned by various customers that are consigned to the Company to be auctioned. The Company is contingently liable for each consigned vehicle until the eventual sale or other disposition, subject to certain natural disaster exceptions. Individual stop loss and aggregate insurance coverage is maintained on the consigned vehicles. These consigned vehicles are not included in the Consolidated Balance Sheets.

In the normal course of business, the Company also enters into various other guarantees and indemnities in its relationships with suppliers, service providers, customers and others. These guarantees and indemnifications do not materially impact the Company’s financial condition or results of operations, but indemnifications associated with the Company’s actions generally have no dollar limitations and currently cannot be quantified.

As noted above, the Company is involved in litigation and disputes arising in the ordinary course of business, such as actions related to injuries; property damage; handling, storage or disposal of vehicles; environmental laws and regulations; and other litigation incidental to the business such as employment matters and dealer disputes. Such litigation is generally not, in the opinion of management, likely to have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Note 15—Supplemental Guarantor Information

The Company’s obligations related to its term loan, revolver, 10% senior subordinated notes, 8 3/4% senior notes and floating rate senior notes are guaranteed on a full, unconditional, joint and several basis by certain direct and indirect present and future domestic subsidiaries (the “Guarantor Subsidiaries”). AFC Funding Corporation and all foreign subsidiaries of the Company are not guarantors (the “Non-Guarantor Subsidiaries”). The following financial information sets forth, on a condensed consolidating basis, the balance sheets, statements of income and statement of cash flows as of and for the three and nine months ended September 30, 2008 for KAR Holdings, the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and the eliminations to arrive at KAR Holdings on a consolidated basis.

The condensed consolidating financial statements are provided as an alternative to filing separate financial statements of the Guarantor Subsidiaries. The condensed consolidating financial statements should be read in conjunction with the consolidated financial statements of KAR Holdings, Inc. and notes thereto.

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Statement of Operations

For the Three Months Ended September 30, 2008

(In millions)

(Unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Operating revenues	$—	$344.4	$100.2	$—	$444.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	—	220.3	41.1	—	261.4
Selling, general and administrative	(6.0)	86.1	12.6	—	92.7
Depreciation and amortization	—	39.2	5.8	—	45.0
Goodwill and other intangibles impairment	—	164.4	—	—	164.4

Total operating expenses	(6.0)	510.0	59.5	—	563.5

Operating profit (loss)	6.0	(165.6)	40.7	—	(118.9)
Interest expense	51.8	0.3	—	—	52.1
Other (income) expense, net	—	4.5	(0.4)	—	4.1
Intercompany charges	(17.7)	5.8	11.9	—	—

Income (loss) before income taxes	(28.1)	(176.2)	29.2	—	(175.1)
Income taxes	(12.1)	(5.6)	12.5	—	(5.2)

Net income (loss)	($16.0)	($170.6)	$16.7	$—	($169.9)

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Statement of Operations

For the Nine Months Ended September 30, 2008

(In millions)

(Unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Operating revenues	$—	$1,062.3	$312.9	$—	$1,375.2

Operating expenses
Cost of services (exclusive of depreciation and amortization)	—	665.3	127.6	—	792.9
Selling, general and administrative	(2.0)	249.9	37.3	—	285.2
Depreciation and amortization	—	119.5	17.8	—	137.3
Goodwill and other intangibles impairment	—	164.4	—	—	164.4

Total operating expenses	(2.0)	1,199.1	182.7	—	1,379.8

Operating profit (loss)	2.0	(136.8)	130.2	—	(4.6)
Interest expense	160.3	1.2	—	—	161.5
Other (income) expense, net	—	6.1	(1.2)	—	4.9
Intercompany charges	(51.3)	20.0	31.3	—	—

Income (loss) before income taxes	(107.0)	(164.1)	100.1	—	(171.0)
Income taxes (benefit)	(43.2)	(0.2)	39.3	—	(4.1)

Net income (loss)	($63.8)	($163.9)	$60.8	$—	($166.9)

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Balance Sheet

As of September 30, 2008

(In millions)

(Unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$—	$170.8	$30.4	$—	$201.2
Restricted cash	—	3.6	7.0	—	10.6
Trade receivables, net of allowances	—	318.3	49.9	(15.4)	352.8
Finance receivables, net of allowances	—	2.4	196.3	—	198.7
Retained interests in finance receivables sold	—	—	60.8	—	60.8
Deferred income tax assets	4.4	28.6	—	—	33.0
Other current assets	0.3	39.2	7.2	—	46.7

Total current assets	4.7	562.9	351.6	(15.4)	903.8

Other assets
Investments in and advances to affiliates, net	2,804.5	24.3	43.6	(2,872.4)	—
Goodwill	—	1,513.7	3.6	—	1,517.3
Customer relationships, net of accumulated amortization	—	716.5	122.2	—	838.7
Other intangible assets, net of accumulated amortization	—	246.4	8.5	—	254.9
Unamortized debt issuance costs	72.6	—	—	—	72.6
Other assets	—	55.6	1.2	—	56.8

Total other assets	2,877.1	2,556.5	179.1	(2,872.4)	2,740.3

Property and equipment, net of accumulated depreciation	—	557.5	143.4	—	700.9

Total assets	$2,881.8	$3,676.9	$674.1	($2,887.8)	$4,345.0

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Balance Sheet

As of September 30, 2008

(In millions)

(Unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$350.8	$31.1	($15.4)	$366.5
Accrued employee benefits and compensation expenses	—	43.8	6.1	—	49.9
Accrued interest	35.7	—	—	—	35.7
Other accrued expenses	14.9	60.3	10.2	—	85.4
Current maturities of long-term debt	—	—	—	—	—

Total current liabilities	50.6	454.9	47.4	(15.4)	537.5

Non-current liabilities
Investments by and advances from affiliates, net	—	100.5	—	(100.5)	—
Long-term debt	1,705.0	706.4	149.6	—	2,561.0
Deferred income tax liabilities	—	320.4	33.4	—	353.8
Other liabilities	—	57.3	2.0	—	59.3

Total non-current liabilities	1,705.0	1,184.6	185.0	(100.5)	2,974.1

Commitments and contingencies	—	—	—	—	—

Stockholders’ equity
Total stockholders’ equity	1,126.2	2,037.4	441.7	(2,771.9)	833.4

Total liabilities and stockholders’ equity	$2,881.8	$3,676.9	$674.1	($2,887.8)	$4,345.0

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Balance Sheet

As of December 31, 2007

(Operations Commenced April 20, 2007)

(In millions)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$—	$172.3	$31.8	$—	$204.1
Restricted cash	—	7.9	9.0	—	16.9
Trade receivables, net of allowances	—	255.8	34.6	(12.1)	278.3
Finance receivables, net of allowances	—	5.1	241.8	—	246.9
Retained interests in finance receivables sold	—	—	71.5	—	71.5
Deferred income tax assets	—	28.6	0.7	—	29.3
Other current assets	0.3	46.0	8.5	—	54.8

Total current assets	0.3	515.7	397.9	(12.1)	901.8

Other assets
Investments in and advances to affiliates, net	2,696.3	131.5	—	(2,827.8)	—
Goodwill	—	1,613.3	4.3	—	1,617.6
Customer relationships, net of accumulated amortization	—	706.8	137.6	—	844.4
Other intangible assets, net of accumulated amortization	—	251.1	0.3	—	251.4
Unamortized debt issuance costs	81.6	—	—	—	81.6
Other assets	—	59.2	1.6	—	60.8

Total other assets	2,777.9	2,761.9	143.8	(2,827.8)	2,855.8

Property and equipment, net of accumulated depreciation	—	615.6	157.6	—	773.2

Total assets	$2,778.2	$3,893.2	$699.3	($2,839.9)	$4,530.8

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Balance Sheet

As of December 31, 2007

(Operations Commenced April 20, 2007)

(In millions)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$283.6	$21.3	($12.1)	$292.8
Accrued employee benefits and compensation expenses	—	46.9	7.9	—	54.8
Accrued interest	16.4	—	—	—	16.4
Other accrued expenses	1.1	72.2	6.8	—	80.1
Current maturities of long-term debt	15.6	—	—	—	15.6

Total current liabilities	33.1	402.7	36.0	(12.1)	459.7

Non-current liabilities
Investments by and advances from affiliates, net	—	—	55.9	(55.9)	—
Long-term debt	1,823.5	591.4	186.2	—	2,601.1
Deferred income tax liabilities	(6.6)	344.1	40.6	—	378.1
Other liabilities	23.7	53.1	1.5	—	78.3

Total non-current liabilities	1,840.6	988.6	284.2	(55.9)	3,057.5

Commitments and contingencies	—	—	—	—	—

Stockholders’ equity
Total stockholders’ equity	904.5	2,501.9	379.1	(2,771.9)	1,013.6

Total liabilities and stockholders’ equity	$2,778.2	$3,893.2	$699.3	($2,839.9)	$4,530.8

KAR Holdings, Inc.

Notes to Consolidated Financial Statements—(Continued)

September 30, 2008 (Unaudited)

Condensed Consolidating Statement of Cash Flows

For the Nine Months Ended September 30, 2008

(In millions)

(Unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Total
Net cash (used by) provided by operating activities	$57.0	$139.6	$10.9	$—	$207.5

Investing activities
Net decrease (increase) in finance receivables held for investment	—	(1.2)	10.0	—	8.8
Acquisition of businesses, net of cash acquired	—	(149.3)	(6.5)	—	(155.8)
Purchases of property, equipment and computer software	—	(80.6)	(5.1)	—	(85.7)
Proceeds from the sale of property, equipment and computer software	—	73.4	—	—	73.4
(Increase) decrease in restricted cash	—	4.3	2.0	—	6.3

Net cash (used by) provided by investing activities	—	(153.4)	0.4	—	(153.0)
Financing activities
Net increase (decrease) in book overdrafts	—	12.6	(10.1)	—	2.5
Payments for debt issuance costs	(1.2)	—	—	—	(1.2)
Payments on long-term debt	(55.7)	—	—	—	(55.7)
Payments on capital leases	—	(0.3)	—	—	(0.3)
Repurchase of common stock	(0.1)	—	—	—	(0.1)

Net cash provided by (used by) financing activities	(57.0)	12.3	(10.1)	—	(54.8)
Effect of exchange rate changes on cash	—	—	(2.6)	—	(2.6)

Net increase (decrease) in cash and cash equivalents	—	(1.5)	(1.4)	—	(2.9)
Cash and cash equivalents at beginning of period	—	172.3	31.8	—	204.1

Cash and cash equivalents at end of period	$—	$170.8	$30.4	$—	$201.2

ADESA, Inc.

Consolidated Statement of Income

For the Period January 1—April 19, 2007

(In millions)

(Unaudited)

Operating revenues
Auction services group	$325.4
Dealer services group	45.9

Total operating revenues	371.3

Operating expenses
Cost of services (exclusive of depreciation and amortization)	187.3
Selling, general and administrative	85.5
Depreciation and amortization	15.9
Transaction expenses	24.8

Total operating expenses	313.5

Operating profit	57.8

Interest expense	7.8
Other income, net	(1.9)

Income from continuing operations before income taxes	51.9

Income taxes	24.9

Income from continuing operations	27.0

Loss from discontinued operations, net of income taxes	(0.1)

Net income	$26.9

Earnings per share—basic
Income from continuing operations	$0.30
Loss from discontinued operations, net of income taxes	—

Net income	$0.30

Earnings per share—diluted
Income from continuing operations	$0.29
Loss from discontinued operations, net of income taxes	—

Net income	$0.29

See accompanying Notes to Consolidated Financial Statements

ADESA, Inc.

Consolidated Statement of Cash Flows

For the Period January 1—April 19, 2007

(In millions)

(Unaudited)

Operating activities
Net income	$26.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.9
Bad debt expense	0.9
Deferred income taxes	4.3
Stock-based compensation expense	6.4
Other non-cash, net	1.6
Changes in operating assets and liabilities, net of acquisitions:
Finance receivables held for sale	(15.1)
Retained interests in finance receivables sold	(2.5)
Trade receivables and other assets	(164.6)
Accounts payable and accrued expenses	141.1

Net cash provided by operating activities	14.9

Investing activities
Net increase in finance receivables held for investment	(14.8)
Purchases of property, equipment and computer software	(11.3)
Purchase of other intangibles	(0.1)
Increase in restricted cash	(9.0)

Net cash used by investing activities	(35.2)

Financing activities
Net increase in book overdrafts	46.2
Payments on long-term debt	(7.5)
Proceeds from issuance of common stock under stock plans	15.0
Excess tax benefits from stock-based compensation	3.0
Repurchase of common stock	(0.2)

Net cash provided by financing activities	56.5

Effect of exchange rate changes on cash	(0.1)

Net increase in cash and cash equivalents	36.1
Cash and cash equivalents at beginning of period	195.7

Cash and cash equivalents at end of period	$231.8

See accompanying Notes to Consolidated Financial Statements

ADESA, Inc.

Notes to Consolidated Financial Statements

April 19, 2007 (Unaudited)

Note 1—Business, Nature of Operations and Pending Merger

As used in these notes, unless the context requires otherwise, “ADESA,” the “Company” and other similar terms refer to ADESA, Inc. and its subsidiaries. Likewise, “AFC” refers to Automotive Finance Corporation and its subsidiaries.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. Operating results for interim periods are not necessarily indicative of results that may be expected for the year as a whole. In the opinion of management, the interim consolidated financial statements reflect all adjustments necessary, consisting of normal recurring accruals, except as otherwise noted, for a fair statement of the Company’s financial results for the periods presented. The unaudited consolidated financial statements and condensed notes to the interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2007 included in KAR Holdings, Inc.’s Special Financial Report pursuant to Rule 15d-2 for the year ended December 31, 2007 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2008, as well as the audited consolidated financial statements and notes thereto for the year ended December 31, 2006 included in ADESA, Inc.’s 2006 Annual Report on Form 10-K.

Business and Nature of Operations

ADESA is a leading, national provider of wholesale vehicle auction and related vehicle redistribution services for the automotive industry in North America. Redistribution services include a variety of activities designed to transfer used and salvage vehicles between sellers and buyers throughout the vehicle life cycle. The Company facilitates the exchange of these vehicles through an auction marketplace, which aligns sellers and buyers. As an agent for customers, ADESA generally does not take title to or ownership of the vehicles sold at the Company’s auctions. The Company generally earns fees from the seller and buyer on each successful auction transaction in addition to fees earned for ancillary services.

ADESA is the second largest used vehicle auction network in North America, based upon the number of used vehicles sold through auctions annually, and also provides services such as inbound and outbound logistics, reconditioning, vehicle inspection and certification, titling, administrative and salvage recovery services. Through its wholly owned subsidiary, AFC, the Company also provides short-term inventory-secured financing, known as floorplan financing, to used vehicle dealers. ADESA is able to serve the diverse and multi-faceted needs of its customers through the wide range of services offered at its facilities.

The Company operates a network of 54 wholesale used vehicle auctions, 42 salvage auctions and 89 AFC loan production offices. Used vehicle auctions provide services such as inbound and outbound logistics, reconditioning, vehicle inspection and certification and titling in addition to auctioning of the consigned vehicles. Salvage auctions facilitate the redistribution of damaged vehicles deemed a total loss for insurance or business purposes, as well as recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. The Company’s salvage auction business specializes in providing services such as inbound and outbound logistics, inspections, evaluations, titling and settlement administrative services.

ADESA, Inc.

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Merger Transaction

On December 22, 2006, the Company entered into a definitive merger agreement to be acquired by a group of private equity funds consisting of affiliates of Kelso & Company, GS Capital Partners, ValueAct Capital and Parthenon Capital. The merger occurred on April 20, 2007 and as part of the agreement, Insurance Auto Auctions, Inc., (“IAAI”) a leading provider of automotive salvage auction and claims processing services in the United States, was contributed to KAR Holdings II, LLC. Both ADESA and IAAI became wholly owned subsidiaries of KAR Holdings, Inc. which is owned by KAR Holdings II, LLC, which is owned by affiliates of the equity funds and management of KAR Holdings, Inc.

The following transactions occurred in connection with the merger:

•	Approximately 90.8 million shares of ADESA’s outstanding common stock converted into the right to receive $27.85 per share in cash;

•

Approximately 3.4 million outstanding options to purchase shares of ADESA’s common stock were cancelled in exchange for payments in cash of $27.85 per underlying share, less the applicable option exercise price;

•	Approximately 0.3 million outstanding restricted stock and restricted stock units of ADESA vested immediately and were paid out in cash of $27.85 per unit;

•	The outstanding principal and accrued interest under ADESA’s existing credit facility and notes were repaid.

The Company incurred and expensed $24.8 million of costs related to the merger transaction for the period January 1 through April 19, 2007.

Note 2—Discontinued Operations

In February 2003, management approved a plan to discontinue the operations of the Company’s vehicle importation business. The financial results of the vehicle importation business have been accounted for as discontinued operations. Net loss from discontinued operations for the period January 1 through April 19, 2007 primarily includes interest on the vehicle importation business adverse judgment.

The following summarizes financial information for the discontinued operations (in millions, except per share data):

January 1 – April 19, 2007
Statements of Income
Operating revenues	$—
Operating expenses	0.1

Loss before income taxes	(0.1)
Income taxes	—

Loss from discontinued operations	($0.1)

Net loss per share from discontinued operations—basic	$—

Net loss per share from discontinued operations—diluted	$—

ADESA, Inc.

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Note 3—Stock Plans

Equity and Incentive Plan

Prior to the merger transactions, ADESA had an equity and incentive plan under which employees were awarded stock options, restricted stock and other stock-based awards. As a result of the merger transactions on April 20, 2007, as discussed in Note 1, all outstanding options, restricted stock and restricted stock units became fully vested on the date of the merger. As such, approximately 3.4 million outstanding options to purchase shares of ADESA’s common stock were cancelled in exchange for payments in cash of $27.85 per underlying share, less the applicable option exercise price, resulting in net proceeds to holders of $18.6 million. In addition, approximately 0.3 million outstanding restricted stock and restricted stock units were cancelled in exchange for payments in cash of $27.85 per underlying share. The accelerated vesting of the options resulted in additional stock-based compensation expense of approximately $2.0 million and the accelerated vesting of restricted stock and restricted stock units resulted in additional stock-based compensation expense of approximately $2.8 million. This additional $4.8 million of expense was included in the “Transaction expenses” line item of the Company’s Consolidated Income Statement for the period January 1 through April 19, 2007.

The compensation cost that was charged against income for all plans was $6.4 million for the period January 1 through April 19, 2007. The total income tax benefit recognized in the Consolidated Statements of Income for stock compensation agreements was approximately $2.5 million for the period January 1 through April 19, 2007. The Company did not capitalize any stock-based compensation cost in the period January 1 through April 19, 2007.

Stock Options

There were no option grants under the Plan during the period January 1 through April 19, 2007. The following table summarizes stock option activity for the period January 1 through April 19, 2007:

Options	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in millions)
Outstanding at January 1, 2007	4,113,908	$22.43
Granted	—	NA
Exercised	(674,855)	$22.35
Forfeited or cancelled	(7,502)	$24.76

Outstanding at April 19, 2007	3,431,551	$22.44	3.6	$18.5

The aggregate intrinsic value in the table above represents the total pretax intrinsic value, based on ADESA’s closing stock price of $27.82 on April 19, 2007, that would have been received by the option holders had all option holders exercised their options as of that date. This amount changes continuously based on the fair value of the Company’s stock. The total intrinsic value of options exercised for the period January 1 through April 19, 2007 was $4.1 million.

As a result of the merger, the vesting of the options was accelerated and resulted in approximately $2.0 million of additional stock-based compensation expense. This additional $2.0 million was included in the “Transaction expenses” line item of the Company’s Consolidated Income Statement for the period January 1 through April 19, 2007.

ADESA, Inc.

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Restricted Stock Units

The following table summarizes RSU activity, excluding dividend reinvestment units, for the period January 1 through April 19, 2007:

Restricted Stock Units	Number	Weighted Average Grant Date Fair Value
RSUs at January 1, 2007	281,695	$24.23
Granted	93,407	$28.45
Vested	(25,661)	$24.44
Forfeited	(880)	$27.61

RSUs at April 19, 2007	348,561	$25.34

As a result of the merger, the vesting of the RSUs was accelerated and resulted in approximately $1.5 million of additional stock-based compensation expense. This additional $1.5 million was included in the “Transaction expenses” line item of the Company’s Consolidated Income Statement for the period January 1 through April 19, 2007.

The fair value of shares vested for the period January 1 through April 19, 2007 was $0.7 million.

Performance Based Restricted Stock Units

The Company’s 2006 long-term incentive plan included performance based restricted stock units whose future award was contingent upon annual 2006 income from continuing operations performance. In February 2007, the Company granted approximately 91,400 restricted stock units pursuant to the performance based component of the 2006 long-term incentive plan, with a grant date fair value of $28.59 per share. The RSU grants vest 33 percent in February 2008, 33 percent in February 2009 and 34 percent in February 2010. As a result of the merger, the vesting of these restricted stock units was accelerated and resulted in approximately $1.3 million of additional stock-based compensation expense. This additional $1.3 million was included in the “Transaction expenses” line item of the Company’s Consolidated Income Statement for the period January 1 through April 19, 2007.

ADESA, Inc.

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Note 4—Earnings Per Share

The following table sets forth the computation of earnings per share (in millions except share and per share amounts):

January 1 – April 19, 2007
Income from continuing operations	$27.0
Loss from discontinued operations, net of income taxes	(0.1)

Net income	$26.9

Weighted average common shares outstanding	90.62
Effect of dilutive stock options and restricted stock awards	0.76

Weighted average common shares outstanding and assumed conversions	91.38

Earnings per share—basic
Income from continuing operations	$0.30
Loss from discontinued operations, net of income taxes	—

Net income	$0.30

Earnings per share—diluted
Income from continuing operations	$0.29
Loss from discontinued operations, net of income taxes	—

Net income	$0.29

Basic earnings per share were calculated based upon the weighted-average number of outstanding common shares for the period. Diluted earnings per share were calculated consistent with basic earnings per share including the effect of dilutive unissued common shares related to the Company’s stock-based employee compensation programs. Total options outstanding at April 19, 2007 were 3.4 million. Stock options with an exercise price per share greater than the average market price per share are excluded from the calculation of diluted earnings per share as including these options would have an anti-dilutive impact; however, no options were excluded from the calculation of diluted earnings per share for the period January 1 through April 19, 2007. The Company’s policy for calculating the potential windfall tax benefit or shortfall for the purpose of calculating assumed proceeds under the treasury stock method excludes the impact of pro forma deferred tax assets related to partially or fully vested awards on the date of adoption.

Note 5—Comprehensive Income

The components of comprehensive income are as follows (in millions):

January 1 – April 19, 2007
Net income	$26.9
Other comprehensive income, net of tax
Foreign currency translation	8.4
Unrealized loss on interest rate swaps	(0.1)

Comprehensive income	$35.2

ADESA, Inc.

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Note 6—Segment Information

The Company’s operations are grouped into three operating segments: used vehicle auctions, Impact salvage auctions and AFC. The Company aggregates its three operating segments into two reportable business segments: Auction Services Group (“ASG”) and Dealer Services Group (“DSG”). These reportable segments offer different services and are managed separately based on the fundamental differences in their operations.

ASG encompasses all wholesale and salvage auctions throughout North America (U.S. and Canada). The Company’s used vehicle auctions and Impact salvage auctions are included in the ASG segment. The two operating segments within the ASG reportable segment have similar economic characteristics. ASG relates to used vehicle and total loss vehicle remarketing, whether it be auction services, remarketing, or make ready services and all are interrelated, synergistic elements along the auto remarketing chain. The ASG operating segments transfer employees, share common customers, including used vehicle dealers, and in some cases operate out of the same auction site.

DSG includes the AFC finance business as well as other businesses and ventures the Company may enter into, focusing on providing the Company’s independent used vehicle dealer customers with value-added ancillary services and products. AFC is primarily engaged in the business of providing short-term, inventory-secured financing to independent, used vehicle dealers. AFC conducts business primarily at wholesale vehicle auctions in the U.S. and Canada.

The holding company is maintained separately from the two reportable segments and includes expenses associated with being a public company, such as salaries, benefits, and travel costs for the corporate management team, board of directors’ fees, investor relations costs, and incremental insurance, treasury, legal, accounting, and risk management costs. Holding company interest includes the interest incurred on the corporate debt structure. The majority of costs incurred at the holding company are not allocated to the two business segments.

Financial information regarding the Company’s reportable segments is set forth below for the period January 1 – April 19, 2007 (in millions):

	Auction Services Group	Dealer Services Group	Holding Company	Consolidated
Operating revenues	$325.4	$45.9	$—	$371.3
Operating expenses
Cost of services (exclusive of depreciation and amortization)	177.7	9.6	—	187.3
Selling, general and administrative	69.0	6.9	9.6	85.5
Depreciation and amortization	14.7	0.9	0.3	15.9
Transaction expenses	4.2	0.7	19.9	24.8

Total operating expenses	265.6	18.1	29.8	313.5

Operating profit (loss)	59.8	27.8	(29.8)	57.8
Interest expense	0.6	—	7.2	7.8
Other (income) expense, net	(2.5)	1.1	(0.5)	(1.9)

Income (loss) from continuing operations before income taxes	61.7	26.7	(36.5)	51.9
Income taxes	22.2	10.5	(7.8)	24.9

Income (loss) from continuing operations	$39.5	$16.2	($28.7)	$27.0

ADESA, Inc.

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Note 7—Commitments and Contingencies

The Company is involved in litigation and disputes arising in the ordinary course of business, such as actions related to injuries; property damage; handling, storage or disposal of vehicles; environmental laws and regulations; and other litigation incidental to the business such as employment matters and dealer disputes. Management considers the likelihood of loss or the incurrence of a liability, as well as the ability to reasonably estimate the amount of loss, in determining loss contingencies. The Company accrues an estimated loss contingency when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management regularly evaluates current information available to determine whether accrual amounts should be adjusted. Accruals for contingencies including litigation and environmental matters are included in “Other accrued expenses” and “Other liabilities” at undiscounted amounts and generally exclude claims for recoveries from insurance or other third parties. These accruals are adjusted periodically as assessment and remediation efforts progress, or as additional technical or legal information become available. If the amount of an actual loss is greater than the amount accrued, this could have an adverse impact on the Company’s operating results in that period. Legal fees are expensed as incurred.

The Company has accrued, as appropriate, for environmental remediation costs anticipated to be incurred at certain of its auction facilities. Liabilities for environmental matters included in “Other accrued expenses” and “Other liabilities” were $2.1 million and $3.0 million at April 19, 2007 and December 31, 2006, respectively. No amounts have been accrued as receivables for potential reimbursement or recoveries to offset this liability.

The Company stores a significant number of vehicles owned by various customers that are consigned to the Company to be auctioned. The Company is contingently liable for each consigned vehicle until the eventual sale or other disposition, subject to certain natural disaster exceptions. Individual stop loss and aggregate insurance coverage is maintained on the consigned vehicles. These consigned vehicles are not included in the Consolidated Balance Sheets.

In the normal course of business, the Company also enters into various other guarantees and indemnities in its relationships with suppliers, service providers, customers and others. These guarantees and indemnifications do not materially impact the Company’s financial condition or results of operations, but indemnifications associated with the Company’s actions generally have no dollar limitations and currently cannot be quantified.

As noted above, the Company is involved in litigation and disputes arising in the ordinary course of business, such as actions related to injuries; property damage; handling, storage or disposal of vehicles; environmental laws and regulations; and other litigation incidental to the business such as employment matters and dealer disputes. Such litigation is generally not, in the opinion of management, likely to have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Insurance Auto Auctions, Inc. and Subsidiaries

Consolidated Statement of Operations

For the Period January 1—April 19, 2007

(dollars in thousands)

(Unaudited)

Revenues:
Fee income	$101,669
Vehicle sales	13,119

114,788

Cost of sales:
Branch cost	71,269
Vehicle cost	11,222

82,491

Gross margin	32,297

Operating expense:
Selling, general and administrative	21,416
Loss (gain) on sale of property and equipment	(27)
Gain related to flood	(77)

21,312

Income from operations	10,985
Other (income) expense:
Interest expense	10,023
Other income	(122)

Income before income taxes	1,084
Income taxes	1,454

Net loss	($370)

See accompanying Notes to Consolidated Financial Statements

Insurance Auto Auctions, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

For the Period January 1—April 19, 2007

(dollars in thousands)

(Unaudited)

Cash flows from operating activities:
Net loss	($370)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on change in fair market value of interest rate cap	(18)
Depreciation and amortization	8,372
Gain on disposal of fixed assets, including disposal of assets as a result of the Texas flood in 2006	(31)
Share-based compensation expense	2,739
Deferred income taxes	1,209
(Increase) decrease in:
Accounts receivable, net	(339)
Income tax receivable	322
Inventories	614
Other current assets	512
Other assets	(603)
Increase (decrease) in:
Accounts payable	(3,786)
Accrued liabilities	(3,233)

Net cash provided by operating activities	5,388

Cash flows from investing activities:
Capital expenditures	(5,386)
Payments made in connection with acquisitions, net of cash acquired	(450)
Proceeds from disposal of property and equipment	47

Net cash used in investing activities	(5,789)

Cash flows from financing activities:
Principal payments of long-term debt	(488)
Principal payments on capital leases	(112)

Net cash used in financing activities	(600)

Net decrease in cash and cash equivalents	(1,001)
Cash and cash equivalents at beginning of period	14,040

Cash and cash equivalents at end of period	$13,039

See accompanying Notes to Consolidated Financial Statements

Insurance Auto Auctions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 19, 2007 (Unaudited)

Note 1—Summary of Business and Significant Accounting Policies

As used in these notes, unless the context requires otherwise, the “Company,” “IAAI,” “we,” “us,” “our,” and other similar terms refer to Insurance Auto Auctions, Inc. and its subsidiaries. IAAI is a wholly-owned subsidiary of Axle Holdings, Inc., a Delaware corporation (“Axle Holdings”), which is a wholly-owned subsidiary of Axle Holdings II, LLC, a Delaware limited liability company (“LLC”) that is controlled by affiliates of Kelso & Company, L.P. (“Kelso”).

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. Operating results for interim periods are not necessarily indicative of results that may be expected for the year as a whole. In the opinion of management, the interim consolidated financial statements reflect all adjustments necessary, consisting of normal recurring accruals, except as otherwise noted, for a fair statement of the Company’s financial results for the periods presented. The unaudited consolidated financial statements and condensed notes to the interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2007 included in KAR Holdings, Inc.’s Special Financial Report pursuant to Rule 15d-2 for the year ended December 31, 2007 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2008, as well as the audited consolidated financial statements and notes thereto for the year ended December 31, 2006 included in IAAI’s 2006 Annual Report on Form 10-K.

Background

IAAI operates in a single business segment—providing insurance companies and other vehicle suppliers cost-effective salvage processing solutions, including selling total loss and recovered theft vehicles. On May 25, 2005, the Company completed merger transactions, which are described in detail in Note 2. On April 20, 2007, the Company completed another merger transaction with ADESA, Inc., which is described in detail in Note 7.

Note 2—Merger Transactions

Effective May 25, 2005, IAAI became a direct, wholly-owned subsidiary of Axle Holdings, Inc. which is owned by Axle Holdings II, LLC (which is controlled by Kelso & Company, L. P. (“Kelso”)). As part of the merger transactions, IAAI entered into senior credit facilities, comprised of a $50.0 million revolving credit facility and a $115.0 million term loan, which were guaranteed by all of IAAI’s then existing domestic subsidiaries. As part of the merger transactions, IAAI also issued $150.0 million of 11% Senior Notes due 2013. IAAI received approximately $143.8 million of cash equity contributions from Kelso, Parthenon Investors II, L.P., the other investors and certain members of management in connection with the merger transactions.

Insurance Auto Auctions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Note 3—Income Taxes

The actual income tax expense differs from the “expected” tax expense computed by applying the Federal corporate tax rate to earnings before income taxes as follows (dollars in thousands):

For the Period January 1 – April 19, 2007
Federal income tax expense	$380
State income taxes, net of Federal benefit	415
Change to tax accruals	(112)
Increase in Deferred State Income Tax Rate	(174)
FAS 123(R) LLC expense	895
Other	50

$1,454

Note 4—Employee Benefit Plans

Stock Based Compensation

Axle Holdings Plan

In May, 2005, Axle Holdings, which owns 100% of the outstanding stock of the Company, adopted the Axle Holdings, Inc. Stock Incentive Plan (“Axle Holdings Plan”). The Axle Holdings Plan is intended to provide equity incentive benefits to the Company employees. As such, it is appropriate to account for the plan as a direct plan of the Company.

Under the Axle Holdings Plan, there are two types of options: (1) service options, which vest in three equal annual installments commencing on the first anniversary of the grant date based upon service with Axle Holdings and its subsidiaries, including IAAI, and (2) exit options, which vest upon a change in equity control of the LLC as defined under the Axle Holdings Plan. During the period January 1, 2007 through April 19, 2007, Axle Holdings granted 2,665 service options and 5,335 exit options to the Company’s employees. There were 667 service options forfeited and 1,333 exit options forfeited during the period January 1, 2007 through April 19, 2007 by the Company’s employees. As of April 19, 2007, there were 617,256 options authorized and 576,204 options granted to the Company’s employees. The contractual term of the options is ten years. On October 25, 2006, the Board of Directors of Axle Holdings amended the Axle Holdings Plan to provide for an additional 60,000 options to be available for grant.

Service options are accounted as equity awards and, as such, compensation expense is measured based on the fair value of the award at the date of grant. Compensation expense is recognized over the three year service period, using the straight line attribution method, for awards granted after December 25, 2005 and the graded vesting attribution method for awards granted prior to December 25, 2005.

Certain executives of IAAI exchanged a portion of their fully vested options in the predecessor company into options under the Axle Holdings, Inc. Stock Incentive Plan. In accordance with APB 25 and other applicable pronouncements, the Company is not required to recognize compensation expense on the option exchange as the market price of the underlying shares of the successor options are the same as the predecessor options.

Insurance Auto Auctions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Activity under the Plans during 2007 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in months)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2006	570,204	$20.52	85.2	$7,214

Options granted	8,000	$34.00

Options canceled	(2,000)	$25.62

Outstanding at April 19, 2007	576,204	$20.69	87.8	$10,230

Exercisable at April 19, 2007	303,234	$14.73	72.8

There were no options exercised and 390 options expired as of April 19, 2007. There were 1,557 options that vested during the period ended April 19, 2007. The weighted average grant date fair value per share of the options granted during the period was $34.00. In connection with the options under the Axle Holdings Plan, $0.1 million of expense (less than $0.1 million after tax) was recorded for the period ended April 19, 2007. There was no material impact to the Company’s operating or financing cash flows for the period ended April 19, 2007. As of April 19, 2007, the total compensation expense related to unvested options not recognized was $0.5 million and the weighted average period in which it will be recognized was approximately 1.7 years.

The fair value of each option granted, subsequent to the adoption of SFAS 123(R), is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for the options granted during the period from January 1, 2007 through April 19, 2007:

April 19, 2007
Expected life (in years)	5.0
Risk-free interest rate	4.7%
Expected volatility	43%
Expected dividend yield	0%

For the period January 1, 2007 through April 19, 2007, the expected life of each award granted was calculated using the simplified method in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 107, “Share-Based Payments.” The volatility is based on the historic volatility of companies within related industries that have publicly traded equity securities, as IAAI’s equity is not publicly traded. The risk-free rate is based on implied yield currently available on U.S. Treasury zero coupon issues with remaining term equal to the expected life. Expected dividend yield is based on our expectations.

Under the exit options, in addition to the change in equity control requirement, the value of the options will be determined based on the strike price and certain performance hurdles at the time of change in equity control. As the ultimate exercisability is contingent upon an event (specifically, a change of control), the compensation expense will not be recognized until such an event is consummated. As of April 19, 2007, there was no obligation relating to the exit options.

Insurance Auto Auctions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Additional information about options outstanding as of April 19, 2007 is presented below:

	Options Outstanding
			Weighted Average
Descriptions	Range of Exercise Prices	Number of Options	Remaining Contractual Life (in months)	Exercise Price
Axle Holdings Plan—Exchange Units	12.56 to 15.87	275,904	70.0	$13.63
Axle Holdings Plan—Other	25.62 to 34.07	300,300	104.2	$27.18

Total	12.56 to 34.07	576,204	87.8	$20.69

LLC Profit Interests

The LLC owns 100% of the outstanding shares of Axle Holdings. Axle Holdings owns 100% of the outstanding shares of the Company. The LLC’s operating agreement provides for profit interests in the LLC to be held by certain designated employees of the Company. Upon an exit event as defined by the LLC operating agreement, holders of the profit interest will receive a cash distribution from the LLC. The term is 10 years from grant.

Two types of profit interests were created by the LLC operating agreement: (1) operating units, which vest in twelve equal quarterly installments commencing on the first anniversary of the grant date based upon service, and (2) value units, which vest upon a change in equity control of the LLC as defined under the LLC’s operating agreement. The number of value units ultimately granted will be determined based on the strike price and certain performance hurdles at the time of change in equity control. There were 191,152 operating units awarded and 382,304 value units awarded to employees of the Company during 2005 with a strike price equal to $25.62 for the operating units.

Under the requirements of EITF 00-23 “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44”, both the operating units and the value units are considered liability awards that are remeasured at each reporting period based on the intrinsic value method. The related liability and compensation expense of the LLC, which is for the benefit of Company employees, results in a capital contribution from the LLC to the Company and compensation expense for the Company. Compensation expense related to the operating units is recognized using the graded vesting attribution method. However, no compensation expense will be recognized on the value units until a change in equity control is consummated as exercisability and the number of units to be received is contingent upon an event (specifically change in control).

In connection with the operating units, $2.6 million ($1.6 million net of taxes) of expense was incurred from January 1, 2007 through April 19, 2007. There was no material impact to the Company’s operating or financing cash flows for period January 1, 2007 through April 19, 2007. As of April 19, 2007, there were 111,505 profit interests vested and $0.5 million of remaining compensation expense to be recognized over approximately 1.2 years.

Note 5—Commitments and Contingencies

Leases

IAAI leases certain facilities and equipment under operating and capital leases. As of April 19, 2007, IAAI had not entered into any capital leases in the current year.

Insurance Auto Auctions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

April 19, 2007 (Unaudited)

Texas Flooding

On March 19, 2006, the Company’s Grand Prairie, Texas facility was flooded when the local utility opened reservoir flood gates causing the waters of Mountain Creek to spill over into the facility, resulting in water damage to the majority of vehicles on the property as well as interior office space. We recorded an estimated loss of $3.5 million for the year ended December 31, 2006, which is comprised of an estimated $3.1 million in losses on vehicles impacted by the flood, $0.8 million for damaged interior office space, $0.6 million related to clean-up of the facility, and an offset of $1.0 million in proceeds from our insurance carrier, which were received in October 2006. The Company has resumed auctions at the facility. The $3.1 million loss related to the vehicles impacted by the flood is based on post-flood auction results, including the vehicle sale proceeds and revenue, less all related expenses. As of April 19, 2007, the company sold approximately 95% of the vehicles impacted by the flood, also resulting in actual losses of $3.0 million. Future sales of remaining flood vehicles may differ from the Company’s initial estimates.

Other

The Company is subject to certain miscellaneous legal claims, which have arisen during the ordinary course of the Company’s business. None of these claims are expected to have a material adverse effect on the Company’s financial condition or operating results.

Compensation Agreements

The Company has compensation agreements with certain officers and other key employees. In addition to base salary and bonus information, certain agreements have change in control provisions that address compensation due to the executive in the event of termination following a change of control.

Note 6—Acquisitions and Divestitures

In January 2007, the Company acquired Permian Basin Salvage Pool in Odessa, Texas in exchange for cash. The aggregate purchase price was $0.5 million. The acquisition expands and complements IAAI’s existing market coverage. The acquisition is accounted for as purchase business combination and the results of operations of the acquired business have been included in the Company’s consolidated financial statements from the date of acquisition. The Company has made preliminary estimates of the assets purchased and liabilities assumed.

Note 7—Merger with ADESA, Inc.

On December 22, 2006, the Company entered into a definitive merger agreement. The merger, which occurred on April 20, 2007 combined ADESA, Inc. and its subsidiaries with Axle Holdings, Inc. and its subsidiaries. As part of the merger transaction, ADESA, Inc. and its subsidiaries and the Company became wholly owned subsidiaries of KAR Holdings, Inc.

The following transactions occurred in connection with the merger:

•	Axle Holdings contributed the shares of Insurance Auto Auctions, Inc. in exchange for shares in KAR Holdings, Inc.

•	The outstanding Senior Notes of $150.0 million and the outstanding balance under the senior credit facilities were repaid in their entirety.

•	A consent or premium payment of $23.6 million was paid to the holders of the Senior Notes.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends and uncertainties. In particular, statements made in this report on Form 10-Q that are not historical facts (including, but not limited to, expectations, estimates, assumptions and projections regarding the industry, business, future operating results, potential acquisitions and anticipated cash requirements) may be forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements, including statements regarding the Company’s future growth; anticipated cost savings, revenue increases and capital expenditures; strategic initiatives such as selective relocations, greenfields and acquisitions; the Company’s competitive position; and its continued investment in information technology are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-149137) that was filed with the Securities and Exchange Commission on August 21, 2008, as well as the Company’s Special Financial Report pursuant to Exchange Act Rule 15d-2 for the year ended December 31, 2007. Some of these factors include:

•	fluctuations in consumer demand for and in the supply of used, leased and salvage vehicles and the resulting impact on auction sales volumes, conversion rates and loan transaction volumes;

•	trends in new and used vehicle sales and incentives, including wholesale used vehicle pricing;

•	the ability of consumers to lease or finance the purchase of new and/or used vehicles;

•	the ability to recover or collect from delinquent customers;

•	economic conditions including fuel prices and Canadian exchange rate and interest rate fluctuations;

•	trends in the vehicle remarketing industry;

•	changes in the volume of vehicle production, including capacity reductions at the major original equipment manufacturers;

•	the introduction of new competitors;

•	laws, regulations and industry standards, including changes in regulations governing the sale of used vehicles, the processing of salvage vehicles and commercial lending activities;

•	changes in the market value of vehicles auctioned, including changes in the actual cash value of salvage vehicles;

•	competitive pricing pressures;

•	costs associated with the acquisition of businesses or technologies;

•	litigation developments;

•	the Company’s ability to successfully implement its business strategies or realize expected cost savings and revenue enhancements;

•	the Company’s ability to develop and implement information systems responsive to customer needs;

•	business development activities, including acquisitions and integration of acquired businesses;

•	weather;

•	general business conditions; and

•	other risks described from time to time.

Many of these risk factors are outside of the Company’s control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date on which they are made and the Company does not undertake to update its forward-looking statements.

The Company’s future growth depends on a variety of factors, including its ability to increase vehicle sold volumes and loan transaction volumes, acquire additional auctions, manage expansion, relocation and integration of acquisitions, control costs in its operations, introduce fee increases, expand its product and service offerings, including information systems development, and retain its executive officers and key employees. Certain initiatives that management considers important to the Company’s long-term success include substantial capital investment in e-business, information technology, facility relocations and expansions, as well as operating initiatives designed to enhance overall efficiencies, have significant risks associated with their execution, and could take several years to yield any direct monetary benefits. Accordingly, the Company cannot predict whether its growth strategy will be successful. In addition, the Company cannot predict what portion of overall sales will be conducted through online auctions or other redistribution methods in the future and what impact this may have on its auction business.

Merger Transactions

On December 22, 2006, KAR Holdings II, LLC (“KAR LLC”) entered into a definitive merger agreement to acquire ADESA, Inc. (together with its subsidiaries, “ADESA”). The merger occurred on April 20, 2007 and as part of the agreement, Insurance Auto Auctions, Inc., a leading provider of automotive salvage auction and claims processing services in the United States, was contributed to KAR LLC. Both ADESA and Insurance Auto Auctions, Inc. (together with its subsidiaries, “IAAI”) became wholly owned subsidiaries of KAR Holdings, Inc. (“KAR Holdings”) which is owned by KAR LLC. KAR Holdings is the accounting acquirer, and the assets and liabilities of both ADESA and IAAI were recorded at fair value.

The following transactions occurred in connection with the merger:

•	Approximately 90.8 million shares of ADESA’s outstanding common stock converted into the right to receive $27.85 per share in cash;

•

Approximately 3.4 million outstanding options to purchase shares of ADESA’s common stock were cancelled in exchange for payments in cash of $27.85 per underlying share, less the applicable option exercise price, resulting in net proceeds to holders of $18.6 million;

•	Approximately 0.3 million outstanding restricted stock and restricted stock units of ADESA vested immediately and were paid out in cash of $27.85 per unit;

•

Affiliates of Kelso Investment Associates VII, L.P., GS Capital Partners VI, L.P., ValueAct Capital Master Fund, L.P. and Parthenon Investors II, L.P. (the “Equity Sponsors”) and management contributed to KAR Holdings approximately $1.1 billion in equity, consisting of approximately $790.0 million in cash and ADESA, Inc. stock (ADESA, Inc. stock contributed by one of the Equity Sponsors had a fair value of $65.4 million and was recorded at its carryover basis of $32.1 million) and approximately $272.4 million of equity interest in IAAI;

•

KAR Holdings entered into new senior secured credit facilities, comprised of a $1,565.0 million term loan facility and a $300.0 million revolving credit facility. Existing and certain future domestic subsidiaries, subject to certain exceptions, guarantee such credit facilities;

•	KAR Holdings issued $150.0 million Floating Rate Senior Notes due May 1, 2014, $450.0 million 8 3/4% Senior Notes due May 1, 2014 and $425.0 million 10% Senior Subordinated Notes due May 1, 2015.

Use of Proceeds

The net proceeds from the Equity Sponsors and financings were used to: (a) fund the cash consideration payable to ADESA stockholders, ADESA option holders and ADESA restricted stock and restricted stock unit holders under the merger agreements; (b) repay the outstanding principal and accrued interest under ADESA’s existing credit facility and notes as of the closing of the merger; (c) repay the outstanding principal and accrued interest under IAAI’s existing credit facility and notes as of the closing of the merger; (d) pay related transaction fees and expenses; and (e) contribute IAAI’s equity at fair value.

Significant Items Affecting Comparability

The merger transactions resulted in a new basis of accounting under Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. This change creates many differences between reporting for KAR Holdings post merger, as successor, and ADESA and IAAI independently pre-merger. The ADESA and IAAI financial data for periods ending on or prior to April 19, 2007, generally will not be comparable to the successor financial data for periods after that date. The merger resulted in KAR Holdings having an entirely new capital structure, which results in significant differences between ADESA and IAAI pre-merger and KAR Holdings post-merger in the stockholders’ equity sections of the financial statements. In addition, the successor incurred debt issuance costs and $2,590 million of debt in connection with the merger. The $662.6 million of debt related to ADESA’s and IAAI’s credit facilities and notes was paid off in connection with the merger and contribution ($318.0 million for ADESA and $344.6 million for IAAI). As a result, interest expense, debt and debt issuance costs are not comparable between the pre-merger and the post-merger companies. Certain adjustments have been made to increase or decrease the carrying amount of assets and liabilities as a result of estimates and certain reasonable assumptions, which, in certain instances, has resulted in changes to amortization and depreciation expense amounts.

Executive Overview

According to ADESA Analytical Services, approximately 9.54 million used vehicles were auctioned in North America in 2007, and year-to-date through September 30, 2008, the auction industry sales volume was up an estimated 2.8%; however, this figure has fluctuated throughout 2008 from being modestly down to modestly up on a year-to-date basis. Retail used vehicle sales were down approximately 7.1% for the nine months ended September 30, 2008 as compared with the same period in 2007. New vehicle sales experienced a decline of nearly 13% for the nine months ended September 30, 2008 compared with the nine months ended September 30, 2007. A decline in new vehicle sales generally results in a reduction in trade-in volumes at automobile dealers and subsequently used vehicle auction volumes. Despite an increase in the supply of vehicles at auction, we have experienced a significant decrease in demand driven by declining new and used vehicle sales. The Company believes that the retail used vehicle market is impacted by many factors including new and used vehicle pricing and the overall economy.

Wholesale used vehicle prices averaged $9,540 in September 2008 as compared with $9,849 in September 2007, according to ADESA Analytical Services’ monthly analysis of Wholesale Used Vehicle Prices by Vehicle Model Class. High fuel prices and uncertain economic conditions over the past two quarters are contributing to consumer decisions, as used compact car prices were up 13.9% in September 2008 compared to September 2007, while prices for larger used vehicles (full-size pickups and SUVs) declined 15.7% and 18.6%, respectively, in September 2008 compared with September 2007.

Salvage vehicle supplies were strong throughout the industry during the first nine months of 2008, although reduced miles driven, particularly in the third quarter, somewhat reduced incoming volumes. The Company believes increased complexity in vehicles contributes to a larger number of insurance claims resulting in a total loss. The percentage of claims resulting in total losses continues at a high level of above 13%. While salvage prices at auction have remained solid, falling commodity prices, particularly scrap metal, have had a modest negative effect on the lower priced segment of vehicles. Industry volumes may be impacted by the increases in fuel prices and the corresponding decline in the number of miles vehicles are being driven.

During the first nine months of 2008, the Company completed the acquisitions of 17 auction sites, of which 14 are now part of the IAAI segment and three which are now part of the ADESA Auctions segment. The acquisitions expanded the Company’s national service coverage and provided additional geographic support to existing markets.

The Company believes it is well positioned in both the used vehicle auction and salvage auction industries which have demonstrated long-term stability. The Company is one of the top three players in most markets in which it operates in an industry with high barriers (facilities, technology and expertise) to entry. ADESA Auctions and IAAI are able to serve the diverse and multi-faceted needs of customers through the wide range of services offered at their facilities. The Company’s business model consistently generates substantial operating cash flow which can be used to fund growth initiatives with minimal inventory risk.

AFC is a leading provider of floorplan financing to independent used vehicle dealers. The overall economy and in particular the automotive finance industries continue to face severe pressures which have negatively impacted AFC and its customer dealer base. Over the last several months, used vehicle dealers have experienced a significant decline in sales which has resulted in a decrease in loan originations and an increased number of dealers defaulting on their loans and thus increased credit losses for both loans held and sold as well as an increase in loan loss reserves. The value of recovered collateral on defaulted loans has been impacted to some degree by the volatility in the vehicle pricing market. In addition, AFC operates in a rate-sensitive environment. The declines in the prime rate, volatility in asset-backed commercial paper markets and increased loan losses have led to reduced revenues and the narrowing of interest rate spreads at AFC. As a result of these current economic conditions, AFC elected to realign and downsize in certain markets in September 2008 including closing five branches and nine other locations as well as other headcount reductions. Management believes these actions will best position AFC to maintain its strong competitive position and ultimately maintain its leadership in the industry.

In October 2008, significant changes occurred in the economy which are impacting all of KAR Holdings’ business segments. Recently, a lack of availability of consumer credit for retail used car buyers, a decline in consumer spending, volatility in the asset-backed commercial paper market, a reduction in the number of independent used car dealers in the United States, reduced miles driven and decreases in commodity prices such as steel and platinum have negatively impacted the Company. Despite a consistent supply of used vehicles at auction, we have experienced a decrease in demand from buyers and lower conversion rates. These trends adversely affected the Company’s operating results and business in October 2008, and may continue throughout the fourth quarter of 2008 and into 2009.

Seasonality

The volume of vehicles sold at the Company’s auctions generally fluctuates from quarter to quarter. This seasonality is affected by several factors including weather, the timing of used vehicles available for sale from selling customers, the availability and quality of salvage vehicles, holidays, and the seasonality of the retail market for used vehicles, which affects the demand side of the auction industry. Used vehicle auction volumes tend to decline during prolonged periods of winter weather conditions. In addition, mild weather conditions and decreases in traffic volume can each lead to a decline in the available supply of salvage vehicles because fewer traffic accidents occur, resulting in fewer damaged vehicles overall. As a result, revenues and operating expenses related to volume will fluctuate accordingly on a quarterly basis. The fourth calendar quarter typically experiences lower used vehicle auction volume as well as additional costs associated with the holidays and winter weather.

Results of Operations

The Company’s revenue is derived from auction fees and related services at its whole car and salvage auction facilities and dealer financing fees and net interest income at AFC. Although auction revenues primarily include the auction services and related fees, the Company’s related receivables and payables include the value of the vehicles sold. AFC’s net revenue consists primarily of securitization income and interest and fee income less provisions for credit losses. Securitization income is primarily comprised of the gain on sale of finance receivables sold, but also includes servicing income, discount accretion, and any change in the fair value of the retained interest in finance receivables sold. Operating expenses for the Company consist of cost of services, selling, general and administrative expenses and depreciation and amortization. Cost of services is composed of payroll and related costs, subcontract services, supplies, insurance, property taxes, utilities, maintenance and lease expense related to the auction sites and loan offices. Cost of services excludes depreciation and amortization. Selling, general and administrative expenses are composed of indirect payroll and related costs, sales and marketing, information technology services and professional fees.

Prior to April 19, 2007, ADESA, Inc.’s operations were grouped into three operating segments: used vehicle auctions, Impact salvage auctions and AFC. These three operating segments were aggregated into two reportable business segments: Auction Services Group (used vehicle auctions and Impact salvage auctions) and Dealer Services Group (AFC and related businesses). Prior to April 19, 2007, IAAI operated in a single business segment. Concurrent with the merger transaction, KAR Holdings established three reportable business segments: ADESA Auctions, IAAI and AFC. ADESA’s Impact salvage auctions operating segment was combined with IAAI. For comparative purposes, ADESA Impact’s results of operations are included in the IAAI segment for all periods presented below. These reportable segments offer different services, have distinct suppliers and buyers of vehicles and are managed separately based on the fundamental differences in their operations.

Operating Results Summary for the Nine Months Ended September 30, 2008

The merger transactions described in “—Merger Transactions,” were completed on April 20, 2007. Pro forma adjustments have been made to the historical combined statement of income for the nine months ended September 30, 2007 as if the merger transactions had been completed on January 1, 2007. These adjustments help make the results of operations for the nine months ended September 30, 2007 comparable to the results of operations for the nine months ended September 30, 2008.

The following unaudited pro forma condensed results of operations for the nine months ended September 30, 2007 are based on the combined financial statements of ADESA and IAAI, appearing elsewhere in this Form 10-Q, as adjusted to combine the financial statements of ADESA Impact and IAAI and to illustrate the estimated pro forma effects of the merger transactions as if they had occurred on January 1, 2007. KAR Holdings commenced operations on April 20, 2007.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed results are presented for informational purposes only. The unaudited pro forma condensed results do not purport to represent what KAR Holdings’ results of operations would have been had the merger transactions actually occurred on the dates indicated and they do not purport to project KAR Holdings’ results of operations for any future period.

The unaudited pro forma condensed combined results of operations for the nine months ended September 30, 2007 should be read in conjunction with the information contained in the financial statements and related notes thereto, appearing elsewhere in this Form 10-Q. The pro forma adjustments inherent in the segment results presented below include: pro forma interest expense resulting from the new capital structure; pro forma depreciation and amortization expense resulting from the new basis of property and equipment and intangible assets; and adjustments to selling, general and administrative expenses for the annual sponsor advisory fees. In addition, certain human resources and information technology costs that ADESA had historically allocated to its segments and certain professional fees historically recorded at the segments were reclassified to the holding company for all periods presented. Transaction expenses, representing legal and professional fees as well as accelerated incentive compensation costs, were also removed from 2007 operating results.

Overview of Results of KAR Holdings for the Three Months Ended September 30, 2008 and 2007

	Three Months Ended September 30,
(In millions)	2008	2007
Revenues
ADESA Auction Services	$286.4	$241.4
IAAI Salvage Services	135.4	117.7
AFC	22.8	35.2

Total revenues	444.6	394.3
Cost of services*	261.4	221.8

Gross profit*	183.2	172.5
Selling, general and administrative	92.7	82.5
Depreciation and amortization	45.0	39.6
Goodwill and other intangibles impairment	164.4	—

Operating profit (loss)	(118.9)	50.4
Interest expense	52.1	59.0
Other (income) expense, net	4.1	(3.7)

Loss before income taxes	(175.1)	(4.9)
Income taxes	(5.2)	3.7

Net loss	($169.9)	($8.6)

*	Exclusive of depreciation and amortization

ADESA Auctions Results

	Three Months Ended September 30,
(In millions)	2008	2007
ADESA Auction Services revenue	$286.4	$241.4
Cost of services*	162.1	135.2

Gross profit*	124.3	106.2
Selling, general and administrative	63.9	50.3
Depreciation and amortization	23.0	18.5

Operating profit	$37.4	$37.4

*	Exclusive of depreciation and amortization

Revenue

Revenue from ADESA Auctions increased $45.0 million, or 19%, to $286.4 million for the three months ended September 30, 2008, compared with $241.4 million for the three months ended September 30, 2007. The increase in revenue was primarily a result of a 4% increase in revenue per vehicle sold for the three months ended September 30, 2008 compared with the three months ended September 30, 2007, and a 14% increase in the number of vehicles sold.

The 4% increase in revenue per vehicle sold resulted in increased auctions revenue of approximately $15.5 million. The increase in revenue per vehicle sold was primarily attributable to an increase in ancillary services such as transportation and other services. These factors resulted in increased ADESA Auctions revenue of approximately $13.0 million. The higher transportation and other ancillary services revenues also resulted in corresponding increases in cost of services. Incremental fee income related to selective fee increases and changes in average used vehicle values resulted in increased ADESA Auctions revenue of approximately $2.1 million. Fluctuations in the Canadian exchange rate increased revenue by approximately $0.4 million for the three months ended September 30, 2008 compared with the three months ended September 30, 2007.

The total number of used vehicles sold at ADESA Auctions increased 14% for the three months ended September 30, 2008 compared with three months ended September 30, 2007, resulting in an increase in ADESA Auctions revenue of approximately $29.6 million. Approximately 7% of the volume sold increase was attributable to acquisitions and approximately 7% was representative of same store volume increases.

The used vehicle conversion percentage, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at the Company’s used vehicle auctions, was 62.6% for the three months ended September 30, 2008 compared with 58.5% for the three months ended September 30, 2007. The increase in conversion rates is primarily attributed to an increase in the higher mix of institutional vehicles sold that have a higher conversion rate as well as conversion rates related to dealer consignment vehicles.

Gross Profit

For the three months ended September 30, 2008, gross profit in the ADESA Auctions segment increased $18.1 million, or 17%, to $124.3 million. Gross margin for ADESA Auctions was 43.4% of revenue for the three months ended September 30, 2008 compared with 44.0% of revenue for the three months ended September 30, 2007. A decrease in margin as a percentage of revenues resulted from increased fuel costs and related transportation expenses, not matched by a corresponding increase in transportation revenues. The gross margin percentage decline also resulted from factors including increased rent expense and additional labor associated with handling incremental vehicles. In addition, the auctions acquired in 2008 produce lower gross margins than a typical auction site until ADESA’s auction processes have been fully implemented.

Selling, General and Administrative

Selling, general and administrative expenses for the ADESA Auctions segment increased $13.6 million, or 27%, to $63.9 million for the three months ended September 30, 2008 compared with the three months ended September 30, 2007, primarily due to a $5.3 million loss on the sale of land related to the sale-leaseback, $4.5 million of costs at acquired sites, $3.0 million of consulting and travel costs related to process improvement initiatives, $0.9 million of marketing costs and a $0.8 million increase in bad debt expense, partially offset by a decrease in compensation and related employee benefit costs.

Insurance Auto Auctions, Inc. (“IAAI”) Results

	Three Months Ended September 30,
(In millions)	2008	2007
IAAI Salvage Services revenue	$135.4	$117.7
Cost of services*	90.0	78.7

Gross profit*	45.4	39.0
Selling, general and administrative	18.3	15.0
Depreciation and amortization	15.4	13.9

Operating profit	$11.7	$10.1

*	Exclusive of depreciation and amortization

Revenue

Revenue from IAAI increased $17.7 million, or 15%, to $135.4 million for the three months ended September 30, 2008, compared with $117.7 million for the three months ended September 30, 2007. The increase in revenue was a result of a 13% increase in salvage vehicles sold combined with an increase in revenue per vehicle sold, during the three months ended September 30, 2008. The increase in salvage vehicles sold was primarily a result of volumes provided by acquisitions and greenfields of 11% in addition to growth in vehicles sold on a same-store basis of 2%.

Gross Profit

For the three months ended September 30, 2008, gross profit at IAAI increased to $45.4 million, or 34% of revenue, compared with $39.0 million, or 33% of revenue, for the three months ended September 30, 2007. Cost of services increased 14% due to increases related to acquisitions and greenfields, as well as costs associated with the increased volumes and increased tow costs. IAAI experienced an increase in tow costs primarily due to increased fuel costs and related tow charges as well as an increase in the number vehicles towed. In addition, IAAI experienced increases in wages and auction expenses as a result of the increase in the number of vehicles sold. Occupancy costs, primarily rent, increased as a result of acquisitions.

Selling, General and Administrative

Selling, general and administrative expenses at IAAI increased $3.3 million, or 22%, to $18.3 million for the three months ended September 30, 2008, compared with $15.0 million for the three months ended September 30, 2007. The increase in selling, general and administrative expenses was attributable to increases in company-wide delivery expenses, supplies, advertising expenses, information technology expenses, sales and marketing expenses, integration expenses, legal expenses and incentive compensation based on the performance of IAAI.

AFC Results

	Three Months Ended September 30,
(In millions except volumes and per loan amounts)	2008	2007
AFC revenue
Securitization income	$7.6	$17.9
Interest and fee income	15.5	17.0
Other revenue	0.2	0.2
Provision for credit losses	(0.5)	0.1

Total AFC revenue	22.8	35.2
Cost of services*	9.3	7.9

Gross profit*	13.5	27.3
Selling, general and administrative	3.7	2.9
Depreciation and amortization	6.2	7.0
Goodwill and other intangibles impairment	164.4	—

Operating profit (loss)	($160.8)	$17.4

Loan transactions	285,643	296,052
Revenue per loan transaction	$80	$119

*	Exclusive of depreciation and amortization

Revenue

For the three months ended September 30, 2008, AFC revenue decreased $12.4 million, or 35%, to $22.8 million, compared with $35.2 million for the three months ended September 30, 2007. The decrease in revenue was primarily the result of a 33% decrease in revenue per loan transaction for the three months ended September 30, 2008, compared with the same period in 2007 as well as a 4% decline in the number of loan transactions processed.

Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $39, or 33%, primarily as a result of an increase in credit losses for both loans held and sold, increases in loan loss reserves, and decreases in net interest rate spread.

Gross Profit

For the three months ended September 30, 2008, gross profit for the AFC segment decreased $13.8 million, or 51%, to $13.5 million as a result of an 18% increase in cost of services as well as the 35% decrease in revenue. Cost of services increased as a result of increased compensation and related employee benefit costs. The increase in compensation and related employee benefit costs relates to the development of Automotive Finance Consumer Division (“AFCD”), a new initiative of KAR Holdings that offers finance and insurance solutions to independent used vehicle dealers and the headcount associated with the opening of several new loan production offices during the first eight months of 2008. As a result of the current economic conditions, AFC elected to realign and downsize in certain markets in September 2008 including closing five branches and nine other locations. The realignment resulted in recognition of approximately $0.4 million of severance and rent expense for closed locations in the third quarter of 2008.

Selling, General and Administrative Expenses

Selling, general and administrative expenses at AFC increased $0.8 million, or 28%, for the three months ended September 30, 2008, compared with the three months ended September 30, 2007. The increase was primarily the result of severance costs associated with the realignment and downsizing initiated in September 2008.

Goodwill and Other Intangibles Impairment

In light of the overall economy and in particular the automotive finance industries which continue to face severe pressures, AFC and its customer dealer base have been negatively impacted. In addition, AFC has been negatively impacted by reduced interest rate spreads. As a result of reduced interest rate spreads and increased risk associated with lending in the automotive industry, AFC has tightened credit policies and experienced a decline in its portfolio of finance receivables. These factors contributed to lower operating profits and cash flows at AFC for 2008 compared to 2007. Based on that trend, the forecasted performance was revised. As a result, in the third quarter of 2008, a preliminary noncash goodwill impairment charge of approximately $161.5 million was recorded in the AFC reporting unit. In addition, in the third quarter of 2008, a preliminary noncash tradename impairment charge of approximately $2.9 million was recorded in the AFC reporting unit.

Holding Company Results

	Three Months Ended September 30,
(In millions)	2008	2007
Selling, general and administrative	$6.8	$14.3
Depreciation and amortization	0.4	0.2

Operating profit (loss)	($7.2)	($14.5)

Selling, General and Administrative Expenses

For the three months ended September 30, 2008, selling, general and administrative expenses at the holding company decreased $7.5 million, or 52%, to $6.8 million, primarily as a result of a decrease in stock-based compensation expense related to the KAR LLC and Axle LLC operating units which are remeasured each reporting period to fair value.

Overview of Results of KAR Holdings for the Nine Months Ended September 30, 2008 and Pro Forma Results for the Nine Months Ended September 30, 2007

	Nine Months Ended September 30,
(In millions)	2008	2007 (Pro Forma)
Revenues
ADESA Auction Services	$862.7	$720.1
IAAI Salvage Services	426.0	360.8
AFC	86.5	109.6

Total revenues	1,375.2	1,190.5
Cost of services*	792.9	654.9

Gross profit*	582.3	535.6
Selling, general and administrative	285.2	252.1
Depreciation and amortization	137.3	134.1
Goodwill and other intangibles impairment	164.4	—

Operating profit (loss)	(4.6)	149.4
Interest expense	161.5	168.5
Other (income) expense	4.9	(8.9)

Income (loss) from continuing operations before income taxes	(171.0)	(10.2)
Income taxes	(4.1)	(2.5)

Income (loss) from continuing operations	($166.9)	($7.7)

*	Exclusive of depreciation and amortization

ADESA Auctions Results

	Nine Months Ended September 30,
(In millions)	2008	2007 (Pro Forma)
ADESA Auction Services revenue	$862.7	$720.1
Cost of services*	492.2	394.8

Gross profit*	370.5	325.3
Selling, general and administrative	181.1	146.7
Depreciation and amortization	69.1	67.4

Operating profit	$120.3	$111.2

*	Exclusive of depreciation and amortization

Revenue

Revenue from ADESA Auctions increased $142.6 million, or 20%, to $862.7 million for the nine months ended September 30, 2008, compared with $720.1 million for the nine months ended September 30, 2007. The increase in revenue was primarily a result of a 7% increase in revenue per vehicle sold for the nine months ended September 30, 2008 compared with the nine months ended September 30, 2007, and a 12% increase in the number of vehicles sold.

The 7% increase in revenue per vehicle sold resulted in increased auctions revenue of approximately $69.7 million. The increase in revenue per vehicle sold was primarily attributable to an increase in ancillary services such as transportation and other services. These factors resulted in increased ADESA Auctions revenue of approximately $46.8 million. The higher transportation and other ancillary services revenues also resulted in corresponding increases in cost of services. Fluctuations in the Canadian exchange rate increased revenue by approximately $14.1 million for the nine months ended September 30, 2008 compared with the nine months ended September 30, 2007. Incremental fee income related to selective fee increases and changes in average used vehicle values resulted in increased ADESA Auctions revenue of approximately $8.8 million.

The total number of used vehicles sold at ADESA Auctions increased 12% for the nine months ended September 30, 2008 compared with nine months ended September 30, 2007, resulting in an increase in ADESA Auctions revenue of approximately $73.0 million. Approximately 7% of the volume sold increase was attributable to acquisitions and approximately 5% was representative of same store volume increases.

The used vehicle conversion percentage, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at the Company’s used vehicle auctions, was up slightly to 61.8% for the nine months ended September 30, 2008 compared with 61.7% for the nine months ended September 30, 2007. The conversion rate appears to be comparable on a consolidated basis primarily due to a mix shift toward institutional vehicles that convert at a higher rate. Conversion rates for dealer consignment and institutional vehicles are down compared to the prior year.

Gross Profit

For the nine months ended September 30, 2008, gross profit in the ADESA Auctions segment increased $45.2 million, or 14%, to $370.5 million. Gross margin for ADESA Auctions was 42.9% of revenue for the nine months ended September 30, 2008 compared with 45.2% of revenue for the nine months ended September 30, 2007. The decrease in margins as a percentage of revenues resulted from increased fuel costs and related transportation expenses, not matched by a corresponding increase in transportation revenues. The gross margin percentage decline also resulted from factors including increased rent expense and additional labor associated with handling incremental vehicles. In addition, the auctions acquired in 2008 produce lower gross margins than a typical auction site until ADESA’s auction processes have been fully implemented.

Selling, General and Administrative

Selling, general and administrative expenses for the ADESA Auctions segment increased $34.4 million, or 23%, to $181.1 million for the nine months ended September 30, 2008 compared with the nine months ended September 30, 2007, primarily due to $12.1 million of costs at acquired sites, $9.7 million of consulting and travel costs related to process improvement initiatives, a $5.3 million loss on the sale of land related to the sale-leaseback, a $2.9 million increase in bad debt expense, $2.4 million of fluctuations in the Canadian exchange rate and $2.1 million of marketing costs, partially offset by a decrease in compensation and related employee benefit costs.

Insurance Auto Auctions, Inc. (“IAAI”) Results

	Nine Months Ended September 30,
(In millions)	2008	2007 (Pro Forma)
IAAI Salvage Services revenue	$426.0	$360.8
Cost of services*	273.5	236.6

Gross profit*	152.5	124.2
Selling, general and administrative	52.7	49.6
Depreciation and amortization	46.6	45.1

Operating profit	$53.2	$29.5

*	Exclusive of depreciation and amortization

Revenue

Revenue from IAAI increased $65.2 million, or 18%, to $426.0 million for the nine months ended September 30, 2008, compared with $360.8 million for the nine months ended September 30, 2007. The increase in revenue was a result of a 14% increase in salvage vehicles sold combined with a slight increase in revenue per vehicle sold, during the nine months ended September 30, 2008. The increase in salvage vehicles sold was primarily a result of volumes provided by acquisitions and greenfields of 10% in addition to growth in vehicles sold on a same-store basis of 4%.

Gross Profit

For the nine months ended September 30, 2008, gross profit at IAAI increased to $152.5 million, or 36% of revenue, compared with $124.2 million, or 34% of revenue, for the nine months ended September 30, 2007. Cost of services increased 16% due to increases related to acquisitions and greenfields, as well as costs associated with the increased volumes. IAAI experienced an increase in tow costs primarily due to increased fuel costs and related tow charges and an increase in the number vehicles towed. In addition, IAAI experienced increases in wages and auction expenses related to the increase in the number of vehicles sold. Occupancy costs, primarily rent, increased as a result of acquiring 17 new auction sites since the first quarter of 2007.

Selling, General and Administrative

Selling, general and administrative expenses at IAAI increased $3.1 million, or 6%, to $52.7 million for the nine months ended September 30, 2008, compared with $49.6 million for the nine months ended September 30, 2007. The increase in selling, general and administrative expenses was attributable to increases in companywide delivery expenses, supplies, advertising expenses, incentive compensation based on the performance of IAAI, sales and marketing expenses, legal expenses and integration expense. This increase was partially offset by a decrease in stock compensation expense attributable to the merger transactions in April 2007.

AFC Results

	Nine Months Ended September 30,
(In millions except volumes and per loan amounts)	2008	2007 (Pro Forma)
AFC revenue
Securitization income	$34.4	$59.1
Interest and fee income	52.2	48.6
Other revenue	1.7	2.3
Provision for credit losses	(1.8)	(0.4)

Total AFC revenue	86.5	109.6
Cost of services*	27.2	23.5

Gross profit*	59.3	86.1
Selling, general and administrative	12.6	11.7
Depreciation and amortization	19.2	19.2
Goodwill and other intangibles impairment	164.4	—

Operating profit (loss)	($136.9)	$55.2

Loan transactions	900,584	910,441
Revenue per loan transaction	$96	$120

*	Exclusive of depreciation and amortization

Revenue

For the nine months ended September 30, 2008, AFC revenue decreased $23.1 million, or 21%, to $86.5 million, compared with $109.6 million for the nine months ended September 30, 2007. The decrease in revenue was the result of a 20% decrease in revenue per loan transaction for the nine months ended September 30, 2008, compared with the same period in 2007 and a 1% decrease in loan transactions to 900,584 for the nine months ended September 30, 2008.

Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $24, or 20%, primarily as a result of an increase in credit losses for both loans held and sold, increases in loan loss reserves, and decreases in net interest rate spread.

Gross Profit

For the nine months ended September 30, 2008, gross profit for the AFC segment decreased $26.8 million, or 31%, to $59.3 million as a result of a 16% increase in cost of services as well as the 21% decrease in revenue. Cost of services increased as a result of increased compensation and related employee benefit costs. The increase in compensation and related employee benefit costs relates to the development of Automotive Finance Consumer Division (“AFCD”), a new initiative of KAR Holdings that offers finance and insurance solutions to independent used vehicle dealers and the headcount associated with the opening of several new loan production offices during the first eight months of 2008. As a result of the current economic conditions, AFC elected to realign and downsize in certain markets in September 2008 including closing five branches and nine other locations. The realignment resulted in recognition of approximately $0.4 million of severance and rent expense for closed locations in the nine months ended September 30, 2008.

Selling, General and Administrative Expenses

Selling, general and administrative expenses at AFC increased $0.9 million, or 8%, for the nine months ended September 30, 2008, compared with the nine months ended September 30, 2007. The increase was primarily the result of severance costs associated with the realignment and downsizing initiated in September 2008 and increased travel expenses partially offset by a decrease in professional fees.

Goodwill and Other Intangibles Impairment

In light of the overall economy and in particular the automotive finance industries which continue to face severe pressures, AFC and its customer dealer base have been negatively impacted. In addition, AFC has been negatively impacted by reduced interest rate spreads. As a result of reduced interest rate spreads and increased risk associated with lending in the automotive industry, AFC has tightened credit policies and experienced a decline in its portfolio of finance receivables. These factors contributed to lower operating profits and cash flows at AFC for 2008 compared to 2007. Based on that trend, the forecasted performance was revised. As a result, in the third quarter of 2008, a preliminary noncash goodwill impairment charge of approximately $161.5 million was recorded in the AFC reporting unit. In addition, in the third quarter of 2008, a preliminary noncash tradename impairment charge of approximately $2.9 million was recorded in the AFC reporting unit.

Holding Company Results

	Nine Months Ended September 30,
(In millions)	2008	2007 (Pro Forma)
Selling, general and administrative	$38.8	$44.1
Depreciation and amortization	2.4	2.4

Operating profit (loss)	($41.2)	($46.5)

Selling, General and Administrative Expenses

For the nine months ended September 30, 2008, selling, general and administrative expenses at the holding company decreased $5.3 million, or 12%, to $38.8 million, primarily as a result of a decrease in stock-based compensation expense related to the KAR LLC and Axle LLC operating units which are remeasured each reporting period to fair value.

LIQUIDITY AND CAPITAL RESOURCES

The Company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its credit facility. The Company’s principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(In millions)	September 30, 2008	December 31, 2007
Cash and cash equivalents	$201.2	$204.1
Restricted cash	$10.6	$16.9
Working capital	$366.3	$442.1
Amounts available under credit facility	$280.5	$282.5
Cash flow from operations	$207.5	$96.8

Working Capital

A substantial amount of the Company’s working capital is generated from the payments received for services provided. The majority of the Company’s working capital needs are short-term in nature, usually less than a week in duration. Due to the decentralized nature of the business, payments for most vehicles purchased are received at each auction and loan production office. Most of the financial institutions place a temporary hold on the availability of the funds deposited that can range up to two business days, resulting in cash in the Company’s accounts and on its balance sheet that is unavailable for use until it is made available by the various financial institutions. Over the years, the Company has increased the amount of funds that are available for immediate use and is actively working on initiatives that will continue to decrease the time between the deposit of and the availability of funds received from customers. There are outstanding checks (book overdrafts) to sellers and vendors included in current liabilities. Because a portion of these outstanding checks for operations in the U.S. are drawn upon bank accounts at financial institutions other than the financial institutions that hold the cash, the Company cannot offset all the cash and the outstanding checks on its balance sheet.

AFC offers short-term inventory-secured financing, also known as floorplan financing, to used vehicle dealers. Financing is primarily provided for terms of 30 to 60 days. AFC principally generates its funding through the sale of its U.S. dollar denominated receivables. For further discussion of AFC’s securitization arrangements, see “—Off-Balance Sheet Arrangements”.

Credit Facilities

KAR Holdings has a $300 million revolving line of credit as part of the Company’s $1,865 million Credit Agreement, which was undrawn as of September 30, 2008. There were related outstanding letters of credit totaling approximately $19.5 million at September 30, 2008, which reduce the amount available under the senior credit facility. In addition, the Company’s Canadian operations have a C$8 million line of credit which was undrawn as of September 30, 2008. There were related letters of credit outstanding totaling approximately $2.3 million at September 30, 2008, which reduce the amount available under the Canadian line of credit, but do not impact amounts available under KAR Holdings’ senior credit facility.

The Credit Agreement contains certain restrictive loan covenants, including, among others, financial covenants requiring a maximum consolidated senior secured leverage ratio, provided there are revolving commitments outstanding, and covenants limiting the Company’s ability to incur indebtedness, grant liens, make acquisitions, be acquired, dispose of assets, pay dividends, make capital expenditures and make investments. The leverage ratio covenants are based on consolidated Adjusted EBITDA which is EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude among other things (a) gains and losses from asset sales; (b) unrealized foreign currency translation gains and losses in respect of indebtedness; (c) certain non-recurring gains and losses; (d) stock option expense; (e) certain other noncash amounts included in the determination of net income; (f) management, monitoring, consulting and advisory fees paid to the Equity Sponsors; (g) charges and revenue reductions resulting from purchase accounting; (h) unrealized gains and losses on hedge agreements; (i) minority interest expense; (j) expenses associated with the consolidation of salvage operations; (k) consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts; (l) expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts; (m) expenses incurred in connection with permitted acquisitions; and (n) any impairment charges or write-offs of intangibles.

The covenants contained within the senior credit facility are critical to an investor’s understanding of the Company’s financial liquidity, as the violation of these covenants could cause a default and lenders could elect to declare all amounts borrowed due and payable. In addition, the indentures governing the Company’s notes contain certain financial and operational restrictions on paying dividends and other distributions, making certain acquisitions or investments, incurring indebtedness, granting liens and selling assets. These financial covenants affect the Company’s operating flexibility by, among other things, restricting its ability to incur expenses and indebtedness that could be used to grow the business, as well as to fund general corporate purposes. The Company was in compliance with the covenants in the credit facility at September 30, 2008.

In accordance with the terms in the Credit Agreement, the Company prepaid approximately $11.3 million of the term loan in August 2008 with proceeds received from a securitization sale of certain U.S. dollar denominated receivables and related assets. In addition, the Company prepaid approximately $36.6 million of the term loan in September 2008 with proceeds received from the sale-leaseback transaction. For a discussion of the sale-leaseback transaction, see “—Sale-Leaseback Agreement” below. The prepayments were credited to prepay in direct order of maturity the unpaid amounts due on the next eight scheduled quarterly installments of the term loan, and thereafter to the remaining scheduled quarterly installments of the term loan on a pro rata basis. As such, there are no scheduled quarterly installments due on the term loan until March 31, 2011. On September 30, 2008, $1,501.5 million was outstanding on the term loan and there were no borrowings on the revolving credit facility or the Canadian line of credit. The Company believes its sources of liquidity from its cash and cash equivalents on hand, working capital, cash provided by operating activities, and availability under its senior credit facility are sufficient to meet its short and long-term operating needs for the foreseeable future. In addition, the Company believes the previously mentioned sources of liquidity will be sufficient to fund the Company’s capital requirements and debt service payments for the next twelve months.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA, as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to revenues, net income (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. The Company calculates Adjusted EBITDA by adjusting EBITDA for the items of income and expense and expected incremental revenue and cost savings described above in the discussion of certain restrictive loan covenants under “—Liquidity and Capital Resources—Working Capital—Credit Facilities”. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by the Company. Management uses the Adjusted EBITDA measure to evaluate the performance of the Company and to evaluate results relative to incentive compensation targets. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions to Adjusted EBITDA. This measure is used by the Company’s creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to the Company’s senior secured credit facility and the notes. EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

Certain of the Company’s loan covenant calculations require financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement to net income (loss) for the periods presented:

	Three Months Ended				Twelve Months Ended September 30, 2008
(In millions)	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008
Net income (loss)	($34.3)	($3.2)	$6.2	($169.9)	($201.2)
Add back:
Income taxes	(16.5)	(3.7)	4.8	(5.2)	(20.6)
Interest expense, net of interest income	56.0	56.8	51.2	51.9	215.9
Depreciation and amortization	59.8	47.3	45.0	45.0	197.1

EBITDA	65.0	97.2	107.2	(78.2)	191.2
Nonrecurring charges	12.4	6.8	11.5	10.2	40.9
Noncash charges	9.5	6.4	3.0	168.9	187.8
Advisory services	0.8	0.9	0.9	0.9	3.5

Adjusted EBITDA	87.7	111.3	122.6	101.8	423.4
Pro forma impact of recent acquisitions	4.1	2.5	—	—	6.6

Adjusted EBITDA per the Credit Agreement	$91.8	$113.8	$122.6	$101.8	$430.0

Summary of Cash Flows

(In millions)	Nine Months Ended September 30, 2008
Net cash provided by (used for):
Operating activities	$207.5
Investing activities	(153.0)
Financing activities	(54.8)
Effect of exchange rate on cash	(2.6)

Net decrease in cash and cash equivalents	($2.9)

Cash flow from operating activities was $207.5 million for the nine months ended September 30, 2008. Operating cash flow compared to net loss was favorably impacted by non-cash charges for the impairment of goodwill and tradename at AFC, depreciation and amortization, changes in operating assets and liabilities and amortization of debt issue costs, partially offset by the Company’s net loss and changes in deferred income taxes.

Net cash used for investing activities was $153.0 million for the nine months ended September 30, 2008 and is primarily representative of several acquisitions the Company completed for $155.8 million as well as $85.7 million that has been expended for capital items. These uses were partially offset by $73.1 million in net proceeds from the closing of the sale-leaseback transaction. For a discussion of the Company’s capital expenditures, see “—Capital Expenditures” below. For a discussion of the sale-leaseback transaction, see “—Sale-Leaseback Agreement” below.

Net cash used for financing activities was $54.8 million for the nine months ended September 30, 2008. Cash used for financing activities is primarily representative of payments on long-term debt of $55.7 million and payments for debt issuance costs of $1.2 million, partially offset by an increase in book overdrafts.

Capital Expenditures

Capital expenditures for the nine months ended September 30, 2008 approximated $63.4 million, excluding $22.3 million of capital expenditures related to the relocation of ADESA Kansas City, which is expected to be financed upon completion in the first quarter of 2009. Combined capital expenditures for ADESA and IAAI (excluding acquisitions and other investments) for the year ended December 31, 2007 totaled $79.4 million. Capital expenditures were funded primarily from internally generated funds. The Company continues to invest in its core information technology capabilities and capacity expansion. Capital expenditures are expected to be approximately $90 million for fiscal year 2008, excluding $40 million of capital expenditures related to the relocation of ADESA’s Kansas City auction site, which is expected to be financed upon completion in the first quarter of 2009. Anticipated expenditures are primarily attributable to ongoing information system maintenance, upkeep and improvements at existing vehicle auction facilities, improvements in information technology systems and infrastructure and expansion and relocation of existing auction sites that are at capacity. Future capital expenditures could vary substantially based on capital project timing and the initiation of new information systems projects to support the Company’s business strategies.

Sale-Leaseback Agreement

On September 4, 2008, the following subsidiaries of KAR Holdings, Inc., ADESA California, LLC, ADESA San Diego, LLC, ADESA Texas, Inc., ADESA Florida, LLC, ADESA Washington, LLC and ADESA Atlanta, LLC (collectively the “ADESA Entities”), entered into a transaction with subsidiaries of First Industrial Realty Trust, Inc. (“First Industrial”) to sell and simultaneously lease back to the ADESA Entities the interest of the ADESA Entities in the land (and improvements on a portion of the San Diego site) at eight vehicle auction sites. The closing of the sale-leaseback of seven of the eight locations occurred on September 4, 2008, and the remaining site, a ground leasehold interest in Fairburn, Georgia, closed on October 3, 2008. The portfolio is comprised of four sites in California (Tracy, San Diego, Mira Loma and Sacramento), and single sites in Fairburn, Georgia, Houston, Texas, Auburn, Washington and Bradenton, Florida. The properties continue to house ADESA’s used vehicle auctions.

The aggregate sales price for the ADESA Entities’ interest in the subject properties was $81.9 million. The Company received net cash proceeds of approximately $73.1 million from the closing of the sale-leaseback of the first seven locations on September 4, 2008, resulting in a net loss of $5.3 million which has been recorded in “Selling, general and administrative” expenses on the Consolidated Statement of Operations. In addition, the Company received net cash proceeds of approximately $7.4 million from the closing of the sale-leaseback in Fairburn, Georgia on October 3, 2008. The Company utilized 50% of the net proceeds to prepay the term loan in accordance with terms of its Credit Agreement.

The initial lease term of each lease is 20 years for each property, together with additional renewal options to extend the term of each lease by up to an additional 20 years. Additionally, each lease contains a “cross default” provision pursuant to which a default under any other lease in the portfolio or any of the Guaranties (as defined below) shall be deemed a default under such lease; provided, however, the “cross default” provision shall remain in effect with respect to each lease only for such time as the lease is a part of the subject portfolio of leases and is held by First Industrial and its affiliates or a third party and its affiliates.

The Company entered into guaranties (the “Guaranties”) to guarantee the obligations of the ADESA Entities with respect to the leases. Under the Guaranties, the Company agreed to guarantee the payment of all rent, sums and charges of every type and nature payable by the applicable tenant under its lease, and the performance of all covenants, terms, conditions, obligations and agreements to be performed by the applicable tenant under its lease.

Acquisitions

In January 2008, IAAI completed the purchase of assets of B&E Auto Auction in Henderson, Nevada which services the Southern Nevada region, including Las Vegas. The site expands IAAI’s national service coverage and provides additional geographic support to clients who already utilize existing IAAI facilities in the surrounding Western states. The purchase agreement included contingent payments related to the volume of certain vehicles sold subsequent to the purchase date. The purchased assets of the auction included accounts receivable, operating equipment and customer relationships related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2023. Initial annual lease payments for the facility are approximately $1.2 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In February 2008, IAAI purchased the stock of Salvage Disposal Company of Georgia, Verastar, LLC, Auto Disposal of Nashville, Inc., Auto Disposal of Chattanooga, Inc., Auto Disposal of Memphis, Inc., Auto Disposal of Paducah, Inc. and Auto Disposal of Bowling Green, Inc., 11 independently owned salvage auctions in Georgia, North Carolina, Tennessee, Alabama and Kentucky (collectively referred to as “Verastar”). These site acquisitions expand IAAI’s national service coverage and provide additional geographic support to clients who already utilize existing IAAI facilities in the surrounding Southern states. The purchase agreement included contingent payments related to the volume of certain vehicles sold subsequent to the purchase date. The assets of the auction included accounts receivable, operating equipment and customer relationships related to the auction. In addition, the Company entered into operating lease obligations related to certain facilities through 2023. Initial annual lease payments for the facilities are approximately $2.6 million per year. Financial results for these acquisitions have been included in the Company’s consolidated financial statements from the date of acquisition.

In February 2008, ADESA completed the purchase of certain assets of Pennsylvania Auto Dealer Exchange (“PADE”), PADE Financial Services (“PFS”) and Conewago Partners, LP, an independent used vehicle auction in York, Pennsylvania. This acquisition complements the Company’s geographic presence in the northeast. The auction is comprised of approximately 146 acres and includes 11 auction lanes and full-service reconditioning shops providing detail, mechanical and body shop services. The purchased assets of the auction included land, buildings, accounts receivable, operating equipment and customer relationships related to the auction. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In February 2008, IAAI completed the purchase of certain assets of Southern A&S (formerly Southern Auto Storage Pool) in Memphis, Tennessee. During the third quarter of 2008, IAAI combined the Southern A&S business with the Memphis operation it acquired in the Verastar deal. The combined auctions were relocated to a new site, which are shared with ADESA Memphis. The purchase agreement included contingent payments related to the volume of certain vehicles sold subsequent to the purchase date. The purchased assets of the auction included accounts receivable and customer relationships related to the auction. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In May 2008, IAAI completed the purchase of certain assets of Joe Horisk’s Salvage Pool in Newcastle, Delaware. The site expands IAAI’s national service coverage and provides additional geographic support to clients who already utilize existing IAAI facilities in the surrounding states. The purchased assets of the auction included accounts receivable and customer relationships related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2013. Initial annual lease payments for the facility are approximately $0.1 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In July 2008, ADESA completed the purchase of Live Global Bid, Inc. (“LGB”), a leading provider of Internet-based auction software and services. The LGB technology allows auction houses to broadcast their auctions through simultaneous audio and visual feeds to all participating Internet users from any location. The acquisition is expected to enhance and expand ADESA’s e-business product line. ADESA has used LGB’s bidding product under the name “LiveBlock” since 2004 and has owned approximately 18 percent of LGB on a fully diluted basis since 2005. Financial results for this acquisition will be included in the Company’s consolidated financial statements from the date of acquisition.

In August 2008, ADESA completed the purchase of certain assets of ABC Minneapolis. This acquisition expands ADESA’s presence in the Midwest and complements existing auctions at ADESA Fargo and ADESA Sioux Falls. The auction is comprised of approximately 82 acres and includes 6 auction lanes and full-service reconditioning shops providing detail, mechanical and body shop services. The purchased assets of the auction included accounts receivable, operating equipment and customer relationships related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2026. Initial annual lease payments for the facility are approximately $0.7 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

In August 2008, ADESA completed the purchase of certain assets of ABC Nashville. This acquisition expands ADESA’s presence in the South and complements existing auctions at ADESA Memphis and ADESA Knoxville. The auction is comprised of approximately 57 acres and includes 6 auction lanes and full-service reconditioning shops providing detail, mechanical and body shop services. The purchase agreement included contingent payments related to Adjusted EBITDA targets subsequent to the purchase date. The purchased assets of the auction included accounts receivable and operating equipment related to the auction. In addition, the Company entered into an operating lease obligation related to the facility through 2026. Initial annual lease payments for the facility are approximately $1.3 million per year. Financial results for this acquisition have been included in the Company’s consolidated financial statements from the date of acquisition.

The aggregate purchase price for the 18 businesses acquired in the first nine months of 2008 was approximately $152.9 million. A preliminary purchase price allocation has been recorded for each acquisition and the purchase price of the acquisitions was allocated to the acquired assets and liabilities based upon fair values, including $63.4 million to other intangible assets, representing the fair value of acquired customer relationships, technology and noncompete agreements which will be amortized over their expected useful lives. The preliminary purchase price allocations resulted in aggregate goodwill of $59.6 million. The goodwill was assigned to both the ADESA Auctions reporting segment and the IAAI reporting segment and is expected to be fully deductible for tax purposes. Pro forma financial results reflecting these acquisitions were not materially different from those reported.

While acquisitions have been a significant part of the Company’s historical growth, the Company’s strategy to pursue additional acquisitions is subject to several factors, some of which are outside the Company’s control, including general economic and credit market conditions.

Off-Balance Sheet Arrangements

AFC sells the majority of its U.S. dollar denominated finance receivables on a revolving basis and without recourse to a wholly owned, bankruptcy remote, consolidated, special purpose subsidiary (“AFC Funding Corporation”), established for the purpose of purchasing AFC’s finance receivables. A securitization agreement allows for the revolving sale by AFC Funding Corporation to a bank conduit facility of up to a maximum of $750 million in undivided interests in certain eligible finance receivables subject to committed liquidity. The agreement expires on April 20, 2012. AFC Funding Corporation had committed liquidity of $600 million at September 30, 2008. Receivables that AFC Funding sells to the bank conduit facility qualify for sales accounting for financial reporting purposes pursuant to SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and as a result are not reported on the Company’s Consolidated Balance Sheet.

At September 30, 2008, AFC managed total finance receivables of $700.3 million, of which $600.5 million had been sold without recourse to AFC Funding Corporation. At December 31, 2007, AFC managed total finance receivables of $847.9 million, of which $746.1 million had been sold without recourse to AFC Funding Corporation. Undivided interests in finance receivables were sold by AFC Funding Corporation to the bank conduit facility with recourse totaling $433.0 million and $522.0 million at September 30, 2008 and December 31, 2007, respectively. Finance receivables include $27.3 million and $29.4 million classified as held for sale and $179.2 million and $225.0 million classified as held for investment at September 30, 2008 and December 31, 2007, respectively. Finance receivables classified as held for investment include $59.2 million and $91.0 million related to receivables that were sold to the bank conduit facility that were repurchased by AFC at fair value when they became ineligible under the terms of the collateral agreement with the bank conduit facility at September 30, 2008 and December 31, 2007, respectively. The face amount of these receivables was $69.7 million and $99.3 million at September 30, 2008 and December 31, 2007, respectively.

AFC’s allowance for losses of $7.8 million and $7.5 million at September 30, 2008 and December 31, 2007, respectively, includes an estimate of losses for finance receivables held for investment. Additionally, accrued liabilities of $4.7 million and $4.3 million for the estimated losses for loans sold by the special purpose subsidiary were recorded at September 30, 2008 and December 31, 2007, respectively. These loans were sold to a bank conduit facility with recourse to the special purpose subsidiary and will come back on the balance sheet of the special purpose subsidiary at fair market value if they become ineligible under the terms of the collateral arrangement with the bank conduit facility.

The outstanding receivables sold, the retained interests in finance receivables sold and a cash reserve of 1 or 3 percent of total sold receivables serve as security for the receivables that have been sold to the bank conduit facility. The amount of the cash reserve depends on circumstances which are set forth in the securitization agreement. After the occurrence of a termination event, as defined in the securitization agreement, the bank conduit facility may, and could, cause the stock of AFC Funding Corporation to be transferred to the bank conduit facility, though as a practical matter the bank conduit facility would look to the liquidation of the receivables under the transaction documents as their primary remedy.

Proceeds from the revolving sale of receivables to the bank conduit facility are used to fund new loans to customers. AFC and AFC Funding Corporation must maintain certain financial covenants including, among others, limits on the amount of debt AFC can incur, minimum levels of tangible net worth, and other covenants tied to the performance of the finance receivables portfolio. The securitization agreement also incorporates the financial covenants of the Company’s credit facility. At September 30, 2008, the Company was in compliance with the covenants in the securitization agreement.

Critical Accounting Estimates

In preparing the financial statements in accordance with generally accepted accounting principles, management must often make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the reporting period. Some of those judgments can be subjective and complex. Consequently, actual results could differ from those estimates. Accounting measurements that management believes are most critical to the reported results of operations and financial condition of the Company include: uncollectible receivables and allowance for credit losses and doubtful accounts, goodwill and long-lived assets, self-insurance programs, legal proceedings and other loss contingencies and income taxes.

In addition to the critical accounting estimates, there are other items used in the preparation of the consolidated financial statements that require estimation, but are not deemed critical. Changes in estimates used in these and other items could have a material impact on the Company’s financial statements.

KAR Holdings continually evaluates the accounting policies and estimates used to prepare the consolidated financial statements. In cases where management estimates are used, they are based on historical experience, information from third-party professionals, and various other assumptions believed to be reasonable. The Company’s critical accounting estimates are discussed in the “Critical Accounting Estimates” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Special Financial Report pursuant to Rule 15d-2 for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. In addition, the Company’s most significant accounting polices are discussed in Note 2 and elsewhere in the Notes to the Consolidated Financial Statements included in the Special Financial Report pursuant to Rule 15d-2 for the year ended December 31, 2007, which includes audited financial statements.

New Accounting Standards

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, establishes a fair value hierarchy based on the observability of inputs used to measure fair value and requires expanded disclosures about fair value measurements. This standard, as issued, is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13, which states that SFAS 157 will not apply to fair value measurements for purposes of lease classification or measurement under SFAS 13. FSP FAS 157-1 does not apply to assets acquired and liabilities assumed in a business combination that are required to be measured at fair value under SFAS 141 or SFAS 141(R), regardless of whether those assets and liabilities are related to leases. In February 2008, the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, which delays the effective date by one year for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. The Company’s adoption of the provisions of SFAS 157 on January 1, 2008, with respect to financial assets and liabilities measured at fair value, did not have a material impact on the fair value measurements or the consolidated financial statements for the three and nine months ended September 30, 2008. See Note 12 of the Notes to the Consolidated Financial Statements, included elsewhere in this document, for additional information. In accordance with FSP FAS 157-2, the Company is currently evaluating the potential impact of applying the provisions of SFAS 157 to nonfinancial assets and nonfinancial liabilities beginning in 2009, including (but not limited to) the valuation of the Company’s reporting units for the purpose of assessing goodwill impairment, the valuation of property and equipment when assessing long-lived asset impairment and the valuation of assets acquired and liabilities assumed in business combinations. In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active, which became effective upon issuance, including periods for which financial statements have not been issued. FSP FAS 157-3 clarifies the application of SFAS 157, which the Company adopted as of January 1, 2008, in a market that is not active. The Company’s adoption of the provisions of FSP FAS 157-3 in its determination of fair values as of September 30, 2008 did not have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which provides companies with an option to report selected financial assets and liabilities at fair value and to recognize related unrealized gains and losses in earnings. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 does not eliminate disclosure requirements of other accounting standards, including fair value measurement disclosures in SFAS 157. This standard is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company adopted SFAS 159 on January 1, 2008 and elected not to apply the fair value option to any existing financial assets or liabilities.

In December 2007, the FASB issued SFAS 141(R), Business Combinations. The statement establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed and any noncontrolling interest in an acquisition, at their fair value as of the acquisition date. This standard is effective for annual reporting periods beginning after December 15, 2008. The Company is currently evaluating the impact the adoption of SFAS 141(R) will have on any acquisitions after January 1, 2009.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51. The statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This standard is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of SFAS 160 will have on the consolidated financial statements.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. These enhanced disclosures include information about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and (c) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. This standard is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. As SFAS 161 only applies to financial statement disclosures, it will not have a material impact on the consolidated financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles. The statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This standard is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect the adoption of SFAS 162 to have a material impact on the consolidated financial statements.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency

The Company’s foreign currency exposure is limited and arises from transactions denominated in foreign currencies, particularly intercompany loans, as well as from translation of the results of operations from the Company’s Canadian and, to a much lesser extent, Mexican subsidiaries. However, fluctuations between U.S. and non-U.S. currency values may adversely affect the Company’s results of operations and financial position. In addition, there are tax inefficiencies in repatriating cash from non-U.S. subsidiaries. To the extent such repatriation is necessary for the Company to meet its debt service or other obligations, these tax inefficiencies may adversely affect KAR Holdings, Inc. The Company has not entered into any foreign exchange contracts to hedge changes in the Canadian or Mexican exchange rates. Canadian currency translation negatively affected net income by approximately $3.0 million for the three months ended September 30, 2008 and negatively affected net income by $3.7 million for the nine months ended September 30, 2008. Currency exposure of the Company’s Mexican operations is not material to the results of operations.

Interest Rates

The Company is exposed to interest rate risk on borrowings. Accordingly, interest rate fluctuations affect the amount of interest expense the Company is obligated to pay. The Company uses an interest rate swap agreement to manage the variability of cash flows to be paid due to interest rate movements on its variable rate debt. The Company has designated its interest rate swap agreement as a cash flow hedge. The earnings impact of the interest rate swap designated as a cash flow hedge is recorded upon the recognition of the interest related to the hedged debt. Any ineffectiveness in the hedging relationship is recognized immediately into earnings. There was no significant ineffectiveness in the first nine months of 2008.

In July 2007, the Company entered into an interest rate swap agreement with a notional amount of $800 million to manage its exposure to interest rate movements on its variable rate Term Loan B credit facility. The interest rate swap agreement matures on June 30, 2009 and effectively results in a fixed LIBOR interest rate of 5.345% on $800 million of the Term Loan B credit facility.

The fair value of the interest rate swap agreement is estimated using pricing models widely used in financial markets and represents the estimated amount the Company would receive or pay to terminate the agreement at the reporting date. At September 30, 2008 and December 31, 2007, the fair value of the interest rate swap agreement was an $11.7 million unrealized loss recorded in “Other accrued expenses” and a $17.9 million unrealized loss recorded in “Other liabilities”, respectively, on the Consolidated Balance Sheet. Changes in the fair value of interest rate swap agreements designated as cash flow hedges are recorded in “Other comprehensive income”. Unrealized gains or losses on the interest rate swap agreement are included as a component of “Accumulated other comprehensive income”. At September 30, 2008, there was a net unrealized loss totaling $7.4 million, net of tax benefits of $4.3 million. At December 31, 2007, there was a net unrealized loss totaling $11.3 million, net of tax benefits of $6.6 million. The Company is exposed to credit loss in the event of non-performance by the counterparties; however, non-performance is not anticipated. The Company has only partially hedged its exposure to interest rate fluctuations on its variable rate debt. A sensitivity analysis of the impact on the Company’s variable rate debt instruments to a hypothetical 100 basis point increase in short-term rates for the three and nine months ended September 30, 2008 would have resulted in an increase in interest expense of approximately $2.2 million and $6.8 million, respectively.

Item 4T.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this Quarterly Report on Form 10-Q, the Company carried out an evaluation under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based upon that evaluation, the Chief Executive Officer and the Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective at September 30, 2008.

Changes in Internal Control over Financial Reporting

There has been no change in the Company’s internal control over financial reporting during the quarter ended September 30, 2008, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II

OTHER INFORMATION

Item 1.	Legal Proceedings

The Company is involved in litigation and disputes arising in the ordinary course of business, such as actions related to injuries; property damage; handling, storage or disposal of vehicles; environmental laws and regulations; and other litigation incidental to the business such as employment matters and dealer disputes. Such litigation is generally not, in the opinion of management, likely to have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Certain legal proceedings in which the Company is involved are discussed in Note 17 to the consolidated financial statements in the Company’s Special Financial Report pursuant to Exchange Act Rule 15d-2 for the year ended December 31, 2007. The following discussion is limited to certain recent developments concerning the Company’s legal and regulatory proceedings and should be read in conjunction with the earlier Report. Unless otherwise indicated, all proceedings discussed in the earlier Report remain outstanding.

Auction Management Solutions, Inc.

In March 2005, Auction Management Solutions, Inc. (“AMS”) filed a lawsuit against ADESA, Inc. in U.S. District Court alleging infringement of a patent that pertains to ADESA’s “LiveBlock” system. LiveBlock allows remote bidders to participate in a traditional-style, live auction with onsite bidders. The AMS complaint was served upon ADESA in July 2005. On July 3, 2008, ADESA acquired Live Global Bid, Inc., now known as “LiveBlock Auctions International” or “LAI”, a co-defendant of ADESA’s in this litigation and the licensor of ADESA’s LiveBlock technology. In August 2008, ADESA and LAI reached a settlement with AMS. There was no material effect on the Consolidated Statement of Income as a result of the settlement.

IAAI—Lower Duwamish Waterway

On March 25, 2008, the United States Environmental Protection Agency (“EPA”) issued a General Notice of Potential Liability pursuant to Section 107(a) and a Request for Information pursuant to Section 104(e) of CERCLA (42 USC 9601 et.seq.) to IAAI for a Superfund site known as the Lower Duwamish Waterway Superfund Site in Seattle, Washington (the “LDW”). At this time, the EPA has not demanded that the Company pay any funds or take any action apart from responding to the Section 104(e) Information Request. The EPA has told the Company that, to date, it has sent out approximately sixty General Notice letters to other parties, but the EPA plans to send hundreds of additional General Notice letters to additional parties over the next year. The Company currently leases property adjacent to the LDW and operates a stormwater system that discharges into the LDW. The Company is in the process of investigating its involvement, if any, with the LDW and responding to the Section 104(e) Information Request.

Item 1A.	Risk Factors

The recent financial crisis and economic downturn have negatively affected the Company’s results of operations and business, and conditions may not improve in the near future.

The capital and credit markets have been experiencing extreme volatility and disruption for more than a year, which has led to an economic downturn in the U.S. and abroad. In recent weeks, the volatility and disruption have reached unprecedented levels. The ongoing financial crisis and economic downturn have increased the Company’s exposure to several risk factors, including:

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Decline in demand for used vehicles. We have experienced a decrease in demand for used vehicles from buyers and lower conversion rates (the number of vehicles sold as a percentage of the number of vehicles entered for sale at our used vehicle auctions) due to factors underlying buyer demand such as the lack of availability of consumer credit and the decline in consumer spending and consumer confidence. Adverse credit conditions have also affected the ability of dealers to secure financing to purchase used vehicles which has further negatively affected buyer demand. In addition, a reduction in the number of independent used car dealers has negatively affected and may continue to negatively affect the Company’s ability to collect receivables and may reduce demand.

•

Fluctuations in the supply of used vehicles. The Company is dependent on the supply of used vehicles coming to auction. A consequence of the global economic downturn and credit crisis has been an erosion of demand for new and used vehicles. This has led many lenders to cut back on originations of new loans and leases and is expected to lead to significant capacity reductions by automakers in the U.S. Capacity reductions generally depress the number of vehicles received for auction in the future.

•

Volatility in the asset-backed securities market. The volatility and disruption in the asset-backed commercial paper market, declines in the prime rate and increased loan losses as used vehicle dealers have experienced steep declines in sales over the last several months have led to reduced revenues and the narrowing of interest rate spreads at AFC. In addition, the volatility and disruption have affected, and may continue to affect, AFC’s cost of financing related to its securitization conduit.

•

Decline in salvage growth. Due to current market conditions, the number of miles driven may continue to decrease, which may lead to a decrease in the number of salvage vehicles received at auction. In addition, decreases in commodity prices, such as steel and platinum, have negatively affected and may continue to negatively affect vehicle values and demand at salvage auctions.

•

Increased counterparty credit risk. Continued market deterioration could increase the risk of the failure of financial institutions party to the Company’s credit agreement and other counterparties with which the Company does business to honor their obligations to the Company. The Company’s ability to replace any such obligations on the same or similar terms may be limited if challenging credit and general economic conditions persist.

•

Substantial amount of indebtedness. Continued uncertainty in the financial markets may negatively affect the Company’s ability to access additional financing or to refinance its existing indebtedness on favorable terms or at all. While the Company’s business model has historically generated substantial operating cash flow, if a prolonged recession occurs, it may affect the Company’s cash flow from operations and results of operations, which may affect the Company’s ability to service payment obligations on its debt or to comply with its debt covenants.

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008. The Federal Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. There can be no assurance as to the effect that any such governmental actions will have on the financial markets generally or on the Company’s business, results of operations and financial condition. The Company does not currently know the full extent to which this market disruption will affect it or the market in which it operates, and it is unable to predict the length or ultimate severity of the financial crisis and economic downturn.

Since September 30, 2008, the trends described above have adversely affected the Company’s operating results and business. If the financial crisis and economic downturn persist and these trends continue, the Company’s results of operations, business and financial condition may be materially adversely affected.

In addition to the other information set forth in this report, readers should carefully consider the factors discussed in the “Risk Factors” section of the Company’s Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 Registration Statement (“Registration Statement”), which was filed with the Securities and Exchange Commission on August 21, 2008. The risk factors could materially affect KAR Holdings’ business, financial condition or future results. The risks set forth in this report and described in the Company’s Registration Statement are not the only risks facing the Company.

Item 6.	Exhibits

(a) Exhibits. The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAR Holdings, Inc.
(Registrant)

Date: November 13, 2008	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.3	Purchase and Sale Agreement, dated as of September 4, 2008, by and among KAR Holdings, Inc., ADESA California, LLC, ADESA San Diego, LLC, ADESA Texas, Inc., ADESA Florida, LLC, ADESA Washington, LLC and First Industrial Acquisitions, Inc.	8-K	333-148847	10.1	9/9/2008

10.4	Purchase and Sale Agreement, dated as of September 4, 2008, by and between ADESA Atlanta, LLC and First Industrial Acquisitions, Inc.	8-K	333-148847	10.2	9/9/2008

10.5	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.3	9/9/2008

10.6	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.4	9/9/2008

10.7	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.5	9/9/2008

10.8	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.6	9/9/2008

10.9	Ground Lease, dated as of September 4, 2008, by and between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.7	9/9/2008

10.10	Ground Lease, dated as of September 4, 2008, by and between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.8	9/9/2008

10.11	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.9	9/9/2008

10.12	Ground Lease, dated as of September 4, 2008, by and between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.10	9/9/2008

10.13	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.11	9/9/2008

10.14	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.12	9/9/2008

10.15	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.13	9/9/2008

		Incorporated by Reference				Filed Herewith
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.16	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.14	9/9/2008

10.17	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.15	9/9/2008

10.18	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.16	9/9/2008

10.19	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.17	9/9/2008

10.20	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.18	9/9/2008

10.21	Ground Sublease, dated as of October 3, 2008, by and between ADESA Atlanta, LLC and First Industrial, L.P. (Fairburn, Georgia)					X

10.22	Guaranty of Lease, dated as of October 3, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Fairburn, Georgia)					X

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002					X

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002					X

32.1	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002					X

32.2	Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002					X

EXHIBIT 10.21

GROUND SUBLEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Sublease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.	Effective Date of Lease: October 3, 2008

1.2.	Landlord: First Industrial, L.P., a Delaware limited partnership

1.3.	Tenant: ADESA Atlanta, LLC, a New Jersey limited liability company

1.4.	Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5.	Premises: Approximately 284.34 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6.	Lease Term: Twenty (20) years (“Term”), commencing October 3, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on October 3, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7.	Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8.	Tenant’s Broker: None

1.9.	Security/Damage Deposit: $-0-.

1.10.	Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Intentionally Omitted); Exhibit F (Intentionally Omitted); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$647,965	$53,997
Year 2	$647,965	$53,997
Year 3	$687,426	$57,286
Year 4	$687,426	$57,286
Year 5	$729,291	$60,774
Year 6	$729,291	$60,774
Year 7	$773,704	$64,475
Year 8	$773,704	$64,475
Year 9	$820,823	$68,402
Year 10	$820,823	$68,402
Year 11	$870,811	$72,568
Year 12	$870,811	$72,568
Year 13	$923,844	$76,987
Year 14	$923,844	$76,987
Year 15	$980,106	$81,676
Year 16	$980,106	$81,676
Year 17	$1,039,794	$86,650
Year 18	$1,039,794	$86,650
Year 19	$1,103,118	$91,927
Year 20	$1,103,118	$91,927

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial, L.P, P.O. Box 905654, Charlotte, North Carolina 28290-5654, or if sent by overnight courier, First Industrial, L.P., JP Morgan Chase, 806 Tyvola Road, Suite 108, Charlotte, North Carolina 28217, Attn: FILP Lockbox 905654 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its

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right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord

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and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term

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(the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)	shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

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2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

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2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall

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not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to

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provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing

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Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.1.4. Property Tax Incentives.

3.1.4.1. Tenant has obtained certain property tax reductions (collectively, the “Property Tax Incentives”) in connection with the original development, acquisition, construction and equipping of the Premises. In order to obtain such Property Tax Incentives, title to the Premises was transferred to the Development Authority of Fulton County (the “Issuer”) after which the Tenant leased the Premises back from the Issuer pursuant to the Master Lease (as such term is hereinafter defined). Pursuant to an Assignment, Assumption and Novation Agreement dated as of October 3, 2008 (the “Assignment”), Tenant assigned to Landlord and Landlord assumed the rights, title, interest, duties and obligations of Tenant under the Master Lease and a number of additional Bond Documents (as defined in the Assignment).

3.1.4.2. Landlord hereby covenants and agrees with Tenant that, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, Landlord shall not knowingly take or omit to take any action under the Master Lease, the other Bond Documents, or otherwise that may adversely affect Tenant’s receipt of the benefits of the Property Tax Incentives, including, without limitation, terminating or cancelling the Master Lease or any of the other Bond Documents or exercising its option to purchase the Premises as provided in the Master Lease prior to December 31, 2013, the stated expiration date of the Master Lease (the “Master Lease Expiration Date”). Nothing contained in this subsection 3.1.4 shall be deemed to limit Landlord (without Tenant’s consent) from terminating the Master Lease or from exercising Landlord’s purchase rights and/or options under the Master Lease or redeeming the Bonds, after the Master Lease Expiration Date or the occurrence of an Event of Default. In addition, and provided that no Event of Default is then outstanding, Landlord shall not, without the prior written consent of Tenant (which consent shall not be unreasonably withheld, conditioned or delayed), execute any amendment or modification to the Master Lease or other Bond Documents.

3.1.4.3. Landlord and Tenant agree that upon the transfer of title to the Premises to the Landlord following the Master Lease Expiration Date, this Ground Sublease shall automatically and without the necessity of any further action be and become a direct and primary lease between Landlord (as lessor) and Tenant (as lessee). In such event, the parties acknowledge and agree that the terms of this Lease shall remain in full force and effect. In furtherance of the provisions of this subsection 3.1.4, the parties agree that they shall hereafter take such actions and execute and deliver such documents and instruments as may be reasonably necessary or desirable in order to ensure that the parties’ respective rights, privileges, duties, obligations and liabilities are consistent with the terms of this subsection 3.1.4.

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3.1.4.4. In any instance under this Section 3.1.4 where Landlord requests Tenant’s consent or approval, in writing (“Request Notice”) and Tenant fails to respond to Landlord, in writing, within five (5) business days after Landlord’s delivery of such Request Notice, then Tenant shall automatically be deemed to have provided the requested consent or approval.

3.1.4.5. Tenant acknowledges and agrees that in the event that any or all of the Property Tax Incentives are cancelled or rendered null and void as the result of any actions taken by Landlord pursuant to (x) the requirements of either or both of this Section 3.1.4 or Section 24, or (y) the direction of Tenant pursuant to either or both of this Section 3.1.4 or Section 24, then Tenant shall be solely responsible for the timely payment of all Taxes levied on or with respect to the Premises at any time during the Term.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and

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any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may

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discharge such items by payment or bond or both, and Section 25.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises, including, without limitation, the Master Lease (as such term is hereinafter defined), and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that except with regard to the Master Lease, the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

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7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

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8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

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9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same, Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for

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purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises

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is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3) provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

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10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $376,723.98 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its

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written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates; and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and

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against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

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17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

17.3. Flood Plain Indemnification. Landlord and Tenant hereby acknowledge that the Premises is encumbered with a certain Flood Plain Indemnification, dated as of October 16, 2002 (the “Indemnification”), pursuant to which Tenant indemnifies Fulton County with respect to matters arising in connection with, or as a result of, construction activities performed by Tenant pursuant to Land Disturbance Permit No. 02223LP (the “Permit”). Although the terms of the Indemnification state that the Indemnification shall be binding upon the heirs, successors and assigns of Tenant, and shall constitute a covenant running with the land, Tenant hereby acknowledges and agrees that, throughout the Term, Tenant

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shall remain solely responsible for the timely satisfaction of any and all obligations and liabilities imposed on the “Owner” under the Indemnification (collectively, the “Indemnified Obligations”). As a result, Tenant hereby indemnifies, defends and holds all Indemnitees harmless from and against any and all Losses suffered or incurred by any or all of the Indemnitees as a result of, or due to, or because Tenant fails to timely satisfy the Indemnification Obligations. The foregoing indemnity shall survive the termination or expiration of this Lease with respect to all Indemnification Obligations that arise prior to the date on which this Lease expires or terminates.

18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

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If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $0.61 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 22.88% and Tenant shall receive 77.12% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual

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damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third

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party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a “Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the Losses proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the

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ordinary course of events, would be likely to result therefrom, including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under Section 21, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

21.2.2. Commence dispossessory proceedings with or without the termination of this Lease. Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Premises is issued to Landlord.

21.2.3. Terminate Tenant’s right of possession only, without termination of the Lease. Upon any termination of Tenant’s right to possession only, without termination of the Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided below, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay Rent, including any amounts treated as Additional Rent, hereunder for the full Term. In any such case, Landlord may relet the Premises on behalf of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine and receive directly the Rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises. Tenant further agrees to reimburse Landlord upon demand for any expenditures made by it for remodeling or repairing in order to relet the Premises and for all other expenses incurred in connection with such reletting (including without limitation attorney’s fees and brokerage commissions). Following any termination of Tenant’s right to possession only, without termination of the Lease, Landlord agrees to use reasonable efforts to relet the Premises at fair market rental rates and to otherwise mitigate any damages arising out of an Event of Default on the part of Tenant; provided, however, that (i) Landlord shall have no obligation to treat preferentially the Premises compared to other premises Landlord has available for leasing within the Project or in other properties owned or managed by Landlord; (ii) Landlord shall not be obligated to expend any efforts or any monies beyond those Landlord would expend in the ordinary course of leasing space within the Improvements; and (iii) in evaluating a prospective reletting of the Premises, the term, rental, use and the reputation, experience and financial standing of prospective tenants are factors which Landlord may properly consider. Except as set forth in the preceding sentence, Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting.

21.2.4. Continue the Lease and Tenant’s right to possession and recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

21.2.5. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.6. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord.

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Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the

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other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

24. OPTION TO PURCHASE EQUIPMENT AND/OR IMPROVEMENTS.

24.1. If at any time prior to the expiration or earlier termination of the Lease, Landlord elects to acquire title to all or any portion of the Equipment (as defined in the Master Lease) and the Improvements (as defined in the Master Lease) (collectively, the “Equipment and Improvements”), Landlord shall use commercially reasonably efforts to cause the Master Landlord to convey the Equipment and Improvements, or such portion thereof as is then being acquired, directly to Tenant and otherwise in accordance with the conveyance requirements of the Master Lease, provided, however, that Landlord shall not be required to incur any out-of-pocket expenses or liabilities in connection with its use of commercially reasonable efforts to cause such conveyance to be made directly to Tenant. If for any reason Landlord acquires title to all or any portion of the Equipment and Improvements prior to the expiration or earlier termination of the Lease, Landlord shall simultaneously convey to Tenant (a) that portion of the Equipment and Improvements

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acquired that consists of improvements, which conveyance to Tenant shall occur via Quitclaim Deed in the form attached hereto as Exhibit I and (b) that portion of the Equipment and Improvements acquired that consists of equipment, which conveyance to Tenant shall occur via Quitclaim Bill of Sale in the form attached hereto as Exhibit J. At the expiration or earlier termination of the Lease, title to all Equipment and Improvements previously conveyed to Tenant shall automatically be deemed to vest in Landlord, without the need for any affirmative action by Tenant; provided, however, that as an accommodation to Landlord, Tenant agrees to also convey all such Equipment and Improvements back to Landlord via Quitclaim Deed in the form attached hereto as Exhibit I and/or Quitclaim Bill of Sale in the form attached hereto as Exhibit J, as appropriate.

24.2. At any time prior to the expiration or earlier termination of the Lease, and provided that no Event of Default is outstanding under this Lease, Tenant shall have the right to cause Landlord, upon not less than five (5) business days’ prior written notice to Landlord, to exercise Landlord’s option, if any, under the Master Lease to acquire any or all of the Equipment and Improvements, and Landlord shall use commercially reasonable efforts to cause the Master Landlord to convey the Equipment and Improvements, or such portion thereof as is then being acquired, directly to Tenant and otherwise in accordance with the conveyance requirements of the Master Lease; provided, however, that Landlord shall not be required to incur any out-of-pocket expenses or liabilities in connection with its use of commercially reasonable efforts to cause such conveyance to be made directly to Tenant. If for any reason Landlord acquires title to any or all of the Equipment and Improvements in connection with Tenant’s exercise of its right under this subsection 24.2, Landlord shall simultaneously convey to Tenant (a) that portion of the Equipment and Improvements acquired that consists of improvements, which conveyance shall occur via Quitclaim Deed in the form attached hereto as Exhibit I and (b) that portion of the Equipment and Improvements acquired that consists of equipment, which conveyance shall occur via Quitclaim Bill of Sale in the form attached hereto as Exhibit J. At the expiration or earlier termination of the Lease, title to all Equipment and Improvements previously conveyed to Landlord shall automatically be deemed to vest in Landlord, without the need for any affirmative action by Tenant; provided, however that as an accommodation to Landlord, Tenant agrees to then convey all such improvements and/or equipment back to Landlord via Quitclaim Deed in the form attached hereto as Exhibit I and/or Quitclaim Bill of Sale in the form attached hereto as Exhibit J, as appropriate. Tenant further agrees to pay to Landlord, within ten (10) business days of Landlord’s delivery of written demand therefor, Landlord’s actual, documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with the transfer of the Equipment and Improvements to Tenant as described in this Section 24.

24.3. As provided in Section 3.1.4.5 above, Tenant shall be solely responsible for the timely payment of any Taxes levied on or with respect to the Premises if and to the extent that any or all of the Property Tax Incentives are cancelled or rendered null and void as a direct result of any actions taken by Landlord in accordance with either or both of the requirements of this Section 24 or Tenant’s direction pursuant to this Section 24.

25. MISCELLANEOUS.

25.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

25.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices

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to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

25.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

25.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

25.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

25.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

25.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

25.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

25.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its

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members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

25.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

25.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

25.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

25.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

25.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

25.15. No Estate in Land. Tenant shall be granted a usufruct only in the Premises under this Lease, and not a leasehold or other estate in land, and that Tenant’s interest hereunder is not subject to levy, execution and sale and is not, unless expressly provided herein, assignable except with Landlord’s prior written consent.

25.16. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

25.17. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

25.18. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in Fulton County, Georgia with respect to any matter relating to or arising from this Lease.

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25.19. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

25.20. Master Lease. Landlord is the lessee under that certain Lease Agreement with the Development Authority of Fulton County (“Master Landlord”) dated as of December 1, 2002 and amended by that certain First Amendment to Lease Agreement dated September 26, 2008, (as amended from time to time, the “Master Lease”) whereby Landlord leases the Premises from Master Landlord. Tenant acknowledges that Landlord has the right to possess the Premises pursuant to the Master Lease. This Lease is subject to and subordinate in all respects to all of the terms and provisions of the Master Lease, and, notwithstanding anything to the contrary contained herein, no provision hereof granting Tenant any power, right, benefit or privilege shall be operative or effective, if and to the extent that exercise or enjoyment of the same would constitute or result in any breach of, default under, or termination of, the Master Lease. Landlord and Tenant shall each refrain from performing any act which is prohibited by the Master Lease. Landlord and Tenant each covenant and agree that any notices required to be delivered under the Master Lease (including, without limitation, any default notices thereunder) must also be delivered to the other party at the respective address and in the manner provided herein in Section 25.2. Tenant shall perform all affirmative covenants and obligations under the Master Lease where the obligation to perform is by its nature imposed upon the party in possession of the Premises. Upon reasonable advance notice to Tenant (except in the event of an emergency), Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section 25.20.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ DAVID HARKER
Name:	David Harker
Its:	Executive Director of Investments

TENANT:

ADESA ATLANTA, LLC, a New Jersey limited liability company

By:	/s/ PAUL J. LIPS
Paul J. Lips, a manager

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	c/o ADESA, Inc. 13085 Hamilton Crossing Boulevard, Suite 500 Carmel, Indiana 46032 Attn: Michelle Mallon

With a copy to: First Industrial Realty Trust, Inc. Five Concourse Parkway, Suite 2020 Atlanta, Georgia 30328 Attn: Operations Director	With a copy to: Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

With a copy to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith

S-1

EXHIBIT A

PREMISES

EXHIBIT A—LAND

Legal Description

Parcel “I”

All that tract or parcel of land situated and lying in Land Lots 24, 25, 34, 35 and 36, 9th Land District, Fulton County, Georgia and being more particularly described as follows:

Beginning at a  1/2 inch rebar at the intersection of the south line of Oakley Industrial Boulevard (variable R/W) with the west line of the CSX Railroad (100’ R/W); thence, along the west line of the CSX Railroad and with a curve to the right having a radius of 5309.24 feet, a chord bearing and distance of South 24 degrees 15 minutes 38 seconds East, 693.18 feet and an arc distance of 693.68 feet to a  1/2 inch rebar; thence, South 20 degrees 31 minutes 03 seconds East, continuing along the west line of the CSX Railroad, a distance of 553.23 feet to a point; thence, South 76 degrees 17 minutes 13 seconds West, leaving the CSX Railroad and along the north line of a tract of land conveyed to Ruby O. Thompson, as recorded in Deed Book 13140, page 238, Deed Records of Fulton County, Georgia, passing a 1 inch axle at a distance of 0.20 feet and continuing for a total distance of 646.19 feet to a 3/8 inch rebar in concrete; thence, South 13 degrees 46 minutes 17 seconds East, along the west line of said Thompson tract, a distance of 290.79 feet to a 3/8 inch rebar in concrete; thence, North 76 degrees 17 minutes 13 seconds East, along the south line of said Thompson tract, a distance of 680.59 feet to a  1/2 inch rebar on the west line of said CSX Railroad; thence, South 20 degrees 31 minutes 03 seconds East, along the west line of the CSX Railroad, a distance of 442.92 feet to a 2 inch pipe; thence, South 76 degrees 49 minutes 39 seconds West, leaving the CSX Railroad and along the north line of a tract of land conveyed to Gerald M. Cochran, a distance of 146.69 feet to a 1 inch pipe; thence, along the north line of a tract of land conveyed to Oakley Estates, Inc., the following calls: first, South 76 degrees 46 minutes 08 seconds West, a distance of 543.87 feet to a 1 inch pipe; thence, North 66 degrees 20 minutes 13 seconds West, a distance of 370.17 feet to a 1 inch pipe; thence, South 76 degrees 58 minutes 28 seconds West, a distance of 291.19 feet to a 1 inch pipe; thence North 69 degrees 29 minutes 59 seconds West, a distance of 573.17 feet to a 1 inch pipe; thence South 01 degrees 11 minutes 44 seconds East, along the west line of said Oakley Estates, Inc. tract, a distance of 980.19 feet to a 1 inch pipe; thence, South 88 degrees 23 minutes 36 seconds East, along the south line of said Oakley Estates, Inc. tract and the apparent south line of Land Lot 35, a distance of 737.84 feet to a point; thence, South 68 degrees 39 minutes 43 seconds West, a distance of 2250.48 feet to a point; thence, North 16 degrees 24 minutes 31 seconds West, a distance of 378.99 feet to a point; thence, North 33 degrees 57 minutes 04 seconds West, a distance of 544.71 feet to a point; thence, North 08 degrees 58 minutes 32 seconds West, a distance of 624.34 feet to a point; thence, North 09 degrees 42 minutes 26 seconds East, a distance of 536.07 feet to a point on the south line of said Oakley Industrial Boulevard; thence, along the south line of Oakley Industrial Boulevard the following calls: first, along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 51 degrees 55 minutes 24 seconds East, 436.00 feet and an arc distance of 436.40 feet to a concrete right-of-way monument; thence, North 47 degrees 38 minutes 42 seconds East, a distance of 479.45 feet to a concrete right-of-way monument; thence, along a curve to the right having a radius of 2232.10 feet, a chord bearing and distance of North 58 degrees 28 minutes 53 seconds East, 849.46 feet and an arc distance of 854.69 feet to a concrete right-of-way monument; thence. North 69 degrees 26 minutes 09 seconds East, a distance of 1527.41 feet to the Point of Beginning and containing 152.29 acres of land, more or less.

LESS AND EXCEPT that tract or parcel of land described in Right of Way Deed dated January 9, 2004, by and between Adesa Atlanta, LLC and Fulton County recorded in Deed Book 37006, page 615. Said tract containing 2.6985 acres more or less.

LEGAL DESCRIPTION

Parcel “N”

All that tract or parcel of land situated and lying in Land Lots 23, 24 and 25, 9th Land District, Fulton County, Georgia, and being more particularly described as follows:

Beginning at a  1/ 2 inch rebar at the intersection of the southerly line of Wood Road (variable R/W) with the west line of Lee’s Mill Road (apparent 50’ R/W); thence, South 02 degrees 21 minutes 28 seconds West, along the west line of Lee’s Mill Road, a distance of 75.17 feet to a  1/2 inch rebar; thence North 88 degrees 15 minutes 01 seconds West, leaving Lee’s Mill Road and along the north line of a tract of land conveyed to Sloan J. Dailey, as recorded in Deed Book 265.14, page 269, Deed Records of Fulton County, Georgia, a distance of 414.86 feet to a  1/2 inch rebar; thence, South 02 degrees 23 minutes 11 seconds West, along the west line of said Dailey tract, a distance of 209.99 feet to a  1/2 inch rebar; thence, South 88 degrees 14 minutes, 56 seconds East, along the south line of said Dailey tract, a distance of 414.89 feet to a  1/2 inch rebar on the west line of Lee’s Mill Road; thence, South 02 degrees 21 minutes 16 seconds West, along the west line of Lee’s Mill Road, a distance of 172.00 feet to a 1 inch flat iron; thence, leaving Lee’s Mill Road and along the south line of a tract of land conveyed to M.D. Hodges, Inc., as recorded in Deed Book 10585, page 90, the following calls: first, North 88 degrees 15 minutes 00 seconds West, a distance of 849.03 feet to a 1 inch axle; thence, North 88 degrees 21 minutes 50 seconds West, a distance of 235.01 feet to a  1/2 inch rebar; thence, North 88 degrees 20 minutes 19 seconds West, a distance of 326.85 feet to a 1 inch pipe; thence, North 88 degrees 32 minutes 43 seconds West, a distance of 176.26 feet to a cross cut on a rock; thence, North 88 degrees 18 minutes 12 seconds West, a distance of 1157.73 feet to a  1/2 inch rebar; thence, North 88 degrees 24 minutes 55 seconds West, a distance of 237.39 feet to a 3/8 inch rebar at the southwest corner of said M.D. Hodges, Inc. tract; thence, North 04 degrees 21 minutes 53 seconds East, along the west line of said M.D. Hodges, Inc. tract, a distance of 706.83 feet to a 1 inch pipe; thence, North 86 degrees 49 minutes 02 seconds West, along the south line of a tract of land conveyed to M.D. Hodges Enterprises, Inc., as recorded in Deed Book 9574, pages 472, Deed Records of Fulton County, Georgia, a distance of 192.12 feet to a  5/8 inch rebar; thence, North 86 degrees 47 minutes 41 seconds West, continuing along said south line, a distance of 133.55 feet to a  5/8 inch rebar at the southeast corner of a tract of land conveyed to PYA Monarch, Inc., as recorded in Deed Book 29373, page 582, Deed Records, Fulton County, Georgia; thence, along the east line of said PYA Monarch, Inc. tract the following calls: First, North 42 degrees 15 minutes 01 seconds East, a distance of 365.10 feet to a 5/8 inch rebar; thence, North 12 degrees 14 minutes 26 seconds East, a distance of 131.32 feet to a sanitary sewer manhole; thence, North 40 degrees 59 minutes 35 seconds West, a distance of 1.90 feet to point; thence, North 68 degrees 39 minutes 43 seconds East, leaving said PYA Monarch, Inc. tract, a distance of 2688.52 feet to a point on the south line of a tract of land conveyed to Oakley Estates, Inc., said point also being on the apparent north line of Land Lot 24; thence, South 88 degrees 23 minutes 36 seconds East, along the south line of said Oakley Estates, Inc. tract and said north line of Land Lot 24, a distance of 468.82 feet to a 1 inch pipe at the apparent northeast corner of Land Lot 24 and the northeast corner of said M.D. Hodges Enterprises, Inc. tract; thence, South 05 degrees 09 minutes 25 seconds West, along the east line of said M.D. Hodges Enterprises, Inc. tract and the apparent east line of Land Lot 24, a distance of 563.70 feet to a  1/2 inch rebar on the north line of the terminus of Wood Road as defined by said M.D. Hodges Enterprises, Inc. tract; thence, South 88 degrees 59 minutes 19 seconds West, along said north line of Wood Road, a distance of 29.93 feet to a  1 /2 inch rebar; thence, South 05 degrees 14 minutes 05 seconds West, along the west line of Wood Road as defined by said M.D. Hodges Enterprises, Inc. tract, a distance of 169.12 feet to a 2 inch pipe at the northeast corner of a tract of land conveyed to Fife Baptist Church; thence, South 88 degrees 52 minutes 42 seconds West, leaving Wood Road and along the north line of the Fife Baptist Church tract, a distance of 253.70 feet to a 1 1/2 inch angle iron; thence, South 88 degrees 15 minutes 50 seconds West, continuing along the north line of the Fife Baptist Church tract, a distance of 242.10 feet to a  1/2 inch rebar; thence. South 05 degrees 47 minutes 51 seconds West, along the west line of the Fife Baptist Church tract, a distance of 340.70 feef to a  1/2 inch rebar; thence, South 81 degrees 27 minutes 16 seconds East, along the south line of the Fife Baptist Church tract, a distance of 250.78 feet to a 1 1/2 inch angle iron; thence, South 81 degrees 07 minutes 37 seconds East, continuing along the south line of the Fife Baptist Church tract, a distance of 246.02 feet to a  1/2 inch pipe on the west line of Wood Road; thence, South 05 degrees 07 minutes 07 seconds West, along the west line of Wood Road, a distance of 77.59 feet to a  1/2 inch rebar at the northeast corner of a tract of land conveyed to Robert A. Wood; thence, North 88 degrees 23 minutes 30 seconds West, leaving Wood Road and along the north line of the Wood tract, a distance of 415.03 feet to a  1/2 inch rebar: thence. South 05 degrees 02 minutes 14 seconds West, along the west line of the Wood tract, a distance of 227.89 feet to a  1/2 inch rebar; thence South 88 degrees 17 minutes 49 seconds East, along the south line of the Wood tract, a distance of 154.41 feet to a  1/2 inch rebar; thence, South 64 degrees 38 minutes 18 seconds East, continuing along the south line of the Wood tract, a distance of 53.89 feet to a 2 inch pipe; thence, South 64 degrees 32 minutes 53 seconds East, continuing along the south line of the Wood tract, a distance of 222.67 feet to a 1 inch rebar on the west line of said Wood Road; thence, along the south line of Wood Road and with a curve to the left having a radius of 124.94 feet, a chord bearing and distance of South 40 degrees 54 minutes 48 seconds East, 82.79 feet and an arc distance of 84.39 feet to a  1/2 inch rebar; thence, South 60 degrees 05 minutes 17 seconds East, continuing along the south line of Wood Road, a distance of 167.04 feet to the Point of Beginning and containing 106.48 acres of land, more or less.

LEGAL DESCRIPTION

Tracts 1 and 2

All that tract or parcel of land lying and being in Land Lots 35 and 36 of Ninth District of originally Fayette then Campbell now Fulton County, Georgia more fully described as follows: Commencing in the center of Fairburn and Fayetteville Highway at a point 250-1/2 feet southernly measured along said Highway from the North line of land lots Nos. 35 and 36 run south 74 degrees, West 118 feet to center of Atlantic Coast Line Railroad, Thence continue Westerly on same course 698 feet to a corner, thence run South 16 degrees East 290 8/10 feet to a corner, thence run North 74 degrees East 731 feet to center of A.C.L. R.R. Thence continue Easterly in same course 158-1/2 feet to the center of Fairburn and Fayetteville Highway, Thence North 30 degrees and 45 minutes West along said highway 300 feet to point of beginning, and containing 5 acres of land not including right of way of 100 feet wide belonging to Atlantic Coast Line Rail Road. This 5 acre tract of land is a part of the Tom Garden place and was deeded by Grady Carden and Mrs. Emmie Carden Findlay to John Low Smith, and from John Low Smith to Lois Oakley.

MORE RECENTLY DESCRIBED IN A SURVEY BY INTEGRATED SCIENCE AND

ENGINEERING DATED JUNE 11, 2002, AS FOLLOWS:

TRACT 1

All that tract or parcel of land lying and being in Land Lots 35 and 36 of the 9th District, Fulton County, Georgia, and being more particularly described as follows:

To reach the true point of beginning, commence at a 1” open top pipe at the common land lot corner of land cots 35, 36, 23 and 24;

THENCE North 00 degrees 08 minutes 19 seconds West along the western land lot line of land lot 36 for a distance of 1192.30 feet to a point where the South property line of tract 2 intersects the common land lot line of land lots 35 and 36;

THENCE North 76 degrees 17 minutes 31 seconds East along the South property line of tract 2 for a distance of 466.69 feet to a  1/2” rebar found at the west right of way of a CSX railroad (100’ R/W) and true point of beginning;

THENCE South 76 degrees 17 minutes 31 seconds West for a distance of 681.04 feet to a 3/8” rebar found;

THENCE North 13 degrees 46 minutes 35 seconds West for a distance of 290.84 feet to a 3/8” rebar found;

THENCE North 76 degrees 17 minutes 13 seconds East for a distance of 646.02 feet to the western right of way of a 100’ CSX Railroad right of way and an axle found;

THENCE South 20 degrees 38 minutes 22 seconds East along the western right of way of a 100 foot CSX right of way for a distance of 293.04 feet to a  1/2” rebar found and the true point of beginning;

Said property contains 4.43 acres more or less.

Total area tract 1 and tract 2 = 4.72 acres more or less.

TRACT 2

All that tract or parcel of land lying and being in Land Lot 36 of the 9th District, Fulton County, Georgia, and being more particularly described as follows:

To reach the true point of beginning, commence at a 1” open top pipe at the common land lot corner of land lots 35, 36, 23, and 24;

THENCE North 00 degrees 08 minutes 19 seconds West along the western land lot line of land lot 36 for a distance of 1192.30 feet to a point where the South property line of tract 2 intersects the common land lot of land lots 35 and 36;

THENCE North 76 degrees 17 minutes 31 seconds East along the South property line of tract 2 for a distance of 486.69 feet to a  1/2” rebar at the west right of way of a CSX railroad (100’) R/W);

THENCE across the right of way of the CSX railroad North 75 degrees 32 minutes 19 seconds East for a distance of 100.35 feet to a 60-penny nail on the east right of way of the 100’ wide CSX railroad and true point of beginning;

THENCE North 20 degrees 30 minutes 14 seconds West along the right of way of the CSX Railroad (100’ R/W) for a distance of 291.99 feet to a  1/2” rebar found;

THENCE North 76 degrees 07 minutes 03 seconds East for a distance of 38.28 feet to the right of way of Fayetteville Road (100’ R/W) and a 1” open top pipe;

THENCE South 22 degrees 16 minutes 14 seconds East along the right of way of Fayetteville Road for a distance of 293.27 feet to a 1” open top pipe;

THENCE South 76 degrees 13 minutes 18 seconds West for a distance of 47.39 feet to a 60-penny nail and true point of beginning;

Said property contains 0.29 acres more or less.

TRACT 3

All that tract or parcel of land situated and lying in Land Lots 24, 25 and 34 of the 9th Land District, Fulton County, Georgia, and being more particularly described as follows:

Commencing at a concrete right-of-way monument at the intersection of the south line of Oakley Industrial Boulevard (variable right-of-way) with the east line of Spence Road (S.R. 92) (variable right-of-way); thence along the south line of Oakley Industrial Boulevard the following calls: First, along a curve to the right having a radius of 1850.10 feet, a chord bearing and distance of North 69 degrees 42 minutes 42 seconds East, 729.16 feet and an arc distance of 733.97 feet to a concrete right-of-way monument; thence North 81 degrees 04 minutes 59 seconds East, a distance of 251.07 feet to a concrete right-of-way monument; thence along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 76 degrees 56 minutes 07 seconds East, 437.31 feet and an arc distance of 437.72 feet to a concrete right-of-way monument; thence North 72 degrees 16 minutes 11 seconds East, a distance of 579.73 feet to a concrete right-of-way monument; thence along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 67 degrees 40 minutes 19 seconds East, 498.46 feet and an arc distance of 499.06 feet to the POINT OF BEGINNING of the herein described tract of land; thence continuing along the south line of Oakley Industrial Boulevard with a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 59 degrees 29 minutes 27 seconds East, 336.12 feet and an arc distance of 336.30 feet to a point; thence South 09 degrees 42 minutes 26 seconds West, leaving Oakley Industrial Boulevard, a distance of 536.07 feet to a point; thence South 08 degrees 58 minutes 32 seconds East, a distance of 624.34 feet to a point; thence South 33 degrees 57 minutes 04 seconds East, a distance of 544.71 feet to a point; thence South 16 degrees 24 minutes 31 seconds East, a distance of 378.99 feet to a point; thence South 68 degrees 39 minutes 43 seconds West, a distance of 438.04 feet to a point on the east line of a tract of land conveyed to PYA Monarch, Inc. as recorded in Deed Book 29373, page 582, Deed Records of Fulton County, Georgia; thence along the east line of the PYA Monarch, Inc. Tract the following calls: First, North 40 degrees 59 minutes 35 seconds West, a distance of 18.26 feet to a 5/8 inch rebar; thence North 71 degrees 06 minutes 52 seconds West, a distance of 304.79 feet to a 5/8 inch rebar; thence North 11 degrees 55 minutes 32 seconds West, a distance of 411.27 feet to a 5/8 inch rebar; thence North 31 degrees 57 minutes 30 seconds East, a distance of 204.98 feet to a 5/8 inch rebar; thence North 39 degrees 53 minutes 08 seconds West, a distance of 278.97 feet to a sanitary sewer manhole; thence North 03 degrees 03 minutes 27 seconds West, a distance of 149.60 feet to a 5/8 inch rebar at the northeast corner of said PYA Monarch, Inc. Tract; thence North 03 degrees 05 minutes 37 seconds West, leaving the PYA Monarch, Inc. Tract, a distance of 227.81 feet to a sanitary sewer manhole; thence North 19 degrees 05 minutes 24 seconds East, a distance of 350.15 feet to a point; thence North 10 degrees 18 minutes 55 seconds East, a distance of 344.23 feet to the POINT OF BEGINNING and containing 20.85 acres of land, more or less.

EXHIBIT A—LAND

Legal Description

Parcel “I”

All that tract or parcel of land situated and lying in Land Lots 24, 25, 34, 35 and 36, 9th Land District, Fulton County, Georgia and being more particularly described as follows:

Beginning at a  1/2 inch rebar at the intersection of the south line of Oakley Industrial Boulevard (variable R/W) with the west line of the CSX Railroad (100’ R/W); thence, along the west line of the CSX Railroad and with a curve to the right having a radius of 5309.24 feet, a chord bearing and distance of South 24 degrees 15 minutes 38 seconds East, 693.18 feet and an arc distance of 693.68 feet to a  1/2 inch rebar; thence, South 20 degrees 31 minutes 03 seconds East, continuing along the west line of the CSX Railroad, a distance of 553.23 feet to a point; thence, South 76 degrees 17 minutes 13 seconds West, leaving the CSX Railroad and along the north line of a tract of land conveyed to Ruby O. Thompson, as recorded in Deed Book 13140, page 238, Deed Records of Fulton County, Georgia, passing a 1 inch axle at a distance of 0.20 feet and continuing for a total distance of 646.19 feet to a 3/8 inch rebar in concrete; thence, South 13 degrees 46 minutes 17 seconds East, along the west line of said Thompson tract, a distance of 290.79 feet to a 3/8 inch rebar in concrete; thence, North 76 degrees 17 minutes 13 seconds East, along the south line of said Thompson tract, a distance of 680.59 feet to a  1/2 inch rebar on the west line of said CSX Railroad; thence, South 20 degrees 31 minutes 03 seconds East, along the west line of the CSX Railroad, a distance of 442.92 feet to a 2 inch pipe; thence, South 76 degrees 49 minutes 39 seconds West, leaving the CSX Railroad and along the north line of a tract of land conveyed to Gerald M. Cochran, a distance of 146.69 feet to a 1 inch pipe; thence, along the north line of a tract of land conveyed to Oakley Estates, Inc., the following calls: first, South 76 degrees 46 minutes 08 seconds West, a distance of 543.87 feet to a 1 inch pipe; thence, North 66 degrees 20 minutes 13 seconds West, a distance of 370.17 feet to a 1 inch pipe; thence, South 76 degrees 58 minutes 28 seconds West, a distance of 291.19 feet to a 1 inch pipe; thence North 69 degrees 29 minutes 59 seconds West, a distance of 573.17 feet to a 1 inch pipe; thence South 01 degrees 11 minutes 44 seconds East, along the west line of said Oakley Estates, Inc. tract, a distance of 980.19 feet to a 1 inch pipe; thence, South 88 degrees 23 minutes 36 seconds East, along the south line of said Oakley Estates, Inc. tract and the apparent south line of Land Lot 35, a distance of 737.84 feet to a point; thence, South 68 degrees 39 minutes 43 seconds West, a distance of 2250.48 feet to a point; thence, North 16 degrees 24 minutes 31 seconds West, a distance of 378.99 feet to a point; thence, North 33 degrees 57 minutes 04 seconds West, a distance of 544.71 feet to a point; thence, North 08 degrees 58 minutes 32 seconds West, a distance of 624.34 feet to a point; thence, North 09 degrees 42 minutes 26 seconds East, a distance of 536.07 feet to a point on the south line of said Oakley Industrial Boulevard; thence, along the south line of Oakley Industrial Boulevard the following calls: first, along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 51 degrees 55 minutes 24 seconds East, 436.00 feet and an arc distance of 436.40 feet to a concrete right-of-way monument; thence, North 47 degrees 38 minutes 42 seconds East, a distance of 479.45 feet to a concrete right-of-way monument; thence, along a curve to the right having a radius of 2232.10 feet, a chord bearing and distance of North 58 degrees 28 minutes 53 seconds East, 849.46 feet and an arc distance of 854.69 feet to a concrete right-of-way monument; thence, North 69 degrees 26 minutes 09 seconds East, a distance of 1527.41 feet to the Point of Beginning and containing 152.29 acres of land, more or less.

LESS AND EXCEPT that tract or parcel of land described in Right of Way Deed dated January 9, 2004, by and between Adesa Atlanta, LLC and Fulton County recorded in Deed Book 37006, page 615. Said tract containing 2.6985 acres more or less.

LEGAL DESCRIPTION

Parcel “N”

All that tract or parcel of land situated and lying in Land Lots 23, 24 and 25, 9th Land District, Fulton County, Georgia, and being more particularly described as follows:

Beginning at a  1/ 2 inch rebar at the intersection of the southerly line of Wood Road (variable R/W) with the west line of Lee’s Mill Road (apparent 50’ R/W); thence, South 02 degrees 21 minutes 28 seconds West, along the west line of Lee’s Mill Road, a distance of 75.17 feet to a  1/2 inch rebar; thence North 88 degrees 15 minutes 01 seconds West, leaving Lee’s Mill Road and along the north line of a tract of land conveyed to Sloan J. Dailey, as recorded in Deed Book 26514, page 269, Deed Records of Fulton County, Georgia, a distance of 414.86 feet to a  1/2 inch rebar; thence, South 02 degrees 23 minutes 11 seconds West, along the west line of said Dailey tract, a distance of 209.99 feet to a  1/2 inch rebar; thence, South 88 degrees 14 minutes, 56 seconds East, along the south line of said Dailey tract, a distance of 414.89 feet to a  1/2 inch rebar on the west line of Lee’s Mill Road; thence, South 02 degrees 21 minutes 16 seconds West, along the west line of Lee’s Mill Road, a distance of 172.00 feet to a 1 inch flat iron; thence, leaving Lee’s Mill Road and along the south line of a tract of land conveyed to M.D. Hodges, Inc., as recorded in Deed Book 10585, page 90, the following calls: first, North 88 degrees 15 minutes 00 seconds West, a distance of 849.03 feet to a 1 inch axle; thence, North 88 degrees 21 minutes 50 seconds West, a distance of 235.01 feet to a  1/2 inch rebar; thence, North 88 degrees 20 minutes 19 seconds West, a distance of 326.85 feet to a 1 inch pipe; thence, North 88 degrees 32 minutes 43 seconds West, a distance of 176.26 feet to a cross cut on a rock; thence, North 88 degrees 18 minutes 12 seconds West, a distance of 1157.73 feet to a  1/2 inch rebar; thence, North 88 degrees 24 minutes 55 seconds West, a distance of 237.39 feet to a 3/8 inch rebar at the southwest comer of said M.D. Hodges, Inc. tract; thence, North 04 degrees 21 minutes 53 seconds East, along the west line of said M.D. Hodges, Inc. tract, a distance of 706.83 feet to a 1 inch pipe; thence, North 86 degrees 49 minutes 02 seconds West, along the south line of a tract of land conveyed to M.D. Hodges Enterprises, Inc., as recorded in Deed Book 9574, pages 472, Deed Records of Fulton County, Georgia, a distance of 192.12 feet to a 5/8 inch rebar; thence, North 86 degrees 47 minutes 41 seconds West, continuing along said south line, a distance of 133.55 feet to a 5/8 inch rebar at the southeast comer of a tract of land conveyed to PYA Monarch, Inc., as recorded in Deed Book 29373, page 582, Deed Records, Fulton County, Georgia; thence, along the east line of said PYA Monarch, Inc. tract the following calls: First, North 42 degrees 15 minutes 01 seconds East, a distance of 365.10 feet to a 5/8 inch rebar; thence, North 12 degrees 14 minutes 26 seconds East, a distance of 131.32 feet to a sanitary sewer manhole; thence, North 40 degrees 59 minutes 35 seconds West, a distance of 1.90 feet to point; thence, North 68 degrees 39 minutes 43 seconds East, leaving said PYA Monarch, Inc. tract, a distance of 2688.52 feet to a point on the south line of a tract of land conveyed to Oakley Estates, Inc., said point also being on the apparent north line of Land Lot 24; thence, South 88 degrees 23 minutes 36 seconds East, along the south line of said Oakley Estates, Inc. tract and said north line of Land Lot 24, a distance of 468.82 feet to a 1 inch pipe at the apparent northeast corner of Land Lot 24 and the northeast corner of said M.D. Hodges Enterprises, Inc. tract; thence, South 05 degrees 09 minutes 25 seconds West, along the east line of said M.D. Hodges Enterprises, Inc. tract and the apparent east line of Land Lot 24, a distance of 563.70 feet to a  1/2 inch rebar on the north line of the terminus of Wood Road as defined by said M.D. Hodges Enterprises. Inc. tract; thence, South 88 degrees 59 minutes 19 seconds West, along said north line of Wood Road, a distance of 29.93 feet to a  1/2 inch rebar; thence, South 05 degrees 14 minutes 05 seconds West, along the west line of Wood Road as defined by said M.D. Hodges Enterprises, Inc. tract, a distance of 169.12 feet to a 2 inch pipe at the northeast corner of a tract of land conveyed to Fife Baptist Church; thence, South 88 degrees 52 minutes 42 seconds West, leaving Wood Road and along the north line of the Fife Baptist Church tract, a distance of 253.70 feet to a 1 1/2 inch angle iron; thence, South 88 degrees 15 minutes 50 seconds West, continuing along the north line of the Fife Baptist Church tract, a distance of 242.10 feet to a  1/2 inch rebar; thence, South 05 degrees 47 minutes 51 seconds West, along the west line of the Fife Baptist Church tract, a distance of 340.70 feet to a 54 inch rebar; thence, South 81 degrees 27 minutes 16 seconds East, along the south line of the Fife Baptist Church tract, a distance of 250.78 feet to a 1 1/2 inch angle iron; thence, South 81 degrees 07 minutes 37 seconds East, continuing along the south line of the Fife Baptist Church tract, a distance of 246.02 feet to a  1/2 inch pipe on the west line of Wood Road; thence, South 05 degrees 07 minutes 07 seconds West, along the west line of Wood Road, a distance of 77.59 feet to a  1/2 inch rebar at the northeast corner of a tract of land conveyed to Robert A. Wood; thence, North 88 degrees 23 minutes 30 seconds West, leaving Wood Road and along the north line of the Wood tract, a distance of 415.03 feet to a  1/2 inch rebar; thence. South 05 degrees 02 minutes 14 seconds West, along the west line of the Wood tract, a distance of 227.89 feet to a  1/2 inch rebar; thence South 88 degrees 17 minutes 49 seconds East, along the south line of the Wood tract, a distance of 154.41 feet to a  1/2 inch rebar; thence, South 64 degrees 38 minutes 18 seconds East, continuing along the south line of the Wood tract, a distance of 53.89 feet to a 2 inch pipe; thence, South 64 degrees 32 minutes 53 seconds East, continuing along the south line of the Wood tract, a distance of 222.67 feet to a 1 inch rebar on the west line of said Wood Road; thence, along the south line of Wood Road and with a curve to the left having a radius of 124.94 feet, a chord bearing and distance of South 40 degrees 54 minutes 48 seconds East, 82.79 feet and an arc distance of 84.39 feet to a  1/2 inch rebar; thence, South 60 degrees 05 minutes 17 seconds East, continuing along the south line of Wood Road, a distance of 167.04 feet to the Point of Beginning and containing 106.48 acres of land, more or less.

LEGAL DESCRIPTION

Tracts 1 and 2

All that tract or parcel of land lying and being in Land Lots 35 and 36 of Ninth District of originally Fayette then Campbell now Fulton County, Georgia more fully described as follows: Commencing in the center of Fairburn and Fayetteville Highway at a point 250-1/2 feet southernly measured along said Highway from the North line of land lots Nos. 35 and 36 run south 74 degrees, West 118 feet to center of Atlantic Coast Line Railroad, Thence continue Westerly on same course 698 feet to a corner, thence run South 16 degrees East 290 8/10 feet to a corner, thence run North 74 degrees East 731 feet to center of A.C.L. R.R. Thence continue Easterly in same course 158-1/2 feet to the center of Fairburn and Fayetteville Highway, Thence North 30 degrees and 45 minutes West along said highway 300 feet to point of beginning, and containing 5 acres of land not including right of way of 100 feet wide belonging to Atlantic Coast Line Rail Road. This 5 acre tract of land is a part of the Tom Garden place and was deeded by Grady Carden and Mrs. Emmie Carden Findlay to John Low Smith, and from John Low Smith to Lois Oakley.

MORE RECENTLY DESCRIBED IN A SURVEY BY INTEGRATED SCIENCE AND ENGINEERING DATED JUNE 11, 2002, AS FOLLOWS:

TRACT 1

All that tract or parcel of land lying and being in Land Lots 35 and 36 of the 9th District, Fulton County, Georgia, and being more particularly described as follows:

To reach the true point of beginning, commence at a 1” open top pipe at the common land lot corner of land lots 35, 36, 23 and 24;

THENCE North 00 degrees 08 minutes 19 seconds West along the western land lot line of land lot 36 for a distance of 1192.30 feet to a point where the South property line of tract 2 intersects the common land lot line of land lots 35 and 36;

THENCE North 76 degrees 17 minutes 31 seconds East along the South property line of tract 2 for a distance of 466.69 feet to a  1/2, rebar found at the west right of way of a CSX railroad (100’ R/W) and true point of beginning;

THENCE South 76 degrees 17 minutes 31 seconds West for a distance of 681.04 feet to a 3/8” rebar found;

THENCE North 13 degrees 46 minutes 35 seconds West for a distance of 290.84 feet to a 3/8” rebar found;

THENCE North 76 degrees 17 minutes 13 seconds East for a distance of 646.02 feet to the western right of way of a 100’ CSX Railroad right of way and an axle found;

THENCE South 20 degrees 38 minutes 22 seconds East along the western right of way of a 100 foot CSX right of way for a distance of 293.04 feet to a  1/2” rebar found and the true point of beginning;

Said property contains 4.43 acres more or less.

Total area tract 1 and tract 2 = 4.72 acres more or less.

TRACT 2

All that tract or parcel of land lying and being in Land Lot 36 of the 9th District, Fulton County, Georgia, and being more particularly described as follows:

To reach the true point of beginning, commence at a 1” open top pipe at the common land lot corner of land lots 35, 36, 23, and 24;

THENCE North 00 degrees 08 minutes 19 seconds West along the western land lot line of land lot 36 for a distance of 1192.30 feet to a point where the South property line of tract 2 intersects the common land lot of land lots 35 and 36;

THENCE North 76 degrees 17 minutes 31 seconds East along the South property line of tract 2 for a distance of 486.69 feet to a  1/2” rebar at the west right of way of a CSX railroad (100’) R/W);

THENCE across the right of way of the CSX railroad North 75 degrees 32 minutes 19 seconds East for a distance of 100.35 feet to a 60-penny nail on the east right of way of the 100' wide CSX railroad and true point of beginning;

THENCE North 20 degrees 30 minutes 14 seconds West along the right of way of the CSX Railroad (100’ R/W) for a distance of 291.99 feet to a  1/2” rebar found;

THENCE North 76 degrees 07 minutes 03 seconds East for a distance of 38.28 feet to the right of way of Fayetteville Road (100’ R/W) and a 1” open top pipe;

THENCE South 22 degrees 16 minutes 14 seconds East along the right of way of Fayetteville Road for a distance of 293.27 feet to a 1” open top pipe;

THENCE South 76 degrees 13 minutes 18 seconds West for a distance of 47.39 feet to a 60-penny nail and true point of beginning;

Said property contains 0.29 acres more or less.

TRACT 3

All that tract or parcel of land situated and lying in Land Lots 24. 25 and 34 of the 9th Land District, Fulton County, Georgia, and being more particularly described as follows:

Commencing at a concrete right-of-way monument at the intersection of the south line of Oakley Industrial Boulevard (variable right-of-way) with the east line of Spence Road (S.R. 92) (variable right-of-way); thence along the south line of Oakley Industrial Boulevard the following calls: First, along a curve to the right having a radius of 1850.10 feet, a chord bearing and distance of North 69 degrees 42 minutes 42 seconds East, 729.16 feet and an arc distance of 733.97 feet to a concrete right-of-way monument; thence North 81 degrees 04 minutes 59 seconds East, a distance of 251.07 feet to a concrete right-of-way monument; thence along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 76 degrees 56 minutes 07 seconds East, 437.31 feet and an arc distance of 437.72 feet to a concrete right-of-way monument; thence North 72 degrees 16 minutes 11 seconds East, a distance of 579.73 feet to a concrete right-of-way monument; thence along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 67 degrees 40 minutes 19 seconds East, 498.46 feet and an arc distance of 499,06 feet to the POINT OF BEGINNING of the herein described tract of land; thence continuing along the south line of Oakley Industrial Boulevard with a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 59 degrees 29 minutes 27 seconds East, 336.12 feet and an arc distance of 336.30 feet to a point; thence South 09 degrees 42 minutes 26 seconds West, leaving Oakley Industrial Boulevard, a distance of 536.07 feet to a point; thence South 08 degrees 58 minutes 32 seconds East, a distance of 624.34 feet to a point; thence South 33 degrees 57 minutes 04 seconds East, a distance of 544.71 feet to a point; thence South 16 degrees 24 minutes 31 seconds East, a distance of 378,99 feet to a point; thence South 68 degrees 39 minutes 43 seconds West, a distance of 438.04 feet to a point on the east line of a tract of land conveyed to PYA Monarch, Inc. as recorded in Deed Book 29373, page 582, Deed Records of Fulton County, Georgia; thence along the east line of the PYA Monarch, Inc. Tract the following calls: First, North 40 degrees 59 minutes 35 seconds West, a distance of 18.26 feet to a 5/8 inch rebar; thence North 71 degrees 06 minutes 52 seconds West, a distance of 304.79 feet to a 5/8 inch rebar; thence North 11 degrees 55 minutes 32 seconds West, a distance of 411.27 feet to a 5/8 inch rebar; thence North 31 degrees 57 minutes 30 seconds East, a distance of 204.98 feet to a 5/8 inch rebar; thence North 39 degrees 53 minutes 08 seconds West, a distance of 278.97 feet to a sanitary sewer manhole; thence North 03 degrees 03 minutes 27 seconds West, a distance of 149.60 feet to a 5/8 inch rebar at the northeast corner of said PYA Monarch, Inc. Tract; thence North 03 degrees 05 minutes 37 seconds West, leaving the PYA Monarch, Inc. Tract, a distance of 227.81 feet to a sanitary sewer manhole; thence North 19 degrees 05 minutes 24 seconds East, a distance of 350.15 feet to a point; thence North 10 degrees 18 minutes 55 seconds East, a distance of 344.23 feet to the POINT OF BEGINNING and containing 20.85 acres of land, more or less.

EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1.	Name of
Company/Contact

2.	Address/Phone

3.	Provide a brief description of your business and operations:

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO

(> 10,000lbs. of hazardous materials STORED at any one time)

b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO

(> 10,000lbs. of hazardous materials USED per year)

c. NPDES or SPDES Stormwater Discharge permit	YES	NO

(answer “No” if “No-Exposure Certification” filed)

d. EPA Hazardous Waste Generator ID Number	YES	NO

5. Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-1

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-1

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

4.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

5.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

6.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

7.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

8.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

D-1

EXHIBIT E

Intentionally Omitted

E-1

EXHIBIT F

Intentionally Omitted

F-1

EXHIBIT G

STATE OF GEORGIA

COUNTY OF FULTON

After recording, please return to:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF SUBLEASE

THIS MEMORANDUM OF SUBLEASE (this “Memorandum”) is entered into as of             , 2008, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Landlord”) and ADESA ATLANTA, LLC, a New Jersey limited liability company, (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Sublease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in Fulton County, Georgia, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Sublease as of             , 2008.

Signed, Sealed and delivered in the Presence of:	LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited liability company

By: First Industrial Realty Trust, Inc., a Maryland corporation, its sole general partner
Unofficial Witness

By:
Name:
Title:

By:
Notary Public	Name:
Title:
My Commission Expires:

(CORPORATE SEAL)
Notary Seal:

Signed, Sealed and delivered in the Presence of:

Unofficial Witness

Notary Public

My Commission Expires:

Notary Seal:

Signed, Sealed and delivered in the Presence of:	TENANT:

ADESA ATLANTA, LLC, a New Jersey limited liability company

By:
Unofficial Witness		James P. Hallett, a manager

By:
Notary Public		Paul J. Lips, a manager

My Commission Expires:

(CORPORATE SEAL)
Notary Seal:

Signed, Sealed and delivered in the Presence of:

Unofficial Witness

Notary Public

My Commission Expires:

Notary Seal:

EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M - GKLL; $2M AGG - AL/GL	$500,000
Excess Liability
legal liability, tail coverage	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil & military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage to CA locations
Environmental	ADESA - Zurich	9/20/04 - 9/20/09	$5M PER / $10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

EXHIBIT I

FORM OF QUIT CLAIM DEED

This instrument prepared by: Jill J. Littlejohn Barack Ferrazzano Kirscbaum & Perlman LLP 200 West Madison, Suite 3900 Chicago, IL 60606	After recording return to: Jill J. Littlejohn Barack Ferrazzano Kirscbaum & Perlman LLP 200 West Madison, Suite 3900 Chicago, IL 60606

Property appraisers parcel identification

QUITCLAIM DEED

This quitclaim deed, made the          day of                     , 2008, by ADESA ATLANTA, LLC, a New Jersey limited liability company, whose post office address is 13085 Hamilton Crossing Blvd., Suite 500, Carmel, Indiana 46032, hereinafter called the Grantor, to FIRST INDUSTRIAL, L.P., a Delaware limited partnership, whose post office address is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, hereinafter called the Grantee.

The Grantor, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other valuable considerations, receipt which of is hereby acknowledged, hereby grants and conveys unto the Grantee without warranty, all of the Grantor’s right, title and interest, if any, in that certain land, situated in Fulton County, State of Georgia, viz:

See Exhibit A attached hereto and incorporated herein by reference.

Together with all buildings and other improvements situated thereon or attached thereto and all tenements, hereditaments, improvements, appurtenances, rights, easements, licenses, benefits and rights-of-way appurtenant thereto.

This deed is executed and delivered by the Grantor on a quitclaim basis and with no warranty of any kind or nature.

[SIGNATURE PAGE TO FOLLOW]

In witness whereof, the said Grantor has signed and sealed these presents the day and year first above written.

GRANTOR:

ADESA ATLANTA, LLC, a New Jersey limited liability company

By:
Paul J. Lips, a manager

Post Office Address:
13085 Hamilton Crossing Blvd., Suite 500
Carmel, Indiana 46032

STATE OF	)
) SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this          day of                     , 2008, by                                         , the                                          of                                 , on behalf of the                                 . (He)(She) is personally known to me.

Notary Public

Name:

My Commission Expires:

[Seal]

EXHIBIT J

FORM OF QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA ATLANTA, LLC a New Jersey limited liability company (“Seller”), hereby quitclaims unto FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of                     . 2008.

SELLER:

ADESA ATLANTA, LLC, a New Jersey limited liability company

By:
Paul J. Lips, a manager

Post Office Address:
13085 Hamilton Crossing Blvd., Suite 500
Carmel, Indiana 46032

EXHIBIT 10.22

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of October 3, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA Atlanta, LLC, a New Jersey limited liability company with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Sublease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Fairburn, Georgia, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or

2

modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full,

3

Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and

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Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million

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Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00—$449,999,999.99	1 year of then-current Base Rent
$350,000,000.00—$399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with

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Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

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(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc.
a Delaware corporation

By:	/s/ REBECCA POLAK
Name:	Rebecca Polak
Its:	EVP & Secretary

S-1

EXHIBIT 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Brian T. Clingen, certify that:

1)	I have reviewed this Quarterly Report on Form 10-Q of KAR Holdings, Inc.;

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4)	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ BRIAN T. CLINGEN
Brian T. Clingen
Chairman and Chief Executive Officer

Date: November 13, 2008

EXHIBIT 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Eric M. Loughmiller, certify that:

1)	I have reviewed this Quarterly Report on Form 10-Q of KAR Holdings, Inc.;

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4)	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

Date: November 13, 2008

EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of KAR Holdings, Inc. (the “Company”) for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian T. Clingen, as Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN T. CLINGEN
Brian T. Clingen
Chairman and Chief Executive Officer

Date: November 13, 2008

EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of KAR Holdings, Inc. (the “Company”) for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric M. Loughmiller, as Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

Date: November 13, 2008